UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material pursuant to § 240.14a-12

JOHN B. SANFILIPPO & SON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

on November 2, 2023

TO THE STOCKHOLDERS:

The Annual Meeting of stockholders of John B. Sanfilippo & Son, Inc. will be held on Thursday, November 2, 2023, at 11:30 A.M., Central Time. We have decided to hold this year’s Annual Meeting via a live audio-only webcast.

Instructions on how to participate in the Annual Meeting are posted at http://www.proxydocs.com/JBSS. Prior registration to attend the Annual Meeting at http://www.proxydocs.com/JBSS is required, which must be completed by 5:00 P.M., Eastern Time, on October 31, 2023. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions as described herein.

The Annual Meeting will be held for the following purposes:

1.
Election of directors;
2.
Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2024 fiscal year;
3.
Conduct an advisory vote to approve executive compensation;
4.
Conduct an advisory vote on the frequency of the advisory votes on executive compensation;
5.
Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan; and
6.
Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on September 5, 2023, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will be mailed to stockholders of record who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including this Proxy Statement and Annual Report, at the website address http://www.proxydocs.com/JBSS. All stockholders of record were either mailed the Internet Notice or mailed the printed proxy materials which include a proxy card. Stockholders who are beneficial owners of our stock held in street name (e.g., holding shares of our stock through a broker, bank or other holder of record) should follow the applicable instructions provided by their broker, bank or other holder of record to vote their shares. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card, Internet Notice or voting instruction card.

By Order of the Board of Directors

GINA M. LAKATOS Secretary

Elgin, Illinois

September 18, 2023

John B. Sanfilippo & Son, Inc. Proxy Summary

Proposal 1: Election of Directors

COMMON STOCK DIRECTORS

Name	Tenure	Key Skills
Pamela Forbes Lieberman	3 years
•
Manufacturing, distribution and retail experience, including in the food industry
•
Strategy, M&A and executive management, including CEO background
•
Family-controlled companies and public companies board experience, including roles as Board Chair, and Chair roles of Audit Committees and a Strategy Committee
•
Background in finance, audit and accounting

Mercedes Romero	2 years
•
Food and beverage, CPG and retail experience
•
Supply chain and procurement background
•
Sales, manufacturing and distribution oversight experience
•
Sustainability experience
•
Latino Corporate Directors Association Board Ready Institute, Certified

Ellen C. Taaffe	12 years	• Consumer packaged goods experience • Brand management, strategy and sales experience • Public company board experience • NACD Certified Board Director and Board Leadership Fellow

Recent Common Stock Director Refreshment: Ms. Forbes Lieberman was elected to the Board in 2020, Ms. Romero was elected to the Board in 2021. Both are independent directors.

Gender and Diversity: Common Stock Director nominees are all female. One Common Stock Director identifies as diverse.

CLASS A DIRECTORS

Recent Class A Director Refreshment: Ms. Lisa A. Sanfilippo and Mr. James A. Valentine joined the Board in 2021.

Gender and Diversity: Together with the Common Stock Directors, 40% of our Board is female and one of our directors identifies as a member of an underrepresented group.

•
See page 6 for further information about such nominees and director election matters.

Proposal 2: Ratification of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the 2024 fiscal year

•
See page 21 for proposal 2.

Proposal 3: Advisory vote to approve named executive officer compensation

Compensation Program Highlights

• Compensation oriented around 50th percentile of peer group	• Approximately 99% of votes supported prior Say on Pay vote
• Annual bonus program focused on return on capital/economic valued added model	• Responsible use of equity awards with 3-year cliff vesting to promote retention
• Annual bonus capped at 2x of target	• No employment agreements
• Annual bonus program has claw back features	• Significant management team ownership of stock promotes alignment with stockholders

•
See page 23 for proposal 3.

Proposal 4: Advisory vote on the frequency of the advisory votes on executive compensation

The Board of Directors has recommended an annual frequency vote for the advisory votes on executive compensation.

•
See page 24 for proposal 4.

Proposal 5: Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan.

John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan Highlights

The Board of Directors has approved, and has recommended that our stockholders approve, the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan. The John B. Sanfilippo & Son, Inc. 2014 Omnibus Plan is scheduled to expire on October 29, 2024 and without stockholder approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan, we will be unable to grant equity to our employees and directors. The John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan is attached as Annex A to this proxy statement.

•
See page 25 for proposal 5.

Corporate Governance Highlights

✓	Annual director elections
✓	Holders of Common Stock have the right to elect a specified portion of directors
✓	Audit, Governance and Compensation and Human Resources Committees are comprised entirely of independent directors
✓	Regular executive sessions of independent directors
✓	Lead Independent Director role created to promote interests of holders of Common Stock
✓	Regular focus on environmental, social and governance initiatives and diversity and inclusion matters
✓	Audit Committee oversight of anti-pledging policy
✓	Quarterly cybersecurity and information security review by Audit Committee
✓	Robust director and management succession planning
✓	High level of independent director involvement
✓	Average Common Stock Director tenure of 5.6 years

Key Governance Initiatives in Fiscal 2023 and 2024

✓	Adopted Corporate Governance Guidelines containing robust governance policies and practices, including creation of role of Lead Independent Director
✓	Elected Ms. Ellen C. Taaffe as Lead Independent Director
✓	Audit Committee, composed entirely of independent directors, continued its oversight of pledging and no new pledges were entered into during the 2023 and 2024 fiscal years
✓	Continued our enhanced shareholder outreach program and adopted new governance disclosures in response to stockholder outreach
✓	Rotated Nominating and Governance Committee Chair to support director leadership refreshment
✓	Implemented new Board and committee evaluation and director feedback process to improve Board and committee effectiveness

Annual Meeting of Stockholders	1
Proposal 1: Election of Directors	5
Nominees for Election by the Holders of Common Stock	6
Nominees for Election by the Holders of Class A Stock	9
Corporate Governance	12
Proposal 2: Ratify the Audit Committee’s Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2024 Fiscal Year	21
Audit Committee Report	22
Proposal 3: Advisory Vote to Approve Executive Compensation	23
Proposal 4: Advisory Vote on Frequency of the Advisory Votes on Executive Compensation	24
Proposal 5: Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan	25
Compensation of Directors and Executive Officers	31
Compensation of Directors	31
Compensation Discussion and Analysis	33
Compensation of Executive Officers	42
Compensation and Human Resources Committee Report	50
Pay versus Performance	51
Security Ownership of Certain Beneficial Owners and Management	54
Review of Related Party Transactions	58
Delinquent Section 16(a) Reports	59
Other Annual Meeting Matters	60

John B. Sanfilippo & Son, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

November 2, 2023

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John B. Sanfilippo & Son, Inc. (the “Board of Directors” or “Board”), a Delaware corporation, of proxies for use at the annual meeting of our stockholders to be held on Thursday, November 2, 2023, at 11:30 A.M., Central Time, and at any postponement or adjournment thereof (the “Annual Meeting”). This year’s Annual Meeting will be held via a live audio-only webcast. There is no physical location for the Annual Meeting. Stockholders will be able to join the meeting via a website where they can listen to the speakers, hear responses to any questions submitted by stockholders and answered by company management and vote their shares electronically. Instructions on how to participate in the Annual Meeting are posted at http://www.proxydocs.com/JBSS. Prior registration to attend the Annual Meeting at http://www.proxydocs.com/JBSS is required by 5:00 P.M., Eastern Time, on October 31, 2023.

All shares of our Common Stock, $.01 par value (the “Common Stock”), and our Class A Common Stock, $.01 par value (the “Class A Stock”), entitled to vote at the Annual Meeting which are represented by properly submitted proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies. Any stockholder who has submitted a proxy may revoke it by: (a) delivering a written notice of revocation to our Secretary prior to the exercise of the proxy at the Annual Meeting; (b) duly submitting a subsequent properly executed proxy (by Internet, telephone or mail) so that it is received by 5:00 P.M., Eastern Time, on November 1, 2023 or (c) attending the Annual Meeting and voting electronically. Any written notice of revocation should be received by our Secretary at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary before the closing of the polls at the Annual Meeting.

Unless the context otherwise requires, references herein to “we”, “us”, “our”, “the company” or “our company” refer to John B. Sanfilippo & Son, Inc. The mailing address of our principal executive offices is 1703 N. Randall Road, Elgin, Illinois 60123-7820.

A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will be mailed to stockholders of record who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including this Proxy Statement and our annual report to stockholders for the 2023 fiscal year, at the Internet website address http://www.proxydocs.com/JBSS. All stockholders of record holding shares of Common Stock at the close of business on our record date of September 5, 2023 were either mailed the Internet Notice or mailed the printed proxy materials which include a proxy card. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice.

Stockholders who are beneficial owners of our Common Stock held in street name (e.g. holding shares of our Common Stock through a broker, bank or other holder of record) should follow the applicable instructions provided by their broker, bank or other holder of record to vote their shares.

This Proxy Statement was filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on September 12, 2023, and we expect to first send the Internet Notice to stockholders on or around September 18, 2023.

Record Date and Shares Outstanding

We had outstanding on September 5, 2023, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 8,973,031 shares of Common Stock (excluding 117,900 treasury shares, which are neither outstanding nor entitled to vote) and 2,597,426 shares of Class A Stock. The Common Stock is traded on the Nasdaq Global Select Market under the ticker “JBSS”. There is no established public trading market for the Class A Stock. A list of the holders of record will be available for inspection by any stockholder for 10 days preceding the meeting at 1703 N. Randall Road, Elgin, Illinois 60123.

Voting and Quorum

Pursuant to our Restated Certificate of Incorporation (“Restated Certificate”), so long as the total number of shares of Class A Stock outstanding is greater than or equal to 12 1/2 % of the total number of shares of Class A Stock and Common Stock outstanding, the holders of Common Stock voting as a class are entitled to elect such number (rounded to the next highest number in the case of a fraction) of directors as equals 25% of the total number of directors constituting the full Board of Directors (the “Common Stock Directors”). The holders of Class A Stock voting as a class are entitled to elect the remaining directors. With respect to all matters other than the election of directors or any matters for which class voting is required by law, the holders of Common Stock and the holders of Class A Stock will vote together as a single class, and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock will be entitled to 10 votes per share of Class A Stock.

Our Restated Certificate does not entitle holders of Common Stock to cumulative voting. However, solely with respect to the election of directors, the Restated Certificate entitles, but does not require, each holder of Class A Stock, in person or by proxy, to either (a) vote the number of shares of Class A Stock owned by such holder for as many persons as there are directors to be elected by holders of Class A Stock (“Class A Directors”), or (b) cumulate said votes (by multiplying the number of shares of Class A Stock owned by such holder by the number of candidates for election as a Class A Director) and either (i) give one candidate all of the cumulated votes, or (ii) distribute the cumulated votes among such candidates as the holder sees fit.

The holders of our company’s capital stock representing a majority in voting power of the votes entitled to be cast by stockholders entitled to vote at the Annual Meeting, present virtually or represented by proxy, shall constitute a quorum for such meeting in order to transact any business. Where a separate vote by a class is required, a majority of the outstanding shares of such class, present virtually or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Proposals to be Voted Upon and the Board of Directors’ Recommendations

Five proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein:

•
Election of directors (Proposal 1);
•
Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2024 fiscal year (Proposal 2);
•
Advisory vote to approve executive compensation (Proposal 3);
•
Advisory vote on the frequency of the advisory votes on executive compensation (Proposal 4); and
•
Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan (Proposal 5).

The vote required and related matters for each of these proposals is as follows:

Proposal 1: Election of Directors

At the Annual Meeting, the holders of Common Stock voting as a class will be entitled to elect three of the ten directors. The holders of Class A Stock voting as a class will be entitled to elect the remaining seven directors. Directors elected by holders of both Common Stock and Class A Stock are elected by a plurality of the votes cast for each such class.

The Board of Directors recommends a FOR vote for Pamela Forbes Lieberman, Mercedes Romero and Ellen C. Taaffe. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR the election of all director nominees to be elected by holders of Common Stock.

If any Common Stock nominee is unable to act as director because of an unexpected occurrence, the proxy holders for shares of Common Stock may vote the proxies for another person as selected by the Nominating and Governance Committee (“Governance Committee”) or the Board of Directors may reduce the number of directors to be elected, subject to the Restated Certificate and our bylaws (the "Bylaws").

Proposal 2: Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2024 Fiscal Year

Approval of the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the company’s Independent Registered Public Accounting Firm for the 2024 fiscal year requires the affirmative vote of the holders of shares representing a majority of the votes present or represented by proxy and entitled to vote by the holders of Common Stock and Class A Stock, voting together as one class.

The Board of Directors recommends a FOR vote for the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2024 fiscal year. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 2.

Proposal 3: Advisory Vote to Approve Executive Compensation

Pursuant to SEC rules, we are providing our stockholders with an advisory, nonbinding vote to approve the compensation paid to our named executive officers, as described in the Compensation Discussion and Analysis and Summary Compensation Table of this Proxy Statement. Because this vote is nonbinding, there is no vote required to formally approve Proposal 3. The holders of Common Stock and Class A Stock will vote together as one class on Proposal 3.

The Board of Directors recommends a FOR vote for the advisory vote to approve executive compensation. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 3.

Proposal 4: Advisory Vote on the Frequency of the Advisory Votes on Executive Compensation

We are also providing our stockholders with an advisory, nonbinding vote on how frequently the advisory vote on executive compensation should be presented to stockholders, as required by SEC rules. You may vote your shares to have the advisory vote held every one year (i.e. annually), two years, or three years, or you may abstain. Because this vote is nonbinding, there is no vote required to formally approve Proposal 4. The holders of Common Stock and Class A Stock will vote together as one class on Proposal 4.

The Board of Directors recommends an annual (ONE YEAR) frequency for the advisory votes on executive compensation. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted annually (ONE YEAR) on Proposal 4.

Proposal 5: Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan.

Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan requires the affirmative vote of the holders of shares representing a majority of the votes presented or represented by proxy and entitled to vote by the holders of Common Stock and Class A Stock, voting together as one class.

The Board of Directors recommends a FOR vote for the approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 5.

Effect of Abstentions

While the Board of Directors recommends that our stockholders vote in accordance with the recommendations set forth above, we also recognize that “abstain” votes are an option for Proposals 2, 3, 4, and 5. Please note, however, that any shares voting “abstain” are treated as shares present or represented and voting. Therefore, an “abstain” vote for Proposal 2, 3, or 5, has the same effect as a vote “against” each respective proposal and has no effect on Proposal 4. For purposes of determining whether a quorum exists, abstentions will be counted as present.

Effect of Broker Non-Votes

Under applicable stock exchange rules, brokers and banks have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine”, such as the vote to ratify the appointment of the Independent Registered Public Accounting Firm (Proposal 2). On “non-routine” matters, such as the election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 3), the frequency of the advisory votes on executive compensation (Proposal 4), and the approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan (Proposal 5), these brokers and banks do not have discretion to vote uninstructed shares and thus are not entitled to vote on such proposals, resulting in a “broker non-vote” for those shares. Broker non-votes will not be counted for determining whether stockholders have approved a specific proposal; however, they will be counted as present for purposes of determining whether a quorum exists. We encourage all stockholders that hold shares through a broker or bank to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

Other Proposals

If other matters are properly presented for a vote at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their discretion. We have not received notice of any other matters that may be properly presented for a vote at the Annual Meeting other than the election of Class A Directors by the holders of Class A Stock.

PROPOSAL 1: ELECTION OF DIRECTORS

Ten directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until his or her death, resignation or removal. Three directors are to be elected by the holders of Common Stock voting as a class and the remaining seven directors are to be elected by the holders of Class A Stock voting as a class. While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable or shall fail to serve as a director, the holders of proxies for our Common Stock shall vote such proxies for such other person or persons as shall be determined by the Governance Committee or, so long as such action does not conflict with the provisions of our Restated Certificate relating to the proportion of directors to be elected by the holders of Common Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

The Board of Directors recommends that the holders of Common Stock vote “FOR” Pamela Forbes Lieberman, Mercedes Romero and Ellen C. Taaffe.

We believe that each nominee listed below under the “Nominees For Election By the Holders of Common Stock” has the qualifications, skills and experience that are consistent with our requirements for the selection of directors. Below in each nominee’s individual biography we identify and describe the background of each such nominee and other information regarding the qualifications, skills and experience of such nominee. The fact that we do not list a particular qualification, skill or experience for a nominee does not mean that the nominee does not possess that particular qualification, skill or experience.

NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK

The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Common Stock, as reported to us, is set forth below.

Pamela Forbes Lieberman, Director, age 69 – Ms. Forbes Lieberman has served as a director of Standard Motor Products, Inc. since August 2007 where she serves on the Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Strategic Planning Committee and chairs the Audit Committee. Ms. Forbes Lieberman served, until late 2017, as a director of VWR Corporation and as a director, Board Chair, and Audit Committee Chair of A. M. Castle & Co. In 2006, Ms. Forbes Lieberman served as the interim Chief Operating Officer of Entertainment Resource, Inc. Prior to such time, Ms. Forbes Lieberman served as President and Chief Executive Officer and member of the Board of Directors of TruServ Corporation (now known as True Value Company) and prior to that as TruServ’s Chief Operating Officer and Chief Financial Officer. Prior to joining TruServ, Ms. Forbes Lieberman held Chief Financial Officer positions at ShopTalk Inc., The Martin-Brower Company, LLC, and Fel-Pro, Inc. and served as an automotive industry consultant. Ms. Forbes Lieberman, a Certified Public Accountant, began her career at Price Waterhouse (now known as PricewaterhouseCoopers LLP). Ms. Forbes Lieberman holds an MBA from Kellogg School of Management, Northwestern University, and a BS in Accountancy from the University of Illinois.

Ms. Forbes Lieberman joined our Board of Directors in October 2020 and is a member of our Compensation and Human Resources Committee, is the Chairperson of our Audit Committee, and most recently, became the Chairperson of our Governance Committee.

Key Qualifications and Experience; Rationale for Nomination and Election

•
Accounting and Financial Experience. Ms. Forbes Lieberman has extensive accounting and financial experience, including through her roles as Chief Financial Officer at each of ShopTalk Inc., The Martin-Brower Company, LLC and Fel-Pro, Inc. In addition, Ms. Forbes Lieberman is a Certified Public Accountant and began her career at PricewaterhouseCoopers LLP.
•
Senior Leadership Experience. Ms. Forbes Lieberman has valuable senior leadership experience in the areas of strategy, operations, finance, M&A, information technology, organization culture, crisis management and change management through her roles (among other things) as Chief Financial Officer at Fel-Pro with strategy, M&A and information technology oversight responsibilities, interim Chief Operating Officer of Entertainment Resource, Inc., and President and Chief Executive Officer of True Value Company.
•
Governance and Public Company Experience. Ms. Forbes Lieberman has extensive experience as a director of both private and public companies, including on the Board of Directors of Standard Motor Products, Inc., A.M. Castle & Co., VWR Corporation and True Value Company. Ms. Forbes Lieberman also serves on the National Association of Corporate Directors, Chicago Chapter Board of Directors.
•
Strategic and M&A Experience. Ms. Forbes Lieberman has leadership experience with growth and turnaround of global manufacturing, distribution and retail companies, including through her CFO role at Fel-Pro and her CEO role at True Value Company.
•
Risk Management/Oversight Experience. Ms. Forbes Lieberman has risk management and oversight experience through her management roles and directorships at a number of public and private companies, including at family-controlled companies. She also has risk management and oversight experience, including cybersecurity oversight, through directorships at public and private companies and attendance and participation in cybersecurity focused governance education programs.

Mercedes Romero, Director, age 56 – Ms. Romero successfully leads and has led the global operations, supply chain and procurement functions at large organizations across multiple industries, including retail, consumer goods, spirits, pharmaceuticals, transportation and food/beverage. Ms. Romero has broad experience in supply chain and procurement transformations, developing and executing business strategy, and implementing transformational programs in complex and diverse environments across the U.S., Canada, Latin America, Europe, Australia and China. Today, she serves as Chief Procurement Officer at Primo Water Corporation, a $2.2 billion water solutions company, where she leads the Strategic Procurement function, reporting to the CEO and working closely with the Board of Directors. She has previously led global procurement organizations with multibillion spends and highly complex supply chains.

Ms. Romero joined our Board of Directors in October 2021 and is a member of our Compensation and Human Resources Committee, our Governance Committee and our Audit Committee.

Key Qualifications and Experience; Rationale for Nomination and Election

•
Senior Leadership Experience. Ms. Romero has deep experience with global operations, supply chains, and procurement through executive roles in the retail, consumer goods, spirits, food and beverage and pharmaceuticals industries, including her service as independent director since October 2022 at Marinemax, Inc. (NYSE: HZO), the world's largest recreational boat and yacht retailer. Ms. Romero has held roles of increased global responsibility including Vice President of Sourcing & Supply Management at Ryder System, Inc., Vice President of Procurement, Americas at Campari Group, Vice President of Global Procurement at Diageo, Vice President of Global Procurement at Starbucks and currently at Primo Water Corporation, where she serves as Chief Procurement Officer leading Primo Water's strategic sourcing global transformation.
•
Supply and Procurement Experience. Ms. Romero has in-depth experience with global supply chains and procurement transformations, developing and executing global business strategies, and developing and implementing transformational programs in complex and diverse environments across the U.S., Canada, Latin America, Europe, Australia and China.
•
Risk Management/Oversight Experience. Ms. Romero has valuable experience in enterprise risk management, leading and managing supply failure risk, commodity fluctuation risk, and environmental risks while guaranteeing product availability at optimal costs.
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Strategic Transformations/Change Management Experience. Ms. Romero has held a variety of global roles leading strategy, network transformations, and change management. She is recognized as a change agent since early in her career from Procter and Gamble, Starbucks, Diageo, Campari, as well as Ryder System. Ms. Romero is recognized for her impact in strategy and network optimization across global manufacturing sites.
•
ESG Experience. Ms. Romero has developed expertise in the areas of ESG globally through her management roles leading sustainability, supplier diversity, supplier failure risk management and DEI initiatives at Clorox, Starbucks, Diageo, Primo Water Corporation and the Institute for Supply Management.
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Public Company, Governance and Cybersecurity. Ms. Romero has governance and cybersecurity experience through her roles as a Primo Water officer, her role as an independent director at Marinemax, Inc., her NACD training in best practices in governance and cybersecurity oversight, her certifications from the Latino Corporate Directors Association (Board Ready and Board Ready Next Institute) and Stanford Directors’ College certification.

Ellen C. Taaffe, Director, age 61 – Ms. Taaffe is a senior brand management and strategy executive who has held leadership roles across several industries. She is currently a clinical professor of Management and Organizations and the Director of the Women’s Leadership Program at Northwestern University’s Kellogg School of Management, where she has served since September 2016. She has also been consulting and coaching since 2015. Previously, she was President of Smith-Dahmer Associates LLC, a research and brand strategy consulting firm, where she served from 2010 to 2015. Prior to that, Ms. Taaffe was Vice President of Brand Marketing and a Corporate Officer of the Whirlpool Corporation from 2007 to 2009. Prior to the Whirlpool Corporation, Ms. Taaffe served as Senior Vice President of Marketing and Corporate Officer of Royal Caribbean Cruises Ltd. from 2005 to 2007. Previously, Ms. Taaffe served as Vice President of Health and Wellness Strategy and Programming at PepsiCo from 2003 to 2005. She was Vice President of Marketing for Frito-Lay’s Convenience Foods Division of PepsiCo, following PepsiCo’s acquisition of the Quaker Oats Company in 2001, where she served as Vice President of Marketing for Snacks and Side Dishes. At Quaker, Ms. Taaffe held numerous positions in Brand Management and Sales Management from 1984 to 2001.

In 2015, Ms. Taaffe was appointed to serve on the Board of Directors of the Hooker Furniture Corporation, where she serves on their Compensation and Human Resources Committee, Audit Committee and Nominating and Corporate Governance Committee, which she chairs. In 2018, Ms. Taaffe joined the Board of Directors of AARP Services Inc., where she serves on their Compensation and Talent Management Committee and Nominating and Governance Committee, which she chairs, and is Vice Chair of the Board. Ms. Taaffe joined our Board of Directors in January 2011 and is a member of our Audit Committee, a member of our Governance Committee, the Chairperson of our Compensation and Human Resources Committee, and most recently, the Lead Independent Director of the Board. She was named a Board Leadership Fellow by the National Association of Corporate Directors (“NACD”) in 2016 and was recognized as NACD Directorship Certified in 2022.

Key Qualifications and Experience; Rationale for Nomination and Election

•
Senior Leadership Experience. Ms. Taaffe has extensive experience in senior brand management and strategy through her leadership and executive roles across several industries, including consumer packaged goods, travel & hospitality, and home durables. She has held top brand roles at PepsiCo, Quaker Oats Company, Royal Caribbean Cruises and Whirlpool Corporation.

•
Relevant Industry Experience. Ms. Taaffe has acquired valuable experience in the consumer food and beverage industry including through her roles as Vice President of Marketing for Frito-Lay’s Convenience Foods Division of PepsiCo and Vice President of Marketing for Snacks and Side Dishes at Quaker Oats Company. She also served as Vice President of Health and Wellness Strategy and Programming at PepsiCo.
•
Governance and Public Company Experience. Ms. Taaffe is a NACD Certified Board Director and an NACD Board Leadership Fellow. She serves on the Board of Directors of AARP Services, Inc. and Hooker Furniture Corporation. Ms. Taaffe's governance experience is also based on her role as nominating and governance chair at other public companies.
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Marketing and Product Development Experience. Ms. Taaffe has held a variety of roles in sales, sales management, marketing and product development, including service in senior marketing roles at Royal Caribbean Cruises Ltd. She has extensive experience in brand and portfolio management, P&L responsibility, marketing communications, new product development and cross-channel trade marketing with multiple leading companies.
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ESG Experience. Ms. Taaffe has ESG related expertise through her roles as a clinical professor of leadership and Director of Women’s Leadership Programming in the Management and Organizations Department at Northwestern University’s Kellogg School of Management. She is a regular speaker, writer, panelist and coach in the areas of leadership, management style and organizational culture and change. She was a participant in the inaugural 2021 NACD ESG Continuous Learning Cohort.

NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK

The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Class A Stock, as reported to us, is set forth below.

Jasper B. Sanfilippo, Jr., Chief Operating Officer, President, Assistant Secretary and Director, age 55 – Mr. Sanfilippo has been employed by us since 1991. In November 2006, Mr. Sanfilippo was named our Chief Operating Officer and President, and, in May 2007, Mr. Sanfilippo was named our Treasurer and held that position until January 2009. Mr. Sanfilippo was appointed as a member of the Board of Directors in December 2003. Mr. Sanfilippo served as Executive Vice President Operations from 2001 to November 2006, retaining his position as Assistant Secretary, which he assumed in December 1995. Mr. Sanfilippo served as our Senior Vice President Operations in August 1999 and served as Vice President Operations between December 1995 and August 1999. Prior to that, Mr. Sanfilippo was the General Manager of our Gustine, California facility beginning in October 1995, and from June 1992 to October 1995 he served as Assistant Treasurer and worked in our Financial Relations department. Mr. Sanfilippo’s responsibilities include overseeing Plant Operations, as well as Commodity Procurement and Research and Development functions. Mr. Sanfilippo has previously served on the Board of Directors of the National Pecan Shellers Association, an industry association of which our company is a member. Mr. Sanfilippo is the brother of Jeffrey T. Sanfilippo, an executive officer and director of our company, the brother of James J. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo, all directors of our company, the cousin of Michael J. Valentine and James A. Valentine, both directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Senior Leadership Experience. Mr. Sanfilippo has significant senior leadership experience as our Chief Operating Officer.
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Innovation and Production Experience. Mr. Sanfilippo has an extensive background in food production, manufacture and packaging innovation and improving and streamlining our operations.
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Risk Management/Oversight Experience. Mr. Sanfilippo has valuable experience in managing production risk and managing our capital expenditures to benefit the company’s Long-Range Plan.

Jeffrey T. Sanfilippo, Chief Executive Officer and Chairman of the Board of Directors, age 60 – Mr. Sanfilippo has been employed by us since 1991, and on November 6, 2006, Mr. Sanfilippo was named our Chief Executive Officer. Mr. Sanfilippo became a director of our company in August 1999 and was elected as our Chairman of the Board of Directors on October 30, 2008. Mr. Sanfilippo served as our Executive Vice President Sales and Marketing from January 2001 to November 2006. He served as Senior Vice President Sales and Marketing from August 1999 to January 2001 and as Vice President Sales and Marketing from October 1995 to August 1999. Prior to that, Mr. Sanfilippo served as Vice President West Coast Operations and Sales from October 1993 to September 1995 and as General Manager West Coast Operations from September 1991 to September 1993. Mr. Sanfilippo is responsible for overseeing our Sales, Marketing, Food Safety and Human Resource departments. Mr. Sanfilippo is the brother of Jasper B. Sanfilippo, Jr., an executive officer and director of our company, the brother of James J. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo, all directors of our company, and the cousin of Michael J. Valentine and James A. Valentine, both directors of our company. Mr. Sanfilippo earned his Masters of Business Administration and is an active member of the Chicago chapter of the Young Presidents’ Organization.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Senior Leadership Experience. Mr. Sanfilippo has significant senior leadership experience as our Chief Executive Officer.
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Deep Industry Experience. Mr. Sanfilippo’s tenure at the company provides him with a significant knowledge of the nut and snack industry and an appreciation for our culture and values.
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Strategic Experience. Mr. Sanfilippo has led the development of our Long-Range Plan and has experience in positioning the company for continued growth and innovation.

James J. Sanfilippo, Director, age 61 – Mr. Sanfilippo is the Chief Executive Officer of TruStar Holdings, LLC, and VIST Labs, LLC, developers and suppliers of advanced packing systems. Through August 2020, Mr. Sanfilippo served as President of the Sonoco Elk Grove, Inc. Division of Sonoco Products Company (“Sonoco”), a publicly traded, diversified global manufacturer of packaging materials. Prior to Sonoco, he served in the role of President and Chief Executive Officer of Clear Lam Packaging, Inc. (“Clear Lam”) from 1999 to July 2017, when Clear Lam was sold to Sonoco. Mr. Sanfilippo became a director of our company in October 2013. Before Clear Lam, Mr. Sanfilippo served as the founder of MAP Systems LLC, a thermoforming packaging business. From 1995 to 1999, Mr. Sanfilippo served as a Vice President and Treasurer of our company where he was responsible for our Illinois operations and contract manufacturing. From 1992 to 1994, Mr. Sanfilippo served as Director of Contract Manufacturing for our company and from 1985 to 1991 served as a Product Manager for our company. Mr. Sanfilippo is the brother of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr., both executive officers and directors of our company, the brother of John E. Sanfilippo and Lisa A. Sanfilippo, both directors of our company, and the cousin of Michael J. Valentine and James A. Valentine, both directors of our company. Mr. Sanfilippo has been responsible for a number of patents in the packaging industry.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Innovation and Production Experience. Mr. Sanfilippo has an extensive background in packaging and product innovation through history at the company and multiple packaging companies.
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Senior Leadership Experience. Mr. Sanfilippo has significant senior leadership experience as CEO of TruStar Holdings, LLC and VIST Labs, LLC and former President and CEO of Clear Lam.
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Deep Industry Experience. Mr. Sanfilippo’s tenure at the company provides him with a significant knowledge of the nut and snack industry and an appreciation for our culture and values.

John E. Sanfilippo, Director, age 64 – Mr. Sanfilippo is the President of Engineering at TruStar Holdings, LLC, a developer and supplier of advanced packaging systems. He became a director of our company in October 2020. Mr. Sanfilippo is also a Manager of Sanfilippo Tech, LLC, Sanfilippo Equity Partners, LLC, and VIST Labs, LLC. Through August 2020, Mr. Sanfilippo served as Vice President of Engineering of the Sonoco Elk Grove, Inc. Division of Sonoco Products Company (“Sonoco”), a publicly traded, diversified global manufacturer of packaging materials. Prior to Sonoco, Mr. Sanfilippo served as Group President of Corporate Engineering at Clear Lam Packaging, Inc. (“Clear Lam”) from 2005 to July 2017, when Clear Lam was sold to Sonoco. Before Clear Lam, Mr. Sanfilippo served as an executive with MAP Systems and Jescorp, both packaging companies. From 1975 to 1999, Mr. Sanfilippo served in varying engineering roles and manager of engineering projects for our company, including as a plant engineer. Mr. Sanfilippo is the brother of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr., both executive officers and directors of our company, the brother of James J. Sanfilippo and Lisa A. Sanfilippo, both directors of our company, and the cousin of Michael J. Valentine and James A. Valentine, both directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Supply and Procurement Experience. Mr. Sanfilippo’s experience in the packaging industry has allowed him to provide oversight on a variety of supply and logistics risks.
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Innovation and Production Experience. Mr. Sanfilippo has an extensive background in engineering and packaging innovation and bringing new products to market in a variety of industries, including the food industry.
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Risk Management/Oversight Experience. Mr. Sanfilippo has valuable experience in overseeing product risk and managing product issues through the procurement and packaging of various food products.

Lisa A. Sanfilippo, Director, age 59 – Ms. Sanfilippo is a former Co-Director of The Global Society for Female Entrepreneurs in Beverly Hills, California and former founder and Co-Owner of Acceptance Recovery Center in Scottsdale, Arizona. She became a director for our company in April 2021. Previously, Ms. Sanfilippo served as Director of Business Development & Innovation Trends at the company from 2011 to 2017. Before that, Ms. Sanfilippo served in several other roles at the company, including Senior Business Manager in charge of Alternative Channels from 2009 to 2011, Director of Customer Service from 2007 to 2009, and Senior Business Manager for Industrial Sales from 1991 to 2007. Ms. Sanfilippo is the sister of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr., both executive officers and directors of our company, the sister of James J. Sanfilippo and John E. Sanfilippo, both directors of our company, and the cousin of Michael J. Valentine and James A. Valentine, both directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Marketing and Product Development Experience. Ms. Sanfilippo has significant experience in developing products and overseeing innovation trends in the snack industry.
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Deep Industry Experience. Ms. Sanfilippo’s long tenure at the company provides her with a deep knowledge of the nut and snack industry and an appreciation for our culture and values.
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Strategic Experience. Ms. Sanfilippo has experience in expanding into alternative channels and formulating strategic initiatives to support our Long-Range Plan through her experience at The Global Society for Female Entrepreneurs and at the company.

James A. Valentine, Senior Technical Advisor, Director, age 59 — Mr. Valentine has been employed by the company since 1986 and (most recently) in August 2021 was named the company’s Senior Technical Advisor. He became a director of our company in October 2021. He served as the company’s Senior Technical Officer from January 2018 until August 2021 and Chief Information Officer from November 2006 to January 2018. He served as the company’s Executive Vice President, Information Technology, from August 2001 to November 2006. Mr. Valentine served as Senior Vice President, Information Technology, from January 2000 to August 2001, and as Vice President of Management Information Systems from January 1995 to January 2000. Mr. Valentine is responsible for providing guidance to management regarding the strategic direction of the company’s information technology functions that support our corporate strategy. Mr. Valentine is the brother of Michael J. Valentine, a director of our company, and the cousin of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company, and a cousin of James J. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo, all directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Cybersecurity and IT Experience. Mr. Valentine has extensive cybersecurity and IT experience through his role as former Chief Information Officer of the company and his knowledge of developing cybersecurity and IT trends.
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Deep Industry Experience. Mr. Valentine has a wealth of experience through working at the company over multiple decades.
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Senior Leadership Experience. Mr. Valentine has significant senior leadership experience as our former Chief Information Officer.

Michael J. Valentine, Director, age 64 – Mr. Valentine was employed by us from 1987 until he retired on January 23, 2023. Mr. Valentine served as Chief Financial Officer from January 2001 to August 2021 and has served as Group President from November 2006 to January 2023. In January 2001 Mr. Valentine was named Executive Vice President Finance, Chief Financial Officer and Secretary. He served as Secretary until August 2022. Mr. Valentine was elected as a director of our company in April 1997. Mr. Valentine served as our Senior Vice President and Secretary from August 1999 to January 2001. He served as Vice President and Secretary from December 1995 to August 1999. He served as our Assistant Secretary and General Manager of External Operations from June 1987 and 1990, respectively, to December 1995. Mr. Valentine’s responsibilities also include peanut, almond, imported nut, packaging and other ingredient procurement and our contract packaging business. Since 1999 and 2009 Mr. Valentine has served on the Board of Directors of the Peanut and Tree Nut Processors Association and the Board of Directors of the American Peanut Council, respectively, both of which are nut industry associations of which our company is a member. Mr. Valentine is the brother of James A. Valentine, a director of our company, the cousin of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company and the cousin of James J. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo, all directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Accounting and Financial Experience. Mr. Valentine has extensive financial and accounting experience through his role as former Chief Financial Officer of the company.
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Deep Industry Experience. Mr. Valentine has a wealth of experience through working at the company over multiple decades and in the nut industry from his service on the board of directors of two industry associations related to our core business.
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Senior Leadership Experience. Mr. Valentine has significant senior leadership experience as our former Chief Financial Officer and former Group President.

CORPORATE GOVERNANCE

Fiscal Year 2023 and 2024 Governance Changes

The Board of Directors and its committees (driven by Ms. Forbes Lieberman, Ms. Taaffe and Ms. Romero) have recently implemented a significant number of governance changes, which are designed to improve (among other things) the oversight of the company and communications with our stockholders, including the changes identified below. The changes implemented during fiscal year 2023 and into fiscal year 2024 were a continuation of the governance changes adopted by the Board of Directors and its committees during the fiscal year 2022 and illustrate our commitment to both good governance and improvement on existing high governance standards.

✓	Elected Ms. Ellen C. Taaffe as Lead Independent Director.

✓	Audit Committee, composed entirely of independent directors, continued its oversight of pledging and no new pledges were entered into during the 2023 and 2024 fiscal years.

✓	Continued our enhanced stockholder outreach program and adopted new governance disclosures in response to stockholder outreach.

✓	Rotated Governance Committee Chair to support director leadership refreshment.

✓	Implemented new Board and committee evaluation and director feedback process to improve Board and committee effectiveness.

Controlled Company Status and Independence of the Board of Directors

We are a family-controlled company with independent directors performing key oversight roles. As set forth below under “Beneficial ownership,” the Sanfilippo Group owns shares entitled to cast 50.7% of the votes on matters submitted to stockholders generally (other than the election of directors which are elected as described above) and Michael J. Valentine is the only member of the Valentine Group and owns shares (individually and as trustee of certain trusts) entitled to cast 23.9% of the votes on matters submitted to stockholders generally (other than the election of directors which are elected as described above).

On account of (a) the Sanfilippo Group and Valentine Group share ownership and (b) the oral understanding between the members of the Sanfilippo Group and the Valentine Group not to cumulate their votes for the election of Class A Directors and to vote in a reciprocal manner for each other’s nominees, under Nasdaq Listing Rule 5615(c)(1), we qualify as a “controlled company.” Pursuant to the Nasdaq Listing Rules, we are not required to have

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a majority of independent directors on our Board of Directors,
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a nominations committee comprised solely of independent directors or
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a compensation committee comprised solely of independent directors.

Notwithstanding these requirements, the Sanfilippo Group and Valentine Group believe strongly in good corporate governance and related practices and procedures. As a result, the Board of Directors has determined that the best interests of our company and its stockholders are served by independent oversight of our audit, nominating and compensation functions, and that our key committees should be comprised only of independent directors.

Board of Directors—Leadership Structure and Chairman/CEO Roles and Lead Independent Director

The Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board of Directors (“Chairman”) and the Chief Executive Officer in any way that is in the best interests of our company and stockholders. The Board of Directors believes that the decision as to who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, should be assessed periodically by the Board of Directors, and that the Board of Directors should not be constrained by a rigid policy mandating that such positions be separate. The Board of Directors has determined that, in light of (among other things) the current size of our company and its family-controlled status, the most efficient leadership structure is to combine the roles of Chairman and Chief Executive Officer and have Jeffrey T. Sanfilippo serve as such. Combining the roles of Chairman and Chief Executive Officer helps the Board of Directors make efficient decisions, allows our company to tap fully Mr. Sanfilippo’s extensive knowledge of our industry and company and enables him to exercise effectively his proven leadership skills.

Furthermore, we believe that the combined office of the Chairman and the Chief Executive Officer puts an individual in the best position to focus the attention of the Board on the issues of greatest importance to the company and its stockholders, including issues related to strategy (including implementation of a comprehensive long-range plan (our “Long-Range Plan”)) and risk management.

We have adopted Governance Guidelines that provide for the position of a Lead Independent Director. In particular, if the Board elects a Chairperson who is not independent under the rules of the principal stock exchange on which our Common Stock is listed for trading, the position of Lead Independent Director will be established. The Lead Independent Director will be independent under the rules of the principal stock exchange on which our Common Stock is listed for trading and elected by a vote of the directors of the Board who have been elected by holders of our Common Stock. As a guideline, the Lead Independent Director is anticipated to serve in that capacity for a two-year term, which term can be extended or reduced (or an individual serving in such capacity removed) based on the vote of such Common Stock elected directors of the Board. The Lead Independent Director (i) has the authority to call meetings of such independent directors of the Board and chairs all such meetings (other than with respect to any meeting or executive session held by any committee of the Board), (ii) serves as the primary liaison between the Chairman and such independent directors regarding matters specific to the operation, functions and duties of the Board, (iii) coordinates and communicates with the Chairman in respect of the development of agendas for meetings of the Board and (iv) is available for consultations and communications with major stockholders and other third parties, as requested by management or otherwise appropriate.

In fiscal 2023, the Common Stock Directors elected Ms. Taaffe as Lead Independent Director for a two-year term.

In furtherance of good governance practices, we emphasize that the Audit, Governance and Compensation and Human Resources Committees are comprised exclusively of independent Common Stock Directors and each committee chairperson performs certain and significant lead director-type functions. Such independent directors, through their committee meetings, hold regular executive sessions without the attendance of management at which discussions are facilitated by the chairperson of the respective committee regarding its work and responsibilities.

Board of Directors - Evaluation and Assessment

Our Board of Directors routinely evaluates and assesses individual directors to ensure that the composition of our Board of Directors remains a strategic fit in assisting the company achieve its Long-Range Plan. The Governance Committee evaluates relations between the Board of Directors and management and the functions of each committee and Board of Directors more generally. Additionally, the Board utilized a skills matrix to assess the background, skill set, and experiences of each director. Our Board of Directors is highly skilled and diversified and offers unique perspectives from their varying experiences, as is reflected in the engaging conversations during each and every Board of Directors and committee meeting.

	Common Stock Directors			Class A Directors
Experience / Qualifications	Pamela Forbes Lieberman	Mercedes Romero	Ellen C. Taaffe	James J. Sanfilippo	Jasper B. Sanfilippo Jr.	Jeffrey T. Sanfilippo	John E. Sanfilippo	Lisa A. Sanfilippo	James A. Valentine	Michael J. Valentine
Industry (Consumer Packaged Goods) Experience	X	X	X	X	X	X	X	X	X	X
Executive (C-Suite) and other Leadership and Strategy Experience	X	X	X	X	X	X	X	X	X	X
Operations, Manufacturing and Supply Chain Experience	X	X		X	X	X	X			X
Sales and Marketing Experience			X			X		X

	Common Stock Directors			Class A Directors
Experience / Qualifications	Pamela Forbes Lieberman	Mercedes Romero	Ellen C. Taaffe	James J. Sanfilippo	Jasper B. Sanfilippo Jr.	Jeffrey T. Sanfilippo	John E. Sanfilippo	Lisa A. Sanfilippo	James A. Valentine	Michael J. Valentine
Financial, Audit and/or Accounting Experience	X									X
IT and Cybersecurity Oversight Experience	X	X							X
Innovation and New Product Development Experience	X	X	X	X	X	X	X	X
Public Company Experience, Governance Experience	X	X	X			X				X
Risk Management Experience	X	X	X	X	X	X	X		X	X
DEI, Sustainability and Environmental Related Experience	X	X	X			X		X
M&A Experience, including Integration	X		X	X	X	X			X	X

Board of Directors—Director Succession Planning

The Governance Committee has discussions, from time to time, regarding director tenure, director succession planning and the overall skills possessed by each member of the Board of Directors to help ensure that the Board of Directors possesses the necessary perspectives to oversee management and effectively monitor our operations. The Governance Committee has reviewed director tenure and refreshment best practices in light of the composition of the Board of Directors and considered strategies to maintain a qualified, diverse and experienced Board of Directors. In selecting a nominee for the Board, the Governance Committee may receive suggestions from its extensive network, including, but not limited to, the current and former executive officers and directors of the Company. Additionally, from time to time, the Governance Committee may engage a third party (for a fee) to assist in identifying and selecting potential director candidates.

Board of Directors—Role in Risk Oversight—Structure and Programs

Throughout the year, risk management is an integral part of the deliberations of the Board of Directors and its committees. Importantly, the Board of Directors reviews and periodically receives updates on and helps formulate our Long-Range Plan, taking into account, among other considerations, our risk profile and potential exposures. In addition, the Board of Directors receives regular reports from management regarding specific risks that the Board of Directors or management has identified as important for Board review and input, including (but not limited to) cybersecurity or information security risks, environmental, social and governance (“ESG”) risks and food safety risks. The Board risk oversight function is also implemented through Board committees. Although the Board of Directors, as a whole, has the ultimate responsibility for risk oversight, its committees also help oversee our risk profile and exposures relating to matters within the scope of their authority, and each committee reports to the Board of Directors about their deliberations and findings.

Specifically, the Compensation and Human Resources Committee reviews risks associated with our compensation programs, to ensure that incentive compensation programs do not encourage inappropriate risk-taking by management or employees. The Compensation and Human Resources Committee determined in fiscal 2023 that our compensation programs do not encourage inappropriate risk-taking, and our compensation programs would be unlikely to have a material adverse effect upon the company. In addition to reviewing compensation program risks, our Compensation and Human Resources Committee reviews risks related to our talent and human capital and other employee programs. The Governance Committee considers risks related to our corporate governance, including certain ESG initiatives and considerations. The Audit Committee considers risks relating to our accounting and finance functions, internal controls, related party transactions, cybersecurity and information security, pledging of Class A Stock by stockholders, and disclosure and financial reporting.

With respect to cybersecurity risks, the Board has increased its oversight of cybersecurity matters through the appointment of Mr. James A. Valentine, who has specific and extensive experience in cybersecurity and IT security matters as noted in his “Key Qualifications and Experience” above. In addition to Mr. Valentine, Ms. Forbes Lieberman has significant cybersecurity oversight experience.

Our company has a Risk Assessment Committee which is composed entirely of members of company management. The Risk Assessment Committee is chaired by Kelly A. Day, Senior Director of Administration, and consisting of Shaun A. Crandall, Senior Director of Information Technology Infrastructure and Cybersecurity, Neeraj Sharma, Vice President of Operations, Michael J. Finn, Vice President and Corporate Controller, Michael D. Campagna, Vice President of Food Safety, Quality and Regulatory Compliance, Walter S. Kowal, Senior Director of Internal Audit and Resource Conservation, Kimberly A. Calderone, Senior Director of Procurement, Julia A. Pronitcheva, Senior Vice President of Human Resources and Gina M. Lakatos, Vice President, General Counsel and Secretary. The purpose of the Risk Assessment Committee is to aid further the Board of Directors and its committees in reviewing the risks which face our company, including risks related to compensation policies and practices, food safety and quality, cybersecurity and information technology, ESG risks and security and general enterprise and business risks. The Risk Assessment Committee meets quarterly and a member of the Risk Assessment Committee delivers a written and oral report to the Board of Directors about their findings and general discussions.

With respect to supply procurement risks, our members of management provide regular updates to the Board of Directors. With regard to food safety risks, our Vice President of Food Safety, Quality and Regulatory Compliance, regularly reports directly to the Board of Directors and also through the Risk Assessment Committee process. With regard to cybersecurity risks, our Senior Director of Information Technology Infrastructure and Cybersecurity reports at each Risk Assessment Committee meeting; however, both our Vice President of Information Technology and Cybersecurity, and our Senior Director of Information Technology Infrastructure and Cybersecurity will report quarterly to the Audit Committee and at least annually to the Board of Directors.

Board of Directors—Role in Risk Oversight—Pledging Matters

The Board of Directors believes that ownership of Common Stock and Class A Stock by directors and executive officers of the company promotes alignment of interest with stockholders and is an important element of a strong corporate governance program. The Board of Directors recognizes that pledging by directors and executive officers of their stock as collateral for indebtedness or for certain other purposes creates the risk of a sale or transfer to a third party that may occur at a time when the director or executive officer is aware of material nonpublic information, is not authorized to trade or any resulting transfer or sale could cause adverse consequences to the company or cause a change in control of the company.

Consequently, on the recommendation of the Audit Committee, on January 27, 2022, the Board of Directors adopted an Anti-Pledging Policy (the “Anti-Pledging Policy”) applicable to directors and executive officers with respect to directly owned shares of Common Stock and Class A Stock of the company, which policy was effective immediately. The Board adopted the Anti-Pledging Policy in response to stockholder input and as a good corporate governance measure.

In particular, pursuant to the Anti-Pledging Policy, directors and executive officers of the company cannot pledge, hypothecate, loan or otherwise encumber shares of stock that such director or executive officer directly owns as collateral to secure indebtedness or for a margin loan of any kind, including placing shares in a margin account. Such restrictions apply to shares of stock that a director or executive officer directly owns and is titled in his or her name on the books and records of the company, including with respect to the books and records of any transfer agent of the company, and shares granted by the company as part of the compensation awarded to a director or executive officer. The Anti-Pledging Policy does not apply to stockholders who are not directors or executive officers, including trustees of any trusts holding stock of the company.

Each director and executive officer of the company is expected to periodically (and upon request) certify compliance with the Anti-Pledging Policy. The Audit Committee reviews compliance with the Anti-Pledging Policy and pledging related matters on a quarterly basis. In addition, as noted below under “Corporate Governance—Board Meetings and Committees—Audit Committee,” the Audit

Committee regularly receives and considers information regarding any pledging matters and evaluates any risk related to such pledges. As of the date of this proxy statement, no director or executive officer of the company has directly pledged shares of stock of the company.

In addition, representatives of the stockholder trusts holding pledged Class A Stock have informed the Audit Committee of the following, which representatives of such trusts believe mitigate the overall risk regarding such pledging arrangements:

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the stockholder trusts are bona fide estate planning vehicles used by the Sanfilippo family to manage their estate planning process and objectives;
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the trust that has pledged the largest number of shares of Class A Stock holds additional assets in the trust in addition to the Class A Stock;
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the indebtedness (net of liquid assets) associated with the trust that has pledged the largest number of shares of Class A Stock is modest compared to the total assets in the trust;
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certain of the stockholder trusts of the Sanfilippo Group hold significant, additional liquid assets beyond the Class A Stock; and
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any liquid assets contained in the various stockholder trusts of the Sanfilippo Group would be used first to satisfy any requirement for additional collateral or required payments for indebtedness, reducing the risk of foreclosure on any shares of Class A Stock.

A copy of the Anti-Pledging Policy is posted on the website of the company under the “Corporate Governance” section at https://jbssinc.com/investors/corporate-governance. The Anti-Pledging Policy complements the Anti-Hedging Policy and Stock Ownership Guidelines of the company.

Board of Directors—Role in Environmental, Social and Risk Oversight

Since fiscal year 2022, the Board of Directors and its committees reviewed and periodically received updates regarding ESG initiatives and considerations at the company and provided input thereon. In fiscal year 2023, the company's ESG committee (consisting of a cross-functional group of company management) continued to improve the oversight and execution of our ESG initiatives, including engaging an ESG consultant to advise the company on policies and programs to support our ESG initiatives. Such initiatives include the following:

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Diversity and Inclusion: We recognize that our business is stronger and more successful if supported by a diverse workforce. Our goal is to maintain and promote diversity among our employees and foster an inclusive environment where differences are celebrated. In the 2023 fiscal year, our Diversity, Equity and Inclusion Council, consisting of a team of employees from different functional areas, provided oversight and enhanced our diversity and inclusion initiatives. We also promote inclusion through our use of employee resource groups. For example, our women’s employee resource group conducted leadership events attended by female members of our Board of Directors in 2023, integrating inclusion throughout each level of our organization. In addition, our Governance Committee regularly receives reports about diversity matters and the Compensation and Human Resources Committee regularly receives information about the diversity and compensation of our workforce.
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Environmental: We have put in place several initiatives focused on preserving one of our most precious resources: our natural environment. We have assessed our carbon footprint and are focused on reducing our energy usage to lower our carbon footprint through optimizing our facilities and through differentiation of suppliers. We seek to use less packaging in our products to both conserve resources and reduce the carbon impact with respect to our products. We strive to increase recycling and reduce our waste reduction year over year. We have devoted additional internal resources to discover and implement ways in which we can conserve resources and orient our production around environmental preservation.
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Social: We have a long history of being focused on helping the communities that we serve and in which we are located. During fiscal 2023, we worked with partner food banks to provide a significant volume of high-protein products such as peanut butter and other nut products to help solve food insecurity and reduce hunger. Our brand, Orchard Valley Harvest, has pledged to donate 1% of Orchard Valley Harvest's sales to fight food insecurity in the United States. Our employees also donated their time, over 1,000 hours of volunteer time, to support our local communities. In addition, we are supporters of such charitable and civic organizations such as the Ronald McDonald House and the Elgin Symphony Orchestra. During the 2023 fiscal year, we have also developed sustainable supply chain practices with our cashew growers in Ghana. We have invested in their future by providing good agricultural practice lessons and introducing beekeeping to enhance their yields and strengthen their future.

During the 2024 fiscal year, we are working with our internal resources and external consultant to develop and evaluate applicable metrics and goals to track our progress on ESG initiatives with the assistance of our ESG committee. For additional information about our ESG initiatives, please see https://jbssinc.com/social-responsibility.

Board Meetings and Committees

Board of Directors

It is expected that each member of the Board of Directors will be available to attend all regularly scheduled meetings and all regularly scheduled meetings of the committees on which a director serves, as well as our annual meeting of stockholders, after taking into consideration the director’s other business and professional commitments. Each director is expected to make his or her best effort to attend all special meetings of the Board of Directors and of the committees on which a director serves.

Our Board of Directors held six meetings during fiscal 2023. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which they served, during the period for which they served. All directors attended the 2022 annual meeting of stockholders which was held virtually on November 3, 2022. The Audit Committee, the Compensation and Human Resources Committee and the Governance Committee are each subject to a charter which governs their respective activities. These committee charters are available on our website at www.jbssinc.com.

Our Nasdaq Board Diversity Matrix is posted on our website at https://jbssinc.com/investors/corporate-governance.

Determination of Director Independence

During fiscal 2023, the Board determined that each of Ms. Forbes Lieberman, Ms. Romero and Ms. Taaffe each qualify as:

•
an “independent director” as defined in Section 5605(a)(2) of the Nasdaq Listing Rules;
•
“independent” for purposes of Section 10A and Rule 10A-3 of the Exchange Act;
•
independent under Rule 10C-1 of the Exchange Act; and
•
a “non-employee director” under Rule 16b-3 of the Exchange Act.

Overview of Our Committees

Compensation and Human Resources Committee

Members (all independent directors)	Number of Meetings	6

• Ms. Taaffe (Chairperson) • Ms. Forbes Lieberman • Ms. Romero

Key Functions/Duties

•
Reviews and approves the compensation (salaries, equity grants, incentive compensation) of executive officers.
•
Recommends to the Board of Directors the compensation of non-management directors.
•
Reviews and approves the employment-related compensation paid to related parties.
•
Reviews and provides oversight of human capital and talent development functions, including employee compensation, culture, turnover, retention, organizational reputation with employees, employee engagement and well-being, training, leadership development, recruiting, diversity and inclusion and labor relations.
•
Provides oversight of certain human capital related ESG matters.

Nominating and Governance Committee

Members (all independent directors)	Number of Meetings	5

• Ms. Forbes Lieberman (Chairperson) • Ms. Taaffe • Ms. Romero

Key Functions/Duties

•
Recommends to the Board of Directors the nominees for election to the Board of Directors by the holders of our Common Stock.
•
Reviews and makes recommendations on matters related to the practices, policies and procedures of the Board of Directors and the committees of the Board of Directors.
•
Performs leading role in shaping our overall system of corporate governance.
•
Oversees certain governance-related ESG matters.
•
Assesses the size, structure and composition of the Board of Directors and committees of the Board of Directors, including director qualifications, director tenure and director succession planning, and helps coordinate the performance evaluation of the Board of Directors and the committees of the Board of Directors.

Audit Committee

Members (all independent directors)	Number of Meetings	5

• Ms. Forbes Lieberman (Chairperson) • Ms. Romero • Ms. Taaffe	Audit Committee Financial Expert	Ms. Forbes Lieberman

Key Functions/Duties

•
Provides oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance.
•
Reviews our audited financial statements with management and the Independent Registered Public Accounting Firm, recommends whether such audited financial statements should be included in our Annual Report on Form 10-K and prepares a report to stockholders to be included in this Proxy Statement.
•
Reviews certain related party transactions as more specifically described under “Review of Related Party Transactions”.
•
Provides oversight of Anti-Pledging Policy.
•
Provides oversight of cybersecurity, information security and data protection and compliance.
•
Has the sole authority to:
•
retain and terminate the independent registered public accounting firm that audits our annual consolidated financial statements (the “Independent Registered Public Accounting Firm”) and
•
evaluate the independence of the auditors.

Compensation and Human Resources Committee Interlocks and Insider Participation

During fiscal 2023, Ms. Forbes Lieberman, Ms. Romero and Ms. Taaffe served as the sole members of the Compensation and Human Resources Committee. None of these individuals (a) were, during the fiscal year, an officer or employee of the company, (b) were formerly an officer of the company or (c) had any related party transactions with the company. No executive officer of our company served on the board of directors or the Compensation and Human Resources Committee of another company which had any of its officers or directors serving on our Compensation and Human Resources Committee or on our Board of Directors at any time during fiscal 2023.

Director Nominations

Director Qualifications

While there is no single set of characteristics required to be possessed by a member of the Board of Directors, the Governance Committee will consider whether to nominate a director candidate for election by the holders of our Common Stock based on a variety of criteria as set forth in our Corporate Governance Guidelines. Under exceptional and limited circumstances, the Governance Committee may approve the candidacy of a candidate notwithstanding the foregoing criteria if the Governance Committee believes the service of such a nominee is in our best interests and those of the holders of our Common Stock.

In selecting candidates, the Governance Committee and the Board of Directors take diversity into account, seeking to ensure a representation of varied perspectives and experience, although neither the Governance Committee nor the Board of Directors has prescribed specific standards for diversity or adopted a specific diversity policy.

However, the Governance Committee considers certain items to be minimum requirements for nomination. Those requirements are: (a) a commitment to the duties and responsibilities of a director; (b) the ability to contribute meaningfully to the Board of Directors’ supervisory management of the company and its officers; and (c) an outstanding record of integrity in prior professional activities.

In addition, the Governance Committee ensures that:

•
at least three of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the principal stock market on which our common shares are listed for trading;
•
all members of the Audit Committee satisfy the financial literacy requirements required under the rules of the principal stock market on which our common shares are listed for trading;
•
at least one of the Audit Committee members qualifies as an audit committee financial expert under the rules of the Commission; and
•
at least one of the independent directors has experience as a senior executive at a public company or a large private company.

In selecting a nominee or nominees for our Board of Directors, the Governance Committee may receive suggestions from many different groups including, but not limited to, the company’s current and former executive officers and directors, and such suggestions may or may not be in response to a request from the Governance Committee. As described below, the Governance Committee will also consider nominations from holders of Common Stock. From time to time, the Governance Committee may engage a third party for a fee to assist it in identifying potential director candidates.

After identifying a potential director nominee for election by the holders of our Common Stock and deciding to pursue further the potential nominee, the Governance Committee will then evaluate the potential nominee by using information collected from a variety of sources. Those sources include, but are not limited to, publicly available information, information provided by knowledgeable members of the company and information provided by the potential candidate. The Governance Committee may contact the potential nominee to determine his or her interest and willingness to serve as a director and may conduct one or more in-person or telephonic interviews with the potential candidate. The Governance Committee may contact references of the potential candidate or other members of the professional community who may have relevant knowledge of the potential candidate’s qualifications and successes. The Governance Committee may compare the potential candidate’s information to all such information collected for other potential candidates.

Class A Director Nominations

The Class A Directors listed in Proposal 1 were nominated by holders of Class A Stock in accordance with our Restated Certificate and our Bylaws. In accordance with their commitment to good governance, holders of Class A Stock have consulted with the Governance Committee on matters such as director succession planning and the process for nominating the Class A Directors. In doing so, the holders of Class A Stock consider the characteristics of such individuals with the criteria listed in “Director Qualifications” above and evaluate their specific skills among a number of factors the holders of Class A Stock consider important. As part of these discussions, the holders of Class A Stock determined to nominate the slate of Class A Directors as set forth under Proposal 1. The Governance Committee and holders of Class A Stock intend to continue these consultations regarding Class A director nominations on an ongoing basis.

Nominations of Directors by Stockholders

The Governance Committee does not solicit, but will consider, nominees for director submitted by holders of our Common Stock. The Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it uses for all other candidates it nominates under the Governance Committee charter, although the number of shares held by the proposing stockholder and the length of time such shares have been held may be considered by the Governance Committee.

Stockholders wishing to have the Governance Committee consider a director nominee may do so by sending notice of the nominee’s name, biographical information and qualifications to:

Governance Committee

c/o Corporate Secretary

John B. Sanfilippo & Son, Inc.

1703 N. Randall Road, Elgin, Illinois 60123-7820

Under our Bylaws and applicable law, all director nominations submitted by our holders of Common Stock must provide (a) all information relating to the nominee that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or as is otherwise required, pursuant to and in accordance with Regulation 14A under the Exchange Act and (b) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected. In addition, such notice of a nominee, that is submitted by the holders of Common Stock and the beneficial owner, if any, on whose behalf the nomination or proposal is made, shall include, among other matters, (a) the name and address of such stockholder, as they appear on our company’s books, and of such beneficial owner, (b) the class and number of shares of stock of our company which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of the stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nominee, and (d) a representation of whether the stockholder or the beneficial owner, if any, intends to or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of our company’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of the nominee’s election. Our company may require any such proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of our company and such other information as contained in our Bylaws.

Please see “Stockholder Proposals for the 2024 Annual Meeting” below for the notice deadlines for director nominations to be considered for inclusion in our company’s proxy materials and director nominations to be presented at the 2024 annual meeting (but not to be included in our company’s proxy materials) by holders of Common Stock.

PROPOSAL 2: RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR

The Audit Committee has appointed PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the 2024 fiscal year, and to render other professional services as required, in accordance with our pre-approval policies and procedures described below. The Audit Committee and the Board of Directors, as a matter of company policy, are submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification.

If the stockholders do not vote on an advisory basis in favor of the appointment of PricewaterhouseCoopers LLP as our company’s Independent Registered Public Accounting Firm, the Audit Committee will reconsider whether to engage PricewaterhouseCoopers LLP but may ultimately determine to engage PricewaterhouseCoopers LLP or another audit firm without re-submitting the matter to stockholders. Even if the stockholders vote in favor of the selection of PricewaterhouseCoopers LLP, the Audit Committee may, in its sole discretion, terminate the engagement of PricewaterhouseCoopers LLP and direct the appointment of another Independent Registered Public Accounting Firm at any time during the year.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Aggregate fees billed by our Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	2023	2022
Audit Fees(1)	$1,165,000	$1,125,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	5,400	6,650
Total(3)	$1,170,400	$1,131,650

(1)
Comprised of services for the audit of our annual financial statements, the audit of our internal control over financial reporting, reviewing of our quarterly financial statements, consents and reviewing documents to be filed with the SEC.
(2)
Comprised of the licensing of accounting technical research software.
(3)
The actual amount paid by us is different than the total amount as stated here due to the variations in the timing of the billing cycles between our company and PricewaterhouseCoopers LLP.

Reports on our Independent Registered Public Accounting Firm’s projects and services are presented to the Audit Committee on a regular basis. The Audit Committee is solely responsible for the engagement of our Independent Registered Public Accounting Firm. The Audit Committee has established pre-approval policies and procedures in order for our Independent Registered Public Accounting Firm to perform all audit services and permitted non-audit services. These pre-approval policies and procedures allow for pre-approval of certain designated services, depending on the type of service. All services not subject to general pre-approval must be specifically pre-approved by the Audit Committee. Under the pre-approval policies and procedures, the Audit Committee may delegate pre-approval responsibilities to its chairperson or any other member or members. All of the fees described above were approved by the Audit Committee pursuant to our pre-approval policies and procedures.

The Board of Directors recommends a vote “FOR” ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2024 fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s Independent Registered Public Accounting Firm for fiscal 2023, the company’s audited financial statements as of and for the year ended June 29, 2023. Management is responsible for the company’s financial reporting process, including maintaining a system of internal controls, and is responsible for preparing the consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). PricewaterhouseCoopers LLP is responsible for auditing those financial statements and for giving an opinion regarding the conformity of the financial statements with GAAP. Additionally, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management, the company’s internal auditors and PricewaterhouseCoopers LLP, management’s report on the operating effectiveness of internal control over financial reporting, including PricewaterhouseCoopers LLP’s related report.

The Audit Committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed under Public Company Accounting Oversight Board standards. In addition, the Audit Committee has received and reviewed the written disclosures and letter from PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence. Also, the Audit Committee has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP, including whether PricewaterhouseCoopers LLP’s independence is compatible with PricewaterhouseCoopers LLP providing non-audit services to the company. Based on the foregoing discussions and reviews, the Audit Committee is satisfied with the independence of PricewaterhouseCoopers LLP.

In reliance on the reviews and discussions described above and the report of PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended June 29, 2023, for filing with the Commission.

Respectfully submitted by all of the members of the Audit Committee of the Board of Directors.

Pamela Forbes Lieberman, Chairperson

Mercedes Romero

Ellen C. Taaffe

The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by SEC rules, we are providing our stockholders with an advisory, nonbinding vote to approve the compensation paid to our named executive officers, as we have described it in the Compensation Discussion and Analysis and Summary Compensation Table of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation and Human Resources Committee oversees our executive compensation program. The Compensation and Human Resources Committee reviews the executive compensation program and approves the awards of executive compensation to be paid as appropriate to reflect our performance and to promote the main objectives of the program. These objectives include helping us attract, motivate, reward and retain superior leaders who are capable of creating sustained value for our stockholders and promoting a performance-based culture that is intended to align the interests of our executives with those of our stockholders.

Highlights of our program include:

•
Our “pay for performance” orientation. As set forth more fully in the Compensation Discussion and Analysis and related Summary Compensation Table, the company achieved above targeted levels of financial performance and therefore annual incentive compensation was awarded to our named executive officers at levels above target to reflect such performance for fiscal 2023;
•
Awarding restricted stock units (“RSUs”) to encourage our executives to remain with the company long-term and to align their interests with the interests of our stockholders;
•
Total direct compensation opportunities at target for Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. (collectively, the “Family Management Team”) are targeted above the 50th percentile of our peers to align with our performance expectations;
•
Our named executive officers do not have employment agreements; and
•
Our named executive officers are subject to claw back arrangements requiring the executives to forfeit outstanding cash bonus awards or requiring the executives to repay previously awarded cash bonuses if the executive engages in certain misconduct or if there is a restatement, subject to certain conditions.

Last year, approximately 99.1% of votes cast in our Say on Pay vote supported the resolution.

We are asking our stockholders to indicate their continued support for the compensation paid to our named executive officers by casting a FOR vote on this proposal. We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately in light of our goals and business and is adequately working to ensure that executives’ interests are aligned with our stockholders’ interests to support long-term value creation.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item or the policies generally regarding executive compensation, but rather the overall compensation paid to our named executive officers.

While this vote is advisory and not binding on our company, the Board of Directors and the Compensation and Human Resources Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions. For information on how our Compensation and Human Resources Committee considered the 2022 advisory vote on executive compensation, see “Response to the 2022 Advisory Vote on Executive Compensation” as set forth below. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Stockholder Communications with Directors” as set forth in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the advisory vote to approve executive compensation.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are also providing our stockholders with an advisory, nonbinding vote on how frequently the advisory vote on executive compensation should be presented to the stockholders, as required by SEC rules. You may vote your shares to have the advisory vote held every year (i.e. annually), two years or three years, or you may abstain. The company currently conducts annual advisory votes on executive compensation, as set forth in Proposal 3 in this Proxy Statement.

While this vote is advisory and not binding on our company, the Board of Directors and the Compensation and Human Resources Committee expect to take into account the outcome of the vote, along with other relevant factors, when considering the frequency of future advisory votes on executive compensation. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Stockholder Communications with Directors” as set forth in this Proxy Statement.

After careful consideration and dialogue with our stockholders, the Board of Directors has determined that holding an advisory vote on executive compensation annually is the most appropriate policy for the company, and recommends that stockholders vote for future advisory votes on executive compensation to occur annually, which is set forth as “One Year” on the proxy card. In addition, we believe that the best way to receive stockholder feedback on our executive compensation decisions is to have annual votes.

The Board of Directors recommends a vote of “ONE YEAR” on the frequency of the advisory votes on executive compensation.

PROPOSAL 5: APPROVAL OF THE JOHN B. SANFILIPPO & SON, INC. 2023 OMNIBUS INCENTIVE PLAN

On August 22, 2023, the Compensation and Human Resources Committee recommended that the Board of Directors approve the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan (the “New Omnibus Plan”) and on August 23, 2023 the Board of Directors approved the New Omnibus Plan, subject to stockholder approval at the Annual Meeting. If approved by a majority of the votes cast by holders of the shares of Common Stock and Class A Stock, voting as a single class, voting in person or by proxy at the Annual Meeting, the New Omnibus Plan will become effective as of the date of such approval (the “Effective Date”).

Purpose of the New Omnibus Plan—Equity Compensation

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, equity awards play an important role in our compensation system. Equity awards help our company remain competitive in attracting and retaining highly qualified employees upon whom, in large measure, the future success of our company depend.

The purpose of the New Omnibus Plan is to foster and promote the long-term financial success of the company by (i) motivating superior performance by means of performance-related incentives, (ii) encouraging and providing for the acquisition of an ownership interest in the company by New Omnibus Plan participants (including employees, executive officers and non-employee directors), and (iii) enabling the company to attract and retain qualified and competent persons as employees of the company and to serve as members of the Board of Directors upon whose judgment, interest, and performance are required for the successful operations of the company.

Approving the New Omnibus Plan would further these objectives by allowing the company to continue to grant equity compensation for approximately seven to ten years. If the New Omnibus Plan is not approved, the company will be unable to grant shares under the John B. Sanfilippo & Son, Inc. 2014 Omnibus Plan (the “Prior Plan” or the “2014 Omnibus Plan”) after October 29, 2024, the date on which the Prior Plan expires.

Determination of Number of Shares for the New Omnibus Plan

If the New Omnibus Plan is approved, the aggregate number of shares of Common Stock that will be available for issuance pursuant to awards under the New Omnibus Plan will be 747,065, which consists of the existing share awards available for grant under the Prior Plan and 200,000 new shares (the “Share Limit”). In setting the Share Limit, the Compensation and Human Resources Committee and the Board of Directors considered the following material factors:

•
Shares currently available under the Prior Plan, and how long the available shares under the Prior Plan would be expected to last;
•
Historical equity award granting practices, including the company's three-year average share usage rate (also known as the company's “burn rate”) and the historical equity practices over a longer period;
•
Expected dilution, including under various equity granting scenarios; and
•
Previous authorization of shares under the Prior Plan.

Each of these factors is further discussed below.

Historical Equity Granting Practices and Information on Previous Equity Usage

In setting and recommending to stockholders the number of shares authorized under the New Omnibus Plan, the Compensation and Human Resources Committee and the Board of Directors considered the number of equity awards granted under the Prior Plan in recent years and discussed the number of shares intended to be granted in fiscal 2024 and beyond, assuming different scenarios. In fiscal 2021, 2022 and 2023, the company granted to employees and non-employee directors 55,404, 53,524, and 64,351, respectively, of the shares authorized under the Prior Plan.

The Compensation and Human Resources Committee and the Board of Directors also considered the company’s three-year average burn rate is lower than the industry thresholds established by certain major proxy advisory firms. Due to significant ownership of Class A Stock by the CEO and COO and former CFO, and the respective groups to which they belong, the company has been conservative in the granting of equity in recent years to such individuals, while reasonable in granting equity to other executive officers and non-employee directors. In fiscal 2023, we granted equity under the Prior Plan to 55 employees and 6 non-employee directors.

Based on historical granting practices and the recent trading prices of the Common Stock, the New Omnibus Plan is currently expected to cover equity awards for approximately seven to ten years. The Prior Plan had 1,000,000 shares authorized for issuance in 2014 and the Prior Plan will expire by its 10-year term before all of its authorized shares will be issued.

If the New Omnibus Plan is approved, no further awards will be granted under the Prior Plan. In addition, per the terms of the New Omnibus Plan, all of the existing shares under the Prior Plan will be subsumed into and as a part of the Share Limit under the New Omnibus Plan (other than shares reflecting awards that are currently outstanding under the Prior Plan). As a result, 547,065 shares that were authorized for issuance under the Prior Plan, but not granted to participants, will be transferred to the New Omnibus Plan. The New Omnibus Plan will contain 200,000 new shares which were not previously authorized for issuance under the Prior Plan but will be authorized for issuance under the New Omnibus Plan. If all 747,065 shares of stock were granted, the total dilution would be approximately 8%, based on the number of shares of our Common Stock outstanding. As of September 5, 2023, 8,973,031 shares of our Common Stock were outstanding. Under the Prior Plan there are 130,947 restricted stock units outstanding.

Summary Description of the New Omnibus Plan

The following is a summary of the principal features of the New Omnibus Plan. The summary is not a complete description of all the terms of the New Omnibus Plan and is qualified in its entirety by reference to the complete text of the New Omnibus Plan, which is attached to this Proxy Statement as Annex A. To the extent there is a conflict between this summary and the actual terms of the New Omnibus Plan, the terms of the New Omnibus Plan will govern.

Eligibility and Award Types

The New Omnibus Plan authorizes the following types of awards to be made to employees, officers or non-employee directors of the company as designated by the Compensation and Human Resources Committee:

•
Restricted stock and restricted stock units, which represent the right to receive shares of Common Stock in the future, each of which are subject to certain restrictions and conditions set by the Compensation and Human Resources Committee and also as set forth in the New Omnibus Plan.
•
Performance shares, which represent the right to receive shares of Common Stock in the future based on the achievement of one or more performance goals over a specified performance period. The number of performance shares earned over a performance period may vary based on the level of achieved performance.
•
Performance units, which represent the right to receive shares of Common Stock or cash in the future based on the achievement of one or more performance goals over a specified performance period. The ultimate award earned over a performance period may vary based on the level of achieved performance.
•
Stock options, which give the holder the right to purchase shares of Common Stock at a specified price during specified time periods. The exercise price of an option granted under the New Omnibus Plan may not be less than the fair market value of the Common Stock on the date of grant. Stock options granted under the New Omnibus Plan have a maximum term of ten years. Stock options may be in the form of nonqualified stock options or incentive stock options.
•
Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR. The grant price of a SAR may not be less than the fair market value of the Common Stock on the date of grant. SARs granted under the New Omnibus Plan have a maximum term of ten years.
•
Other stock-based awards, in the discretion of the Compensation and Human Resources Committee, including unrestricted stock grants.
•
Cash-based awards, as established by the Compensation and Human Resources Committee.

All awards will be evidenced by a written award agreement between the company and the participant. Dividends and dividend equivalent payments on any award may be granted subject to the terms and conditions set forth under the New Omnibus Plan and any applicable award agreement under the New Omnibus Plan. However, no dividends or dividend equivalents may be granted on awards of stock options and SARs. In addition, no dividends or dividend equivalents will be paid on performance shares and performance-based restricted stock and RSUs unless the applicable performance goals are satisfied.

Repricing/Cash-Out of Awards Prohibited without Stockholder Approval

The company may not implement any of the following repricing or cash-out programs without obtaining stockholder approval: (i) a reduction in the option price or grant price of any previously granted stock option or SAR, (ii) a cancellation of any previously granted stock option or SAR in exchange for another stock option or SAR with a lower exercise price or grant price, respectively or (iii) a cancellation of any previously granted stock option or SAR in exchange for cash or another award if the option price of the stock option or the grant price of the SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a change in control or the capitalization adjustment provisions in the New Omnibus Plan.

Share Counting Under the New Omnibus Plan

The number of shares of Common Stock reserved for issuance under the New Omnibus Plan will be reduced by one share for each share of Common Stock that is subject to a share-based award granted under the New Omnibus Plan, subject to certain terms and conditions set forth in more detail in the New Omnibus Plan.

Any shares of Common Stock related to an award granted under the Prior Plan or New Omnibus Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, are settled in cash in lieu of shares, or are exchanged with the Compensation and Human Resources Committee’s permission, prior to the issuance of shares, for awards not involving shares of Common Stock shall be available again for grant under the New Omnibus Plan.

Any shares of Common Stock tendered (by either actual delivery or attestation) on or after the Effective Date (i) to pay the option price of an option granted under the Prior Plan or New Omnibus Plan or (ii) to satisfy tax withholding obligations associated with an award granted under the Prior Plan or New Omnibus Plan, shall not become available again for grant under the New Omnibus Plan.

Any shares of Common Stock that were subject to an SAR granted under the Prior Plan or New Omnibus Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the New Omnibus Plan.

Limitation on Awards

The New Omnibus Plan contains the following limitations and restrictions (“Annual Award Limits”):

•
The total number of shares of Common Stock with respect to which options or SARs may be granted in any calendar year to any participant may not exceed 500,000 shares (this limit applies separately with respect to each type of award).
•
For awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as performance-based compensation: (i) the total number of shares of Common Stock that may be granted in any calendar year to any participant may not exceed 250,000 shares (this limit applies separately to each type of award) and (ii) the maximum amount that may be paid to any participant for awards that are payable in cash or property other than Common Stock in any calendar year is $5,000,000.

In addition to the Annual Award Limits, the maximum number of shares granted under the New Omnibus Plan, along with any cash fees paid by the Company, to any non-employee director during a fiscal year for service as a non-employee director, will not (subject to certain exceptions) exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). This includes the value of any awards that are received in lieu of all or a portion of any annual cash retainers or other similar cash-based payments and excludes, for this purpose, the value of any dividend equivalents, if any, paid pursuant to any award granted in a previous fiscal year.

Administration

Subject to any limitations or delegations as set forth in the New Omnibus Plan, the New Omnibus Plan will be administered by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee will have the authority to, among other things, make awards; designate participants; determine the types of awards to be granted to each participant and the number, terms and conditions thereof; establish or revise any rules, regulations, guidelines and procedures as it may deem advisable; prescribe forms of award agreements; and make any rules, interpretations, and any and all other decisions and determinations that may be required under the New Omnibus Plan.

Treatment of Awards on Certain Events

Change in Control

The Compensation and Human Resources Committee shall determine the treatment of outstanding awards prior to a “change in control”, except that to the extent the Compensation and Human Resources Committee takes no action (and except as otherwise expressly provided for in an award agreement or as required to comply with Section 409A of the Code), then the following shall apply:

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all options and SARs then outstanding shall become immediately vested and fully exercisable, notwithstanding any provision therein for the exercise in installments;
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all restrictions and conditions of all restricted stock then outstanding shall be deemed satisfied as of the date of the change in control;
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all restricted stock units and dividend equivalent payments shall become vested and deemed notwithstanding that the applicable retention cycle or restriction conditions shall not have been completed or met, and shall be settled pro rata, based on the proportion of the applicable period during which the participant was employed, in cash, shares or a combination thereof as provided for under the applicable award agreement or otherwise settled within 30 days of the change in control (except to the extent that payment must be made pursuant to its original schedule in order to comply with Section 409A of the Code); and
•
any award subject to performance goals, including performance stock or performance stock units, shall become vested and deemed earned or satisfied at the greater of target or actual performance, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met, and shall be settled pro rata, based on the proportion of the applicable performance period during which the participant was employed, in cash, shares or a combination thereof as provided for under the applicable award agreement or otherwise settled within 30 days of the change in control (except to the extent that payment must be made pursuant to its original schedule in order to comply with Section 409A of the Code).

A change in control will be deemed to occur upon (i) the consummation of a merger or consolidation of the company into another entity or similar transaction; (ii) the sale, transfer or other disposition of all of the company’s assets; (iii) certain changes in the composition of our Board of Directors, and (iv) any transaction as a result of which any person or group of related persons acquires, directly or indirectly, at least thirty (30) percent of the voting securities of the company.

However, the Compensation and Human Resources Committee may elect prior to a change in control, that in the event of a change in control, that all or any portion of an award, with no requirement of uniform treatment:

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shall be assumed or an equivalent award be substituted by the successor corporation in any change in control transaction, or a parent or subsidiary of such successor corporation;
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shall be canceled or forfeited and settled in cash (except where such action would cause an excise tax to be payable pursuant to Section 409A of the Code); or
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with respect to any unexercised portion of an option or SAR, shall be canceled following the time permitted to exercise the award.

Termination of Service Events

Death or Disability

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If a participant’s termination of service is due to death or disability then: (i) options and SARs that are not exercisable and as to which such ability to exercise depends solely on the satisfaction of a service obligation by the participant to the company shall immediately become fully exercisable and (ii) the participant’s then-outstanding awards (other than options and SARs), that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the participant to the company shall become fully vested and shall be settled in cash, shares or a combination thereof as soon as practicable following such termination of service but no later than sixty days thereafter.

Retirement

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If a participant’s termination of service is due to retirement, then: (i) options and SARs that are not exercisable and as to which such ability to exercise depends solely on the satisfaction of a service obligation by the participant to the company shall immediately become fully exercisable and (ii) the participant’s other then-outstanding awards (other than options and SARs), that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the participant to the company shall become fully vested and shall be settled in cash, shares or a combination thereof as soon as practicable following such termination of service but no later than sixty days thereafter.
•
In order for a participant to be eligible for the benefits described in this “Retirement” section, the participant must provide notice of his or her intent to retire at least 365 days in advance of the date of retirement and meet the age and service conditions applicable for “Retirement” as defined in the New Omnibus Plan. If the participant does not do so, then the Compensation and Human Resources Committee shall have the discretion to determine the treatment of the participant’s awards.

Involuntary or Voluntary Termination of Service, Other than Retirement

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If a participant’s termination of service is due to voluntary or involuntary termination of service, except in the case of retirement as outlined above in “Retirement”, then the participant’s then-outstanding awards that are not exercisable or vested shall be immediately forfeited.

Termination For Cause

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A participant’s termination of service for “cause” shall result in the forfeiture of the participant’s outstanding and unexercisable options and SARs and any outstanding and unvested restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards granted to the participant as of the date immediately preceding the participant’s termination of service.

Adjustments

In the event of any significant corporate event or transaction detailed in the New Omnibus Plan, the Compensation and Human Resources Committee, in order to prevent dilution or enlargement of participants’ rights under the New Omnibus Plan, shall substitute or adjust, as applicable, the number and kind of shares of Common Stock that may be issued under the New Omnibus Plan or under particular forms of awards, the number and kind of shares of Common Stock subject to outstanding awards, the option price or grant price applicable to outstanding awards, the Annual Award Limits, and other value determinations applicable to outstanding awards. The Compensation and Human Resources Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment. In addition to the adjustments discussed above, the Compensation and Human Resources Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any awards that it deems appropriate to reflect any significant corporate event or transaction.

Forfeiture Events

Awards under the New Omnibus Plan will be subject to any compensation clawback policy that the company may adopt from time to time that is applicable to the participant or as required by applicable law.

Termination and Amendment

If the New Omnibus Plan is approved at the 2023 Annual Meeting of Stockholders, it will terminate 10 years from the Effective Date.

Subject to the limitations set forth in the New Omnibus Plan, the Board of Directors may amend, modify or terminate the New Omnibus Plan, however, no amendment of the New Omnibus Plan shall be made without stockholder approval if stockholder approval required by applicable law, regulation or the rules of the NASDAQ stock exchange. No termination, amendment, or suspension of the New Omnibus Plan may adversely affect in any material way any award previously granted under the New Omnibus Plan without the written consent of the award recipient subject to certain exceptions. These exceptions permit the Board of Directors or Compensation and Human Resources Committee to amend outstanding awards to adjust for the occurrence of certain unusual or non-recurring events and to conform to legal requirements with the written consent of the award recipient.

Certain U.S. Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax effects relating to the grant, exercise and vesting of awards under the New Omnibus Plan and the subsequent sale of Common Stock acquired under the New Omnibus Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the New Omnibus Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the New Omnibus Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Stock Options

There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonqualified stock option under the New Omnibus Plan. When the optionee exercises a nonqualified stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise over the exercise price, and the company expects that it will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the nonqualified option shares will be short-term or long-term capital gain, depending on how long the shares were held.

A participant generally will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the company’s Common Stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if (i) the participant holds the shares for at least two years after the date of grant and one year after the date of exercise and (ii) at all times during the period beginning on the option grant date and ending on the day three months before the option is exercised the participant remains our employee or an employee of our subsidiary (the “Holding Period Requirement”). The company will not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. Generally, if the participant has not satisfied the Holding Period Requirement described above, the participant will recognize ordinary income upon the disposition of the Common Stock equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will generally be capital gain. The company will generally be entitled to a deduction to the extent the participant recognizes ordinary income.

Stock Appreciation Rights

A participant receiving a stock appreciation right will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the company expects that it will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock

Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his or her election under Section 83(b) of the Code.

Stock Units (Performance and Restricted)

A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a stock unit award is granted. Stock unit awards are typically restricted stock units or performance units. Upon receipt of shares of Common Stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock or other property as of that date, and the company will be allowed a corresponding federal income tax deduction at that time.

Cash-Based Awards

A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the company will be allowed a corresponding federal income tax deduction at that time.

Tax Code Section 409A

If an award is subject to Section 409A of the Code (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the New Omnibus Plan, however, are intended to be exempt from the application of Section 409A of the Code or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Benefits to Named Executive Officers and Others

No awards have been granted under the New Omnibus Plan. If the New Omnibus Plan is approved, awards will be granted at the discretion of the Compensation and Human Resources Committee. Accordingly, future benefits under the New Omnibus Plan are not determinable at this current time.

The Board of Directors recommends a vote “FOR” the approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

Our non-employee director compensation program is designed to be competitive with our peer companies and to align the interests of our non-employee directors with the long-term interests of our stockholders. Our director compensation program is reviewed annually by the Compensation and Human Resources Committee using external data derived from (among other things) a review of our peer company practices as conducted by the independent compensation consultant to such committee. Our directors are compensated for their services with respect to each Board Year. We define “Board Year” for director compensation purposes as the time between annual stockholder meetings.

The Compensation and Human Resources Committee last reviewed our non-employee director compensation program in October 2022 and based on such review by the Compensation and Human Resources Committee, including input from our independent compensation consultant, the annual equity grant to our non-employee directors (an “Outside Director”) was increased by $5,000 to $89,000.

In addition to such annual equity grant of $89,000, current compensation for our Outside Directors consists of the following cash components:

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Annual Board cash retainer of $74,000;
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Annual cash retainers for the Audit Committee Chairperson and Compensation and Human Resources Committee Chairperson of $20,000;
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Annual cash retainer for the Governance Committee Chairperson of $15,000;
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Annual cash retainer for each member of each committee of the Board (other than the chairperson) of $9,000; and
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Annual cash retainer for the Lead Independent Director of the Board of $15,000.

Under the 2014 Omnibus Incentive Plan, each Outside Director is also eligible to participate in (and receive equity-based director compensation under) the 2014 Omnibus Plan. On November 2, 2022, the Compensation and Human Resources Committee approved a grant of $89,000 in RSUs to each of our six Outside Directors, with a grant date of November 17, 2022. These RSUs are scheduled to vest on November 2, 2023, and once vested, they can be paid to the director in an equal number of shares of Common Stock upon vesting or become payable in an equal number of shares of Common Stock after the director ceases being a member of the Board of Directors.

Directors are also reimbursed for their reasonable expenses incurred in attending such meetings. Directors who are current employees of our company receive no additional compensation for their services as directors.

Director Compensation for Fiscal Year 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Pamela Forbes Lieberman(2)	115,000	84,979	199,979
Mercedes Romero(3)	101,000	84,979	185,979
James J. Sanfilippo(4)	74,000	84,979	158,979
John E. Sanfilippo(5)	74,000	84,979	158,979
Lisa A. Sanfilippo(6)	74,000	84,979	158,979
Ellen C. Taaffe(7)	122,500	84,979	207,479
Michael J. Valentine(8)	37,000	—	37,000
	$597,500	$509,874	$1,107,374

(1)
As noted above, the Compensation and Human Resources Committee approved a grant of $89,000 of RSUs for each Outside Director. Based on the closing price ($83.19) of our Common Stock on the date of grant (November 17, 2022), each Outside Director was awarded 1,070 RSUs. Pursuant to applicable SEC reporting rules, we have reported the 1,070 RSUs at the grant date fair value under FASB ASC Topic 718, which may differ from the methodology we use to determine the value the of RSUs to award each Outside Director.
(2)
The “Fees Earned or Paid in Cash” column for Ms. Pamela Forbes Lieberman consists of annual retainer fees of $74,000, committee chairperson fees of $27,500, and committee member fees of $13,500. As of June 29, 2023, Ms. Pamela Forbes Lieberman had 1,070 RSUs outstanding, all of which were granted for fiscal 2023 service.
(3)
The “Fees Earned or Paid in Cash” column for Ms. Mercedes Romero consists of annual retainer fees of $74,000 and committee member fees of $27,000. As of June 29, 2023, Ms. Mercedes Romero had 1,070 RSUs outstanding, all of which were granted for fiscal 2023 service.
(4)
The “Fees Earned or Paid in Cash” column for Mr. James J. Sanfilippo consists of annual retainer fees of $74,000. As of June 29, 2023, Mr. James J. Sanfilippo had 1,070 RSUs outstanding, all of which were granted for fiscal 2023 service.
(5)
The “Fees Earned or Paid in Cash” column for Mr. John E. Sanfilippo consists of annual retainer fees of $74,000. As of June 29, 2023, Mr. John E. Sanfilippo had 1,070 RSUs outstanding, all of which were granted for fiscal 2023 service.
(6)
The “Fees Earned or Paid in Cash” column for Ms. Lisa A. Sanfilippo consists of annual retainer fees of $74,000. As of June 29, 2023, Ms. Lisa A. Sanfilippo had 1,070 RSUs outstanding, all of which were granted for fiscal 2023 service.
(7)
The “Fees Earned or Paid in Cash” column for Ms. Ellen C. Taaffe consists of annual retainer fees of $74,000, committee chairperson fees of $27,500, committee member fees of $13,500, and lead independent director fees of $7,500. As of June 29, 2023, Ms. Ellen C. Taaffe had 10,119 RSUs outstanding, including the 1,070 RSUs granted for fiscal 2023 service and 9,049 RSUs that are vested but deferred.
(8)
Mr. Michael J. Valentine became a non-employee director upon his retirement as an employee of the company on January 23, 2023. The “Fees Earned or Paid in Cash” column for Mr. Michael J. Valentine consists of annual retainer fees of $37,000, which were for his service from his retirement from the company to the end of the 2023 fiscal year. As of June 29, 2023, Mr. Michael J. Valentine had 14,605 RSUs that are vested but deferred. Mr. Michael J. Valentine did not receive an equity award in the 2023 fiscal year for his service as a director.

Compensation Discussion and Analysis

The following is a discussion and analysis of the compensation paid to the following persons (collectively, the “named executive officers”) during the 2023 fiscal year:

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Jeffrey T. Sanfilippo, our Chief Executive Officer and Chairman,
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Frank S. Pellegrino, our Chief Financial Officer, Executive Vice President, Finance and Administration and Treasurer,
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Jasper B. Sanfilippo, Jr., our Chief Operating Officer, President and Assistant Secretary,
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Shayn E. Wallace, our former Executive Vice President, Sales and Marketing,
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Julia A. Pronitcheva, our Senior Vice President, Human Resources, and
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Michael J. Valentine, our former Group President.

Mr. Valentine retired as Group President on January 23, 2023. Mr. Wallace’s position was eliminated and his last day of employment was June 29, 2023, the final day of our fiscal year.

Executive Summary

Our company’s fiscal 2023 financial results improved over a successful fiscal 2022. In fiscal 2023, our company achieved record net income of $62.9 million, a 1.7% increase from fiscal 2022, driven primarily by an increase in net sales due to a 6.5% increase in the weighted average selling price per pound. As a result, our earnings per diluted share increased by 1.3% to a record $5.40 in fiscal 2023 from $5.33 for fiscal 2022. Our financial performance during fiscal 2023 also allowed us to pay dividends of $54.9 million in fiscal 2023 and a special cash dividend of $1.20 per share and a regular cash dividend of $0.80 per share to our stockholders during the first quarter of fiscal 2024.

Our compensation programs are designed to reward our executive officers for our company’s performance, and in particular the economic value added to our business. In fiscal 2023, we continued to utilize a number of compensation measures to reinforce the link between our company’s performance and the pay of our executive officers. Due to our strong operating performance in fiscal 2023, the executive officers earned cash incentive compensation above target as set by the Compensation and Human Resources Committee under the company’s Sanfilippo Value Added Plan, or “SVA Plan”. In addition, we continued our practice of evaluating our executive officers’ individual performance when setting their salaries and considered our overall performance and the current holdings of equity by certain named executive officers in awarding equity.

We believe that our stockholders support the design and implementation of our pay for performance compensation programs. For fiscal 2022, approximately 99.1% of votes cast in our advisory vote to approve executive compensation supported the compensation paid to our named executive officers.

The Role of the Compensation and Human Resources Committee

The Compensation and Human Resources Committee of the Board of Directors administers our company’s executive compensation program. In that regard, the responsibilities of the Compensation and Human Resources Committee, among others, are as follows:

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Oversee the establishment of annual, long-term and other goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers;
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Evaluate the performance of the Chief Executive Officer and other executive officers;
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Review and approve the form and amount of compensation for the Chief Executive Officer and other executive officers;
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Review, from time to time, market comparisons of the compensation of the Chief Executive Officer and other executive officers;
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Review and recommend to the Board of Directors for approval retirement, health and welfare and other benefit plans, policies and arrangements for the employees of our company;
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Review and approve any employment agreements, retirement agreements, severance and separation agreements, or similar agreements, plans or policies, covering the executive officers of the Company;
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Review and recommend to the Board of Directors for approval all equity-related, incentive and other performance-related compensation plans; and

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Evaluate the risk and reward with respect to incentive compensation arrangements.

The Role of Management

With respect to all areas of compensation, the Compensation and Human Resources Committee regularly communicates with management. For example, the Compensation and Human Resources Committee invites certain members of our senior management team to be present for a significant portion of every Compensation and Human Resources Committee meeting. This allows the Compensation and Human Resources Committee to solicit management’s input regarding various compensation matters, such as management’s views regarding the company’s performance, salary decisions, performance of the executive officers of the company, form and amount of equity compensation and the components of the SVA Plan. The Compensation and Human Resources Committee then meets in executive session without management to deliberate and decide on certain compensation matters as it sees fit. The Compensation and Human Resources Committee also regularly receives and considers information related to the compensation of our hourly and other employees.

The Role of the Independent Consultant

In fiscal 2023, the Compensation and Human Resources Committee utilized Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant to provide guidance regarding the compensation of our named executive officers and our Outside Directors. Pearl Meyer provided no other services to our company in fiscal year 2023 other than those directly related to compensation strategy. The Compensation and Human Resources Committee determined that the work of Pearl Meyer did not raise any conflict of interest issues.

Our Compensation Philosophy

Our company’s compensation philosophy is designed to align executive compensation with our company’s objectives, management initiatives and business financial performance. In making decisions with respect to executive compensation, the Board of Directors and the Compensation and Human Resources Committee apply the following key principles. Total compensation should:

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Be comparable to or exceed that of our peers in order to attract and retain key executives who are critical to our success;
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Reward executives for long-term strategic management and the creation of stockholder value;
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Support a performance-oriented environment that rewards company and individual achievement; and
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Balance the costs and benefits associated with both (a) short-term and long-term compensation and (b) cash and non-cash compensation, to achieve continuous improvement in financial performance and enhance employee retention and recruiting.

Overview of Fiscal 2023 Executive Compensation Program

Our total compensation program for the named executive officers and other executive officers in fiscal 2023 consisted of both cash compensation and equity-based compensation in the form of RSUs. Each executive officer’s annual cash compensation is comprised of a base salary and an opportunity to earn an annual incentive award under the SVA Plan. The SVA Plan rewards participants for year-over-year improvement in our net operating profit after tax minus a capital charge. In addition, to be competitive in the marketplace we offer standard benefits available to all salaried employees, provide life insurance for all named executive officers, the ability to defer compensation under a Non-Qualified Deferred Compensation Plan (“NQDC”), and provide for participation in our Supplemental Retirement Plan (“SERP”) for certain named executive officers.

Operating Principles. The Compensation and Human Resources Committee broadly considered the factors more specifically set forth below when setting compensation for our named executive officers in fiscal 2023.

Management Philosophy. The Family Management Team has established an executive committee comprised of the named executive officers, as well as certain other executives (the “Executive Committee”). The members of this Executive Committee work together to manage our company’s affairs, which includes meeting regularly to discuss various aspects of our company’s operations and strategic goals. The Family Management Team adopted this collaborative approach to management for several reasons, including (a) the Family Management Team’s belief that input from the Executive Committee members is essential to our company’s success and (b) the Family Management Team’s belief that the familial relationship between the Family Management Team members lends itself naturally to a collaborative approach to management. The Compensation and Human Resources Committee supports the Family Management Team’s overall team-oriented approach to managing our company. Accordingly, at the Family Management Team’s request, the Compensation and Human Resources Committee generally determined that the primary elements of compensation for Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. should be equal for fiscal 2023.

Industry Comparison Group. When setting compensation for the named executive officers for fiscal 2023, the Compensation and Human Resources Committee compared elements of compensation (base salary, incentive compensation and equity grants) against the compensation reported for the named executive officers of a select group of companies engaged in the food and beverage business, which are generally similar in size to our company (the “Industry Comparison Group”), as a reference in setting overall compensation competitiveness. For fiscal 2023, the Industry Comparison Group was comprised of 16 publicly traded companies with annual revenues between approximately $449 million and $2.2 billion. The Compensation and Human Resources Committee’s independent consultant developed the Industry Comparison Group. For fiscal 2023, the Industry Comparison Group consisted of the following companies:

B&G Foods, Inc.	Lancaster Colony Corporation
The Boston Beer Company, Inc.	Landec Corporation
Cal-Maine Foods, Inc.	National Beverage Corp.
Calavo Growers, Inc.	Seneca Foods Corporation.
The Chefs’ Warehouse, Inc.	The Simply Good Foods Company
Farmer Bros. Co.	SunOpta, Inc
Hostess Brands, Inc	Tootsie Roll Industries, Inc.
J & J Snack Foods Corp.	Utz Brands, Inc.

In addition to the Industry Comparison Group, the independent consultant also provided additional information from certain broad-based compensation surveys to facilitate comparison and provide additional data points. This survey data served to supplement the Industry Comparison Group.

In setting compensation, the Compensation and Human Resources Committee recognized that, among other things, the roles of the named executive officers in the Industry Comparison Group may not fully align with the roles and responsibilities of our named executive officers due to our collaborative approach to management, the tenure of our named executive officers and our unique business needs. As a result, the Compensation and Human Resources Committee took a holistic review of compensation and did not mechanically attempt to benchmark the compensation of our Family Management Team.

Individual Performance. Notwithstanding the Family Management Team’s collaborative approach to management, the Compensation and Human Resources Committee considered the individual performance of each member of the Family Management Team, as well as the other executive officers, when it set and awarded compensation for fiscal 2023.

For fiscal 2023, Pearl Meyer reviewed the various components of compensation for our named executive officers, as well as the proposed changes in such compensation, and advised the Compensation and Human Resources Committee regarding how the changes compared to the Industry Comparison Group as well as the broader market.

When determining pay levels for the Family Management Team, the Compensation and Human Resources Committee examines the competitive market data and individual performance of the two Family Management Team officers and deliberates in executive session without any members of management present. The Compensation and Human Resources Committee specifically reviews and considers the significant equity holdings of the Sanfilippo Group in making compensation decisions for the Family Management Team, including the pay mix between cash and equity compensation. When determining pay levels for the other executive officers that are not members of the Family Management Team, the Compensation and Human Resources Committee considers the competitive external market data, individual performance and the recommendations from the Family Management Team.

Direct Compensation

Base Salary

The Compensation and Human Resources Committee approves the level of base salary for named executive officers, including the Chief Executive Officer, and the other executive officers. When determining the base salaries of our named executive officers and executive officers for fiscal 2023, the Compensation and Human Resources Committee considered the following factors:

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The Family Management Team’s collaborative approach to management;
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The Compensation and Human Resources Committee’s historical practices, including the salaries paid to our named executive officers and executive officers during the immediately preceding fiscal year;
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The salaries paid to the named executive officers of the companies in the Industry Comparison Group and other compensation survey data;
•
The individual performance, roles and responsibilities and experience and tenure of our named executive officers and executive officers;
•
The input and recommendations from the Family Management Team regarding the performance, functions and responsibilities of other executive officers; and
•
The input from the Compensation and Human Resources Committee’s independent consultant, including information regarding general executive salary trends and survey information.

In connection with setting the base salaries for fiscal 2023, the Compensation and Human Resources Committee, with the input from the Family Management Team for all other executive officers, reviewed the individual performance and roles and responsibilities of our company’s management. The reviews consisted of the Compensation and Human Resources Committee members’ observations of the Chief Executive Officer and other executive officers’ performance throughout the fiscal year and specifically with respect to each individual officer’s (a) roles and functions, and the fulfillment thereof and (b) positive contribution to our overall performance. The Compensation and Human Resources Committee also considered its desire to set the Family Management Team’s direct compensation above the 50th percentile of the Industry Comparison Group, provided such adjustments were supported by the overall long-term performance of our company and the individual performance and responsibilities of each member of the Family Management Team.

Based upon all of the foregoing factors, our Compensation and Human Resources Committee approved a 4.7% increase in the salaries paid to Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. for fiscal 2023. The uniform increase to the base salary of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. were approved in part because of the Family Management Team’s collaborative approach to management outlined above and the Compensation and Human Resources Committee’s desire to orient the base salaries of the Family Management Team above the 50th percentile of the Industry Comparison Group for fiscal 2023. The Compensation and Human Resources Committee also considered the sustained positive financial and operating performance of our company in approving the salary increases for the Family Management Team, which included the increases for Michael J. Valentine of 4.7%, Frank S. Pellegrino of 8.0%, and Shayn E. Wallace of 4.5%. While the Compensation and Human Resources Committee did not specifically approve Julia A. Pronitcheva’s base salary for fiscal year 2023 due to the timing of her promotion during the year, the Compensation and Human Resources Committee reviewed her salary and comparison to a survey group for internal and external equity purposes.

After taking these increases into account, base salaries for the Family Management Team were, in the aggregate, modestly above the 50th percentile for the Industry Comparison Group. Michael J. Valentine's base salary was slightly above the 50th percentile for the Industry Comparison Group. Frank S. Pellegrino’s and Shayn E. Wallace’s base salaries were slightly below the 50th percentile of a survey group, and Julia A. Pronitcheva's base salary was slightly below the 50th percentile of a survey group.

Annual Incentive Compensation—Sanfilippo Value-Added Plan

As described in greater detail below, the general structure of the SVA Plan results in a cash payment to each participant calculated as follows:

Participant’s Salary	X	Participant’s Target Salary Percentage	X	SVA Improvement Multiple	=	SVA Payment Declared

The SVA Plan rewards plan participants with cash incentive compensation for year-over-year improvement in economic profit. Economic profit is our net operating profit, as adjusted for share based compensation and net rental and miscellaneous expense, after taxes minus a charge for capital. The charge for capital is determined by multiplying the weighted average cost of capital (9%) by the invested capital in the business(adjusted net working capital plus net property, plant, and equipment and goodwill), excluding any excess cash and cash equivalents in excess of $2 million (such year-over-year improvement hereinafter referred to as “SVA”), as illustrated below:

SVA	=	Net operating profit after taxes (NOPAT)	minus	9% Capital Charge

Overall SVA improvement occurs when the net operating profit, as adjusted, after taxes less the capital charge increases on a year-over-year basis. Actual incentive compensation will be determined by comparing the actual SVA improvement amount relative to SVA improvement goals set for the fiscal year. To better align goals and incentive awards between all participants, the SVA Plan does not contain an individual performance component.

The Compensation and Human Resources Committee believes that using year-over-year SVA improvement in the SVA Plan motivates the plan participants to improve our company’s financial performance and more effectively manage its working and fixed capital by encouraging the productive use of capital resources relative to their cost. For example, the Compensation and Human Resources Committee, from time to time, receives information from the Family Management Team on the impact of certain business decisions on SVA performance and how the Family Management Team uses SVA in business planning. The Compensation and Human Resources Committee also believes that continuous SVA improvement correlates with stockholder returns over time. In addition, our company management has solicited feedback from significant stockholders and such stockholders have supported our use of the SVA Plan. For fiscal 2023, the SVA Plan participants included members of the Executive Committee and approximately 270 other employees. Almost all of our salaried and many hourly employees participate in the SVA Plan, and management thus believes the SVA Plan helps to broadly align incentive compensation with our company’s performance.

SVA Targets and Payments

The Compensation and Human Resources Committee, with the assistance of Pearl Meyer, its independent consultant, and the Family Management Team, established the SVA improvement goals for fiscal 2023. The Compensation and Human Resources Committee set three parameters for the SVA payout: the Threshold, or Minimum goal of SVA improvement, the Target goal and the Maximum goal.

•
Achieving at or below the Threshold, or Minimum goal of SVA improvement, would result in a 0% payout, or no payout of the participant’s target award.
•
Achieving the Target goal of SVA improvement would result in a 100% payout, or a 1x multiplier of the participant’s target award.
•
Achieving at or above the Maximum goal of SVA improvement would result in a 200% payout, or a 2x multiplier of the participant’s target award.

In order to achieve a payout under the SVA Plan, SVA improvement must exceed the Threshold, or Minimum goal of SVA improvement. SVA improvement amounts that fall in between the Threshold, Target, and Maximum goals are interpolated between each respective amount. For example, an SVA improvement level which was exactly in between the Target and Maximum goals would result in a 150% payout, or 1.5x multiplier of the participant’s target award. Each participant receives the same SVA improvement multiplier. The SVA Improvement Multiple cannot exceed the Maximum, or 2x multiplier, even if SVA improvement exceeds the Maximum goal. Because of the structure of the SVA Plan, the previous year’s performance impacts the target-setting process and ultimately the SVA improvement for the next fiscal year.

The goals for SVA improvement and actual fiscal 2023 results are shown below:

Fiscal 2023 SVA Improvement Goals, Results, and Payouts
Threshold/Minimum Goal	$(2,200,000)	0%, or 0x multiplier
Target Goal	$800,000	100%, or 1x multiplier
Maximum Goal	$3,800,000	200%, or 2x multiplier
Fiscal 2023 Result	$1,833,161	134%, or 1.34x multiplier
Fiscal 2023 SVA Payout = 134%, or 1.34x of the participant’s target award

For fiscal 2023, the Compensation and Human Resources Committee established each SVA Plan participant’s target award by multiplying the participant’s salary paid in fiscal 2023 by a set percentage, or “Target Salary Percentage.” For fiscal 2023, each SVA Plan participant had a Target Salary Percentage ranging from 5% to 110% of their base salary. The Compensation and Human Resources Committee determined the Target Salary Percentage based on recommendations from management as to the participant’s overall responsibilities and title and information from the Industry Comparison Group and other survey data. For fiscal 2023, each member of the Family Management Team received a 110% Target Salary Percentage, Michael J. Valentine received a 110% Target

Salary Percentage, Frank S. Pellegrino received a 100% Target Salary Percentage, Shayn E. Wallace received a 75% Target Salary Percentage, and Julia A. Pronitcheva received a 60% Target Salary Percentage. Applying the compensation philosophy discussed above, the target award for each of the named executive officers was above the 50th percentile of the market competitive benchmarks.

The table below summarizes the SVA Payments for the 2023 fiscal year for our named executive officers, based on the respective salaries paid, Target Salary Percentages and SVA Improvement Multiple:

			Fiscal 2023 SVA Payout
Officer	Fiscal 2023 Salary Paid	X	Target Salary Percentage	X	SVA Improvement Multiple	=	SVA Payment Declared
Jeffrey T. Sanfilippo	$789,461		110%		1.34		$1,167,139
Jasper B. Sanfilippo, Jr.	$789,461		110%		1.34		$1,167,139
Michael J. Valentine	$463,287		110%		1.34		$684,924
Frank S. Pellegrino	$448,432		100%		1.34		$602,692
Shayn E. Wallace	$370,583		75%		1.34		$373,548
Julia A. Pronitcheva(1)	$300,672		60%		1.34		$220,926
(1)
Ms. Julia A. Pronitcheva was promoted during our 2023 fiscal year and her target salary percentage increased. The SVA payment declared is a blend of her previous and current target salary percentages.

Long-Term Incentives—Equity Awards Under the 2014 Omnibus Plan

As described under “Security Ownership of Certain Beneficial Owners and Management”, the Family Management Team, and the “groups” to which they belong, have a large ownership interest in our company. The Compensation and Human Resources Committee recognizes that the Sanfilippo Group's large equity holdings in our company have resulted in the alignment of the Family Management Team’s interests with those of our stockholders. As a result, the Compensation and Human Resources Committee’s philosophy with respect to both the total amount of equity granted and equity as a compensation component has historically been more conservative as compared to our peers in the Industry Comparison Group. Thus, grants of equity awards to the Family Management Team were below the 50th percentile of the Industry Comparison Group in fiscal 2023. The grant of equity award to Michael J. Valentine was below the 50th percentile of the Industry Comparison Group. Grants of equity awards to Frank S. Pellegrino, Shayn E. Wallace, and Julia A. Pronitcheva all approximated the 50th percentile of the market benchmarks in fiscal 2023. In granting the number of RSUs, the Compensation and Human Resources Committee also considered the Board of Directors’ equity grant cap policy for the 2023 fiscal year. This policy limited the number of awards to 20,000 for any one individual and 250,000 in the aggregate to all individuals for the 2023 fiscal year.

In deciding the amount of RSUs to grant in fiscal 2023, the Compensation and Human Resources Committee considered the responsibilities of each executive officer and our financial and operating performance in the prior fiscal year. In addition, for fiscal 2023, the Compensation and Human Resources Committee specifically considered the company’s conservative use of equity compensation and the Family Management Team’s current pay positioning relative to the Industry Comparison Group. As part of these considerations, the Compensation and Human Resources Committee granted Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. $600,000 of RSUs, which translated into 7,212 RSUs granted. Mr. Michael J. Valentine was granted $400,000 of RSUs, which translated into 4,808 RSUs granted. Frank S. Pellegrino, Shayn E. Wallace, and Julia A. Pronitcheva, after input from management and deliberation by the Compensation and Human Resources Committee, were awarded $250,000, $225,000, and $150,000 of RSUs, which translated into 3,005, 2,705, and 1,803 RSUs granted, respectively.

The Compensation and Human Resources Committee typically approves the equity awards to be granted for any given fiscal year at the Compensation and Human Resources Committee meeting held in conjunction with the annual meeting of stockholders. Annual equity award grant dates are set on the 10th business day after the grant approval date. This date was chosen for administrative, compliance and governance reasons. For the fiscal 2023 RSU award grant, the Compensation and Human Resources Committee approved the grant on November 2, 2022, with a grant date of November 17, 2022. Pursuant to applicable SEC reporting rules, we have reported in the Summary Compensation Table and Grants of Plan-Based Awards Table below the applicable number of RSUs granted to each named executive officer at the grant date fair value under FASB ASC Topic 718, which may differ from the methodology we use to determine the value of RSUs we award each named executive officer.

Stock Ownership Guidelines and Anti-Hedging Policy

Generally, members of our Family Management Team, executive officers and Outside Directors must hold the following number of shares of our Common Stock, Class A Stock or outstanding RSUs (“Eligible Shares”) before any shares of Common Stock can be sold:

•
Family Management Team and Chief Financial Officer: the lesser of 20,000 Eligible Shares or Eligible Shares with a fair market value equal to five times the executive’s annual base salary.
•
Other Executive Officers: the lesser of 10,500 Eligible Shares or Eligible Shares with a fair market value equal to two times the executive’s annual base salary.
•
Outside Directors: the lesser of 10,500 Eligible Shares or Eligible Shares with a fair market value equal to four times the director’s annual cash retainer.

In addition to the company’s Stock Ownership Guidelines, our company has implemented an Anti-Hedging Policy which prohibits our executive officers and directors from engaging in certain hedging transactions with respect to our Common Stock or Class A Stock. In accordance with its regular review of equity ownership by executive officers and directors, the Compensation and Human Resources Committee determined that all executive officers and directors have met or are on track to meet stock ownership requirements by their respective dates in accordance with the company’s Stock Ownership Guidelines.

All Other Compensation

In addition to the direct compensation described above, our company offers certain other benefits to our executive officers, including the named executive officers, which consist of life insurance, company-sponsored retirement plans and limited perquisites.

Life Insurance We provide our named executive officers with life insurance.

Company-Sponsored Retirement Plans Our company offers retirement plans for eligible employees, as follows:

401(k) Plan. The company’s 401(k) Plan is a tax-qualified defined-contribution retirement plan. All non-union employees who are 21 years of age or older, including the named executive officers, are automatically enrolled in the plan and eligible to participate and receive a company match in our 401(k) Plan. All participants in our 401(k) Plan may receive company matching contributions of 100% of the employee’s contribution up to 3% of an employee’s salary and 50% of the next 2% of an employee’s salary; however, the match may not exceed 4% of an employee’s total salary. Our company contributed $66,662 as matching funds under the 401(k) Plan for fiscal 2023 for the named executive officers as a group, which are set forth in more detail in the “All Other Compensation for Fiscal Year 2023” table below.

SERP. On August 2, 2007 the former Compensation, Nominating and Governance Committee (“CNG Committee”) approved a restated SERP for certain named executive officers and key employees of our company (the “SERP Participants”) and their beneficiaries, if applicable. The restated SERP changed the plan adopted on August 25, 2005 to, among other things, clarify certain actuarial provisions and incorporate new Internal Revenue Service (“IRS”) requirements. The current SERP Participants are Mathias A. Valentine (as a former employee), Michael J. Valentine (as a former employee), the members of the Family Management Team and James A. Valentine, Senior Technical Advisor and Director. Jasper B. Sanfilippo was also a SERP Participant (as a former employee) until the time of his death in January 2020, at which time his SERP benefits passed to his spouse. The purpose of the SERP is to provide unfunded, non-qualified deferred compensation benefits to participants upon retirement, disability or death. The Compensation and Human Resources Committee believes that the SERP is a useful tool in motivating employees that are key to our company’s success and helps to ensure that the benefits provided by our company are competitive with the market. The current plan participants were chosen by our CNG Committee (prior to the creation of a separate Compensation and Human Resources Committee) based upon numerous factors, including the participant’s seniority, role within our company, and demonstrated commitment and dedication to our company. Participants with at least five years of employment with us are eligible to receive monthly benefits from the SERP after separating from service with our company, provided such participant’s employment is not terminated for “cause” (as defined in the SERP). For more information about the SERP please see “Company-Sponsored Retirement Plans” below.

Non-Qualified Deferred Compensation Plan. Beginning in fiscal 2023, we offered the NQDC to provide executives with the opportunity to accumulate assets for retirement on a tax-deferred basis. Participants in the NQDC can defer up to 80% of their base salary and up to 100% of performance-based compensation. The compensation deferred under the NQDC is credited with earnings and losses as determined by the rate of return of reference investments selected by the participants. Participants are fully vested in their respective deferrals and earnings. We may also make discretionary contributions, which vest three years from the crediting date, at full vesting age, or other events as defined and described in the NQDC. We invest in corporate owned life insurance contracts on the lives of designated individuals that are held in a Rabbi Trust (“Trust”) to fund the NQDC obligations. The Trust is the owner and beneficiary of such insurance contracts. Our promise to pay amounts deferred under the NQDC is an unsecured obligation. Participant’s benefits can be paid out as a lump sum or in annual installments over a term of up to 10 years.

Perquisites Our company provides a minimal amount of perquisites to the named executive officers, including members of the Family Management Team. The perquisites provided in fiscal 2023 were personal use of company vehicles or a direct car allowance. We have provided additional information on perquisites in the table entitled “All Other Compensation for Fiscal Year 2022.”

Retirement Agreement with Michael J. Valentine: On January 23, 2023, we entered into a Retirement Agreement with Michael J. Valentine, our former Group President. Under the terms of the Retirement Agreement, Mr. Valentine retired from the company effective January 23, 2023. In exchange for being bound by customary release, non-solicit, non-disparagement and confidentiality provisions, and consideration of other factors, Mr. Valentine received a company-paid COBRA continuation coverage for eighteen months after his retirement from the company. Mr. Valentine was paid his fiscal 2023 SVA bonus as set forth in the Summary Compensation Table below and received retirement treatment for his unvested RSUs granted under the 2014 Omnibus Plan.

Separation Agreement with Shayn E. Wallace: On June 27, 2023, we entered into a Separation and General Release Agreement (the Separation Agreement”) with Shayn E. Wallace, our former Executive Vice President of Sales and Marketing. Under the terms of the Separation Agreement, Mr. Shayn E. Wallace was separated from the company effective June 29, 2023. In exchange for being bound by customary release, non-solicit, non-solicit, non-disparagement and confidentiality provisions, and consideration of other factors, Mr. Shayn E. Wallace received a cash severance payment of $310,000, which is equivalent to approximately 43 weeks of pay, and a payment of $8,490 for the COBRA continuation of coverage for six months after his separation with the company. Mr. Shayn E. Wallace was paid his fiscal 2023 SVA bonus as set forth in the Summary Compensation Table below and forfeited 7,409 of his unvested RSUs granted under the 2014 Omnibus Plan in fiscal year 2021, 2022, and 2023.

Response to the 2022 Advisory Vote on Executive Compensation

In 2022, the stockholders of our company had the opportunity, pursuant to SEC regulations, to have an advisory vote to approve the compensation paid to the named executive officers. The results of the vote were as follows:

•
33,106,548 votes were “For” the compensation paid to our named executive officers;
•
276,229 votes were “Against” the compensation paid to our named executive officers; and
•
9,356 votes abstained.

Based on the above results, approximately 99.1% of votes cast at the 2022 annual meeting of stockholders supported the compensation paid to our named executive officers. The Compensation and Human Resources Committee considered these results in light of our company’s corporate structure and determined that no significant changes were required to our company’s compensation program as a result of the vote.

Policy With Respect to Qualifying Compensation for Tax Deductibility and Accounting Matters

Prior to the enactment of the U.S. Tax Cuts and Jobs Act on December 22, 2017 (the “TCJA”), our company’s ability to deduct compensation paid to covered employees (as defined in the Section 162(m) of the Internal Revenue Code (“Section 162(m)”)), including certain named executive officers, for tax purposes was generally limited to $1.0 million annually. However, this $1.0 million limitation did not apply to “performance-based” compensation if certain conditions were satisfied as set forth in more detail in Section 162(m). The TCJA repealed the performance-based compensation exemption, effective for taxable years beginning January 1, 2018, and expanded the definition of covered employees whose compensation is subject to the annual $1.0 million deduction limitation to cover compensation paid to the CFO plus any individual who has previously been a covered employee, even if the individual no longer holds the position. Compensation paid to our named executive officers in excess of $1.0 million since the 2019 fiscal year and later fiscal years is generally not tax deductible even if performance-based. In addition, further changes in tax laws (and interpretations of those laws), as well as other factors beyond our company’s control, may affect the deductibility of any other compensation paid to our employees. Although the Section 162(m) exemption is no longer available, the Compensation and Human Resources Committee intends to continue to use selected performance-based metrics in our compensation programs because it believes that it aligns the interests of our stockholders with the interests of our named executive officers.

The Compensation and Human Resources Committee, as necessary in its judgment, reviews projections of the estimated accounting (pro forma expense) and tax impacts of all material elements of the executive compensation program. Generally, the accounting expenses are accrued over the requisite service period of the particular pay element (generally equal to the performance period) and our company realizes a tax deduction upon the payment to or realization by the executive. We account for our equity awards under FASB ASC Topic 718.

Compensation of Executive Officers

Summary Compensation Table

The Summary Compensation Table provides the total compensation for the last three completed fiscal years for each of our company’s named executive officers.

Summary Compensation Table for Fiscal Year 2023

Name and Principal Position(*)	Year	Salary(1)	Stock Awards(2)	Non- Equity Incentive Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total(6)
Jeffrey T. Sanfilippo	2023	$790,846	$537,150	$1,167,139	$317,658	$19,008	$2,831,801
Chief Executive Officer	2022	$764,313	$382,517	$610,837	$—	$18,660	$1,776,327
	2021	$684,650	$350,611	$1,305,937	$1,156,502	$17,350	$3,515,050
Jasper B. Sanfilippo, Jr.	2023	$790,846	$518,038	$1,167,139	$93,921	$30,379	$2,600,323
Chief Operating Officer	2022	$764,313	$382,517	$610,837	$—	$29,136	$1,786,803
	2021	$684,650	$350,611	$1,305,937	$793,205	$29,386	$3,163,789
Michael J. Valentine	2023	$421,225	$395,170	$684,924	$—	$173,361	$1,674,680
Former Group President	2022	$727,690	$373,219	$582,244	$—	$29,136	$1,712,289
	2021	$684,650	$383,707	$1,305,937	$1,394,810	$30,086	$3,799,190
Frank S. Pellegrino	2023	$449,724	$215,849	$602,692	$—	$22,101	$1,290,366
Chief Financial Officer	2022	$417,307	$191,259	$272,385	$—	$20,942	$901,893
Executive Vice President	2021	$343,309	$162,188	$445,744	$—	$19,990	$971,231
Finance and Administration
Shayn E. Wallace	2023	$371,204	$194,300	$373,548	$—	$20,195	$959,247
Former Executive Vice President	2022	$361,944	$170,049	$197,455	$—	$19,678	$749,126
Sales and Marketing	2021	$341,423	$162,188	$444,202	$—	$21,410	$969,223
Julia A. Pronitcheva	2023	$302,386	$129,509	$220,926	$—	$21,032	$673,853
Senior Vice President
Human Resources

(*) Ms. Julia A. Pronitcheva was not a named executive officer for the 2022 and 2021 fiscal years.

(1)
On January 23, 2023, Mr. Michael J. Valentine retired as Group President. Mr. Michael J. Valentine's fiscal year 2023 salary was prorated for his service as an employee of the company.
(2)
The amounts in this column reflect the grant date fair value of RSUs granted under the 2014 Omnibus Plan for the fiscal years presented, determined in accordance with FASB ASC Topic 718. The fair value may vary by participant based on the applicable provisions in the 2014 Omnibus Plan, including the age and tenure of each participant.
(3)
The amounts in this column reflect payments made pursuant to our SVA Plan for the respective fiscal year the payments were earned.
(4)
The amounts in this column reflect the aggregate change in actuarial value of the named executive officers’ accumulated benefit under the SERP from July 1, 2022 to June 29, 2023, June 25, 2021 to June 30, 2022 and June 26, 2020 to June 24, 2021, which were our SERP measurement dates used for financial reporting purposes for fiscal 2023, 2022 and 2021, respectively. For fiscal year 2023, the pension value decreased $513,420 for Mr. Michael J. Valentine. For fiscal year 2022, the pension value decreased $487,497 for Mr. Jeffrey T. Sanfilippo, $201,215 for Mr. Michael J. Valentine and $843,120 for Mr. Jasper B. Sanfilippo, Jr. Assumptions used to calculate the amounts can be found immediately after the “Pension Benefits Table for Fiscal Year 2023” below. None of our named executive officers earned above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified. See “Company-Sponsored Retirement Plans” for more information about the SERP.
(5)
The amounts in this column reflect perquisites and other personal benefits. The table below entitled “All Other Compensation for Fiscal Year 2023” shows each component of the total amount included in this column.
(6)
Although it was generally determined by the Compensation and Human Resources Committee that Jeffrey T. Sanfilippo’s and Jasper B. Sanfilippo, Jr.’s compensation (base salary, equity awards and non-equity incentive compensation) should be equal, total compensation for the two of them may differ primarily due to the amounts reported in the Change in Pension Value and

Nonqualified Deferred Compensation Earnings column, the actuarial value of which is impacted by the participant’s age and years of service and due to the amounts reported in the “Stock Awards” column for the reason discussed in footnote 2 to this Summary Compensation Table. Refer to the “Overview of Fiscal 2023 Executive Compensation Program” for additional detail regarding the philosophy for the Family Management Team members’ compensation.

All Other Compensation for Fiscal Year 2023(1)

Name	Benefit Plan Matching(2)	Executive Life Insurance(3)	Car Allowance(4)	Retirement Compensation(5)	Total
Jeffrey T. Sanfilippo	$12,740	$1,579	$4,689	$—	$19,008
Jasper B. Sanfilippo, Jr.	$13,200	$1,579	$15,600	$—	$30,379
Michael J. Valentine	$2,314	$892	$8,400	$161,755	$173,361
Frank S. Pellegrino	$14,592	$1,509	$6,000	$—	$22,101
Shayn E. Wallace	$12,792	$1,403	$6,000	$—	$20,195
Julia A. Pronitcheva	$13,725	$1,307	$6,000	$—	$21,032

(1)
Such perquisites and personal benefits are valued at their aggregate incremental cost to our company. All of the perquisites and personal benefits referred to by footnote (5) to the Summary Compensation Table involved an actual cash expenditure by our company and therefore the actual cash expenditure is what is reflected as the value of the perquisites and personal benefits.
(2)
The amounts in this column reflect the company’s matching contributions to our company’s 401(k) Plan and HSA Plan.
(3)
The amounts in this column reflect life insurance premiums paid by the company on behalf of the named executive officers.
(4)
The amounts in this column reflect the named executive officers’ personal usage of a company car or a direct car allowance paid to the named executive officer.
(5)
The amounts in this column reflect the named executive officer’s unused accrued vacation paid at retirement of $130,163 and total value of COBRA payments of $31,592.

Company-Sponsored Retirement Plans

A purpose of the SERP is to provide SERP Participants with a meaningful retirement benefit. The SERP is an unfunded plan. If a SERP Participant, after serving our company for at least five years, separates from service to our company at or after the age of 65, benefits will be payable to the SERP Participant for life. Monthly installments will be paid at a rate equal to (a) one-twelfth (1/12th) of 50% of the SERP Participant’s highest consecutive five year average annual base salary, bonus and non-equity incentive compensation earned during the SERP Participant’s final 10 years of service, multiplied by (b) the number of full years the SERP Participant was employed by the company divided by the greater of (i) 20 or (ii) the number of full years the SERP Participant would have been employed if he or she had been employed by the company from his or her hire date through attainment of age 65 (which quotient shall not exceed 1.0). In the event that the SERP Participant’s benefits commence after he or she turns 65 years old, the SERP Participant’s benefit as otherwise computed under the SERP shall be adjusted for the time value of money (interest only) from age 65 to his or her age at actual retirement. If the participant has a beneficiary (the existence of a beneficiary is determined at the time the benefits commence), the benefits will be in the form of a joint and 100% contingent annuitant benefit, which is the actuarial equivalent of the SERP Participant’s life-only benefit. If a SERP Participant separates from service to our company prior to the age of 65 and has achieved 10 years of service to us, certain reduced early retirement benefits may be available. All of the named executive officers eligible to participate in the SERP have already achieved 10 years of service to us, but none are 65 or older. Payments under the SERP are subject to a deduction for social security and other offset amounts.

The present value of the accumulated benefits for each of the executive officers in the table below is based upon the following: (a) in determining the number of years of credited service at retirement age, the retirement age is 57 – 65 years old; (b) the annual retirement payment is 50% of the executive’s current compensation; (c) the discount rate is 5.12% and (d) the Pri-2012 White Collar Mortality table postretirement with MP-2021 projection table applied on a fully generational basis were used to determine life expectancy after retirement date. A further discussion of the assumptions used in calculating the amounts shown in the table below can be found in Note 15 to our audited consolidated financial statements for the year ended June 29, 2023, included in our Annual Report on Form 10-K filed with the Commission on August 23, 2023.

Pension Benefits Table for Fiscal Year 2023

Name & Position(1)	Plan Name	Number of Years of Credited Service(3)	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Jeffrey T. Sanfilippo, CEO	Supplemental Retirement Plan	32	$6,923,601	$—
Jasper B. Sanfilippo, Jr., COO	Supplemental Retirement Plan	32	$4,450,150	$—
Michael J. Valentine, Former Group President(2)	Supplemental Retirement Plan	35	$7,744,362	$—

(1)
Frank S. Pellegrino, Shayn E. Wallace and Julia A. Pronitcheva are not SERP Participants.
(2)
Michael J. Valentine retired during fiscal 2023 and his $41,249 monthly benefit payment under the SERP commenced fiscal 2024.
(3)
This column reflects the actual number of years of service to our company by each of the executive officers listed. It is our company’s policy not to credit extra years of service to SERP Participants.

Grants of Plan-Based Awards

Our company’s plan-based awards for certain executives, including the named executive officers, consist of equity-based awards and non-equity incentive compensation payments under our SVA Plan. The following table provides fiscal 2023 information for the named executive officers’ equity-based awards under our 2014 Omnibus Plan and potential non-equity incentive compensation payments under our SVA Plan. With respect to awards of RSUs under our company’s 2014 Omnibus Plan, the table below includes the grant date of each award, the number of RSUs granted, the fair value at the date of grant and the resulting grant date fair value of the RSUs.

Grants of Plan-Based Awards for Fiscal Year 2023

	Grant	Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Equity Based Awards: Number	Grant Date Fair Value	Grant Date Fair Value of Equity Based
Name	Date(1)	Date	Threshold $	Target $	Maximum $	of Units	($/Share)	Awards(3)
Jeffrey T. Sanfilippo	11/17/2022	11/02/2022	—	—	—	7,212	$74.48	$537,150
	8/24/2022	—	—	$869,930	$1,739,860
Jasper B. Sanfilippo, Jr.	11/17/2022	11/02/2022	—	—	—	7,212	$71.83	$518,038
	8/24/2022	—	—	$869,930	$1,739,860
Michael J. Valentine	11/17/2022	11/02/2022	—	—	—	4,808	$82.19	$395,170
	8/24/2022	—	—	$463,347	$926,694
Frank S. Pellegrino	11/17/2022	11/02/2022	—	—	—	3,005	$71.83	$215,849
	8/24/2022	—	—	$449,724	$899,448
Shayn E. Wallace	11/17/2022	11/02/2022	—	—	—	2,705	$71.83	$194,300
	8/24/2022	—	—	$278,403	$556,806
Julia A. Pronitcheva	11/17/2022	11/02/2022	—	$—	$—	1,803	$71.83	$129,509
	8/24/2022	—	—	$181,431	$362,862

(1)
The November 17, 2022 equity awards (RSUs) were granted under the 2014 Omnibus Plan. The August 24, 2022 awards (non-equity incentive compensation payments) were granted under the SVA Plan.
(2)
This column shows both the target and maximum for fiscal 2023 under our company’s SVA Plan. The amounts in this column are based on the participant’s fiscal 2023 salary earned, the applicable Target Salary Percentage and the applicable performance level under the SVA Plan. The SVA Plan payments are based on SVA, which is the year-to-year improvement in our net operating profit after taxes minus a capital charge. The maximum payout pursuant to the SVA Plan is an SVA Improvement Multiple of 2x. The actual SVA Improvement Multiple for fiscal 2023 was 1.34x. See “Compensation Discussion and Analysis—Overview of Fiscal 2023 Executive Compensation Program—Annual Incentive Compensation—Sanfilippo Value-Added Plan” for more information about our SVA Plan.
(3)
The amounts shown in this column represent the grant date fair value of each equity award (all RSUs) calculated in accordance with FASB ASC Topic 718. The Compensation and Human Resources Committee approved the grant date as the 10th business day following the date of the Compensation and Human Resources Committee’s approval of the grant. These dates were chosen for administrative, compliance and governance purposes. The Compensation and Human Resources Committee reviews and approves the granting of RSUs under the 2014 Omnibus Plan at its meeting at or around the annual meeting of stockholders.

Outstanding Equity Awards

The following table provides information on outstanding equity-based awards held by the named executive officers as of June 29, 2023. For RSUs, the table shows the number of RSUs that have not vested and their market value.

Outstanding Equity Awards at Fiscal Year End 2023

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Units That Have Not Vested(1)	Market Value of Units That Have Not Vested(2)
Jeffrey T. Sanfilippo	—	—	—	—	17,582	$2,098,588
Jasper B. Sanfilippo, Jr.	—	—	—	—	17,582	$2,098,588
Michael J. Valentine	—	—	—	—	—	$—
Frank S. Pellegrino	—	—	—	—	7,995	$954,283
Shayn E. Wallace	—	—	—	—	—	$—
Julia A. Pronitcheva	—	—	—	—	4,497	$536,762

(1)
Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. were granted 7,212 RSUs in fiscal 2023, 5,158 RSUs in fiscal 2022, and 5,212 RSUs in fiscal 2021.

Michael J. Valentine was granted 4,808 RSUs in fiscal 2023, 4,585 RSUs in fiscal 2022, and 5,212 RSUs in fiscal 2021. All of these shares vested upon his retirement on January 23, 2023. These shares were deferred in compliance with Section 409A of the Code and issued to him on July 23, 2023.

Frank S. Pellegrino was granted 3,005 RSUs in fiscal 2023, 2,579 RSUs in fiscal 2022, and 2,411 RSUs in fiscal 2021.

Shayn E. Wallace was granted 2,705 RSUs in fiscal 2023, 2,293 RSUs in fiscal 2022, and 2,411 RSUs in fiscal 2021, which were forfeited on June 29, 2023 pursuant to the terms of the Separation Agreement.

Julia A. Pronitcheva was granted 1,803 RSUs in fiscal 2023, 1,261 RSUs in fiscal 2022, and 1,433 RSUs in fiscal 2021.

The Compensation and Human Resources Committee approved the fiscal 2023 RSU grants on November 2, 2022, with a grant date of November 17, 2022. The Compensation and Human Resources Committee approved the fiscal 2022 RSU grants on October 27, 2021, with a grant date of November 10, 2021. The Compensation and Human Resources Committee approved the fiscal 2021 RSU grants on October 28, 2020, with a grant date of November 11, 2020. All RSUs granted to employees vest in accordance with the provisions in the 2014 Omnibus Plan and generally are scheduled to fully vest three years from the grant date.

(2)
The amounts shown in this column reflect the value of outstanding RSUs on June 29, 2023. The closing price of our Common Stock was $119.36 at June 29, 2023.

Option Exercises and Stock Vested During Fiscal 2023

The following table provides information on stock options that were exercised and stock awards that vested during the fiscal year ended June 29, 2023 for each of the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value of Shares Acquired on Vesting ($)(1)
Jeffrey T. Sanfilippo	—	$—	3,238	$264,447
Jasper B. Sanfilippo, Jr.	—	$—	3,238	$264,447
Michael J. Valentine	—	$—	3,238	$264,447
Frank S. Pellegrino	—	$—	1,494	$122,015
Shayn E. Wallace	—	$—	1,494	$122,015
Julia A. Pronitcheva	—	$—	1,096	$89,510

(1)
The RSU awards for Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., Michael J. Valentine, Frank S. Pellegrino, Shayn E. Wallace, and Julia A. Pronitcheva vested on November 13, 2022, the third anniversary of the grant date of the award. The closing price of our Common Stock on November 13, 2022 was $81.67.
(2)
Pursuant to the terms of the Retirement Agreement, Mr. Michael J. Valentine owned 14,605 RSUs which vested on January 23, 2023, but were subject to deferral under Section 409A of the Code. These deferred RSUs were issued on July 23, 2023 and the value of the RSUs was $1,637,513 at issuance.

Other SERP Payments

Under the SERP, for amounts which appear in the Pension Benefits Table for Fiscal Year 2023 above, the SERP Participants may receive post-employment payments at the termination of their employment with us by reasons including, other than for “cause” (as defined in the SERP), retirement, disability or death and if the participant has at least five years of employment with our company. Upon a termination for cause, all benefit rights under the SERP will terminate and be forfeited. Pursuant to the terms of the SERP, the employment of a SERP Participant shall be deemed to have been terminated for cause by our company if a SERP Participant has: (a) engaged in one or more acts constituting a felony, or involving fraud or serious moral turpitude; (b) willfully refused (except by reason of incapacity due to accident or illness) to perform substantially all of his or her duties, provided that such refusal shall have resulted in demonstrable material injury to our company or its subsidiaries; or (c) willfully engaged in gross misconduct materially injurious to our company. If a SERP Participant separates from our company on or after the age of 65 (other than for cause), that SERP Participant will receive the full benefit under the formula described before the Pension Benefits Table for Fiscal Year 2023.

If a SERP Participant separates from our company before the age of 65 (other than for cause), has attained the age of 55 and has been credited with at least 10 years of employment at the time of termination of employment, that SERP Participant will receive the actuarial equivalent of the age 65 benefit, to be paid as soon as feasible on or after the participant’s attainment of the age of 55.

Assuming that each of the SERP Participants separated their service from our company on June 29, 2023, each would receive the following monthly payment to be paid throughout the SERP Participant’s life:

•
Jeffrey T. Sanfilippo: $39,009
•
Jasper B. Sanfilippo, Jr.: $22,748

If a SERP Participant separates from our company before age 65 and has not been credited with at least 10 years of employment, that SERP Participant’s benefits may not commence until the attainment of the age of 65. All SERP Participants have already been credited with at least 10 years of employment to our company. As all SERP Participants are deemed “specified employees” under Section 409(A) of the Internal Revenue Code, benefits will not be paid until the date that is six months after the effective date of termination of employment. In the event that termination of employment was the result of long-term disability, the benefits shall be reduced to the extent of any benefits received under our company’s long-term disability plan and until such time that benefits under the long-term disability plan cease. If both the SERP Participant and the SERP Participant’s beneficiary die before the benefits commence, all entitlement to benefits will terminate.

So long as a SERP Participant is not terminated for cause and has fulfilled the conditions precedent to payment as described above, a participant is entitled to payment pursuant to the SERP. Other than as described above, there are no material conditions or obligations applicable to the receipt of payments or benefits under the SERP, such as a requirement to enter into non-compete, non-solicitation, non-disparagement or confidentiality agreements.

Non-Qualified Deferred Compensation Plan

The following table reports compensation earned by the named executive officers and deferred under the NQDC during the fiscal year ended June 29, 2023:

Name	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Jeffrey T. Sanfilippo	$—	$—	$—	$—	$—
Jasper B. Sanfilippo, Jr.	$—	$—	$—	$—	$—
Frank S. Pellegrino	$5,757	$5,757	$408	$—	$11,922
Shayn E. Wallace	$15,784	$6,313	$378	$—	$22,475
Julia A. Pronitcheva	$6,663	$5,331	$430	$—	$12,424

(1)
Any contributions with respect to fiscal 2023 performance deferred in fiscal 2024 (SVA) are not credited until fiscal 2024, and are not included in this table. All contributions reported in this table are reported as compensation for the 2023 fiscal year in the Summary Compensation Table above.
(2)
The amounts reported in the Company Contributions column include company matching contributions made in fiscal 2023. Due to the three year vesting period on the company contributions, these amounts were not included in the “All Other Compensation” table above.

Equity Awards and SVA—Change in Control and Termination Provisions

The Compensation and Human Resources Committee has granted equity related awards to the named executive officers under our 2014 Omnibus Plan. The outstanding awards consist of RSUs granted under the 2014 Omnibus Plan in our fiscal 2021, fiscal 2022 and fiscal 2023 years. Below summarizes the treatment in respect of the various outstanding equity awards under the specified circumstances.

•
Voluntary resignation or for cause: all unvested RSUs are forfeited under the 2014 Omnibus Plan.
•
Death or disability: all unvested RSUs will vest under the 2014 Omnibus Plan.
•
Retirement: all unvested RSUs will vest under the 2014 Omnibus Plan if the participant meets the criteria for retirement, as defined, and the participant gives the required notice. Unvested RSUs will vest under the 2014 Omnibus Plan on a pro-rata basis if the participant meets the criteria for early retirement and the participant gives the required notice.
•
Change in control: unless the Compensation and Human Resources Committee elects to provide different treatment, all unvested RSUs will vest pro-rata under the 2014 Omnibus Plan.

In the event of termination of employment by resignation or for cause, the named executive officers would forfeit their SVA payments and would not receive any compensation. Upon death or disability, retirement or termination of service by the company other than for cause, the named executive officers would receive their SVA payments on a pro-rata basis. The SVA payment is pro-rated based on the final and actual paid base salary through the date of separation. Upon a change in control, the named executive officers would receive their SVA payments based on the assumption that the target SVA improvement for that plan year had been achieved prior to the change in control, and pro-rating it for the actual number of days in the plan year before the change in control occurred.

The following tables have been prepared subject to the terms of the Retirement Agreement with Michael J. Valentine and the Separation Agreement with Shayn E. Wallace. Pursuant to the terms of the Retirement Agreement, Michael J. Valentine was eligible to receive his SVA Plan bonus for the 2023 fiscal year when paid to other executives. Pursuant to the Separation Agreement, Shayn E. Wallace forfeited all of his RSUs on June 29, 2023 and was eligible to receive his SVA Plan bonus for the 2023 fiscal year when paid to other executives.

Other Equity and SVA Payments—Change in Control

In the event that a change of control of our company occurred on June 29, 2023, our named executive officers would be entitled to the following equity-based payments as a result of such officer’s unvested RSUs vesting upon such change in control in accordance with the 2014 Omnibus Plan, the following target bonus payments (assuming no Compensation and Human Resources Committee action) as a result of our SVA Plan, and the following payments in total:

Name	Number of Vested RSUs	Closing Stock Price on 06/29/23	$ Value of Vested RSUs	SVA Payment	Total Payment
Jeffrey T. Sanfilippo	8,612	$119.36	$1,027,928	$1,167,139	$2,195,067
Jasper B. Sanfilippo, Jr.	8,612	$119.36	$1,027,928	$1,167,139	$2,195,067
Frank S. Pellegrino	4,021	$119.36	$479,947	$602,692	$1,082,639
Shayn E. Wallace	—	$119.36	$—	$373,548	$373,548
Julia A. Pronitcheva	2,251	$119.36	$268,679	$220,926	$489,605

Other Equity and SVA Payments—Other Terminations

In the event of a named executive officer’s death or permanent disability, on June 29, 2023, each named executive officer would be entitled to the following equity-based payments for accelerated vesting of RSUs in accordance with the 2014 Omnibus Plan, the following bonus payments as a result of our SVA Plan, and the following payments in total:

Name	Number of Vested RSUs	Closing Stock Price on 06/29/23	$ Value of Vested RSUs	SVA Payment	Total Payment
Jeffrey T. Sanfilippo	17,582	$119.36	$2,098,588	$1,167,139	$3,265,727
Jasper B. Sanfilippo, Jr.	17,582	$119.36	$2,098,588	$1,167,139	$3,265,727
Frank S. Pellegrino	7,995	$119.36	$954,283	$602,692	$1,556,975
Shayn E. Wallace	—	$119.36	$—	$373,548	$373,548
Julia A. Pronitcheva	4,497	$119.36	$536,762	$220,926	$757,688

In the event of a named executive officer’s normal or early retirement, on June 29, 2023, each named executive officer would be entitled to the following payment for accelerated vesting of RSUs (assuming all applicable notices were timely given and the participant is eligible for any retirement treatment), the following bonus payments as a result of our SVA Plan, and the following payments in total:

Name	Number of Vested RSUs	Closing Stock Price on 06/29/23	$ Value of Vested RSUs	SVA Payment	COBRA	Total Payment
Jeffrey T. Sanfilippo	8,612	$119.36	$1,027,928	$1,167,139	$—	$2,195,067
Jasper B. Sanfilippo, Jr.	8,612	$119.36	$1,027,928	$1,167,139	$—	$2,195,067
Michael J. Valentine(1)	14,605	$119.36	$1,743,253	$684,924	$31,592	$2,459,769
Frank S. Pellegrino	—	$119.36	$—	$602,692	$—	$602,692
Shayn E. Wallace	—	$119.36	$—	$373,548	$—	$373,548
Julia A. Pronitcheva	—	$119.36	$—	$220,926	$—	$220,926

(1)
In accordance with SEC reporting rules, Michael J. Valentine’s amounts include the value of the RSUs which vested pursuant to his Retirement Agreement, the value of his SVA bonus, and for “Total Payments” includes his unused accrued vacation paid at retirement and value of his COBRA payments.

In the event of a named executive officer’s termination without cause, on June 29, 2023, each named executive officer would be entitled to the following bonus payments as a result of our SVA Plan but would not be entitled any equity-based payments for accelerated vesting of RSUs in accordance with the 2014 Omnibus Plan. The below reflects the amounts to be paid to Shayn Wallace in accordance with his Separation Agreement and the following payments in total for the other named executive officers based on the preceding sentence:

Name	Number of Vested RSUs	Closing Stock Price on 06/29/23	$ Value of Vested RSUs	SVA Payment	Severance	COBRA	Total Payment
Jeffrey T. Sanfilippo	—	$119.36	$—	$1,167,139	$—	$—	$1,167,139
Jasper B. Sanfilippo, Jr.	—	$119.36	$—	$1,167,139	$—	$—	$1,167,139
Frank S. Pellegrino	—	$119.36	$—	$602,692	$—	$—	$602,692
Shayn E. Wallace	—	$119.36	$—	$373,548	$310,000	$8,490	$692,038
Julia A. Pronitcheva	—	$119.36	$—	$220,926	$—	$—	$220,926

For all other terminations of service not listed above, including voluntary separation, the named executive officers would forfeit their SVA payments and would not receive any compensation.

Certain Insurance Policy Arrangements

We provided benefits in the form of paying premiums on certain insurance policies (the “Policies”) that cover the lives of our former Chief Executive Officer, Jasper B. Sanfilippo (deceased), his spouse, and our former President, Mathias A. Valentine (collectively, the “Former Officers”). The Policies were obtained by the Former Officers while they were serving as executive officers of the company. The Policies were previously owned by several trusts created by the Former Officers. On December 31, 2003, the trusts, the Former Officers, their spouses and our company entered into certain Amended and Restated John B. Sanfilippo & Son, Inc. Split-Dollar Insurance Agreements (as amended, the “Split-Dollar Agreements”), which assigned the Policies to our company. As a result of this assignment, our company received all incidents and benefits of ownership in the Policies, including all rights to the accumulated cash surrender values of the Policies, and has undertaken the obligation to pay the premiums due on such policies. Upon the death of both the insured and their spouse, the company is entitled to receive reimbursement of all premiums paid by the company, and the trusts created by the Former Officers are entitled to receive any remaining death benefit. In fiscal 2022 the Sanfilippo family exercised their contractual option (as set forth in the respective Split-Dollar Agreement) to purchase the applicable insurance policies from the company and consequently the company sold its ownership of such policies to the Sanfilippo family, as further described under “Review of Related Party Transactions—Sanfilippo Split-Dollar Life Policy Termination”. In fiscal 2023, the company paid insurance premiums of approximately $56,000 in respect of such split-dollar policies for Mathias A. Valentine, as contemplated by the respective Split-Dollar Agreement.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, our company is providing information about the relationship of the annual total compensation of our median employee and the annual compensation of our Chief Executive Officer during fiscal 2023. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee in fiscal 2023, payroll data was collected for all employees, whether employed on a full-time, part-time, or seasonal basis, as of June 29, 2023, excluding the CEO. We used total W-2 compensation for fiscal 2023 as our consistently applied compensation measure. We believe the use of W-2 compensation for all employees is a consistently applied compensation measure. Using this methodology, we determined that our median employee is a non-exempt, full-time hourly employee with an annual total compensation of $63,474 for fiscal 2023, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The annual total compensation of our CEO for fiscal 2023, as reported in the Summary Compensation Table included earlier in this proxy statement, was $2,831,801.

On the basis of the information set forth above, for fiscal 2023 the estimated ratio of the annual compensation of Mr. Jeffrey T. Sanfilippo to the annual compensation of our median employee was 45 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules and guidance promulgated by the SEC as of the date of this proxy statement. We have derived this estimate based on our payroll and employment records, the compensation for our CEO as set forth in the Summary Compensation Table, and the methodologies described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee reviews and approves the salaries, equity grants, incentive compensation (such as the SVA Plan) and other compensation of executive officers and Outside Directors. The duties and procedures of the Compensation and Human Resources Committee are explained in greater detail in the “Compensation and Human Resources Committee” subsection of the “Corporate Governance” section and the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.

Respectfully submitted by all of the members of the Compensation and Human Resources Committee of the Board of Directors.

Ellen C. Taaffe, Chairperson

Pamela Forbes Lieberman

Mercedes Romero

The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. Further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance is described under “Compensation Discussion & Analysis” beginning on page 34.

The following table sets forth information concerning the compensation actually paid (“CAP”) of our CEO (“Principle Executive Officer” or “PEO”) and other named executive officers (“NEOs”) for the prior three fiscal years and our financial performance for each such fiscal year:

			Average SCT for	Average CAP to	Value of Initial Fixed $100 Investment Based On:			Company Selected
Fiscal Year	SCT for PEO(1)	CAP to PEO(3)	Non-CEO NEOs(2)	Non-CEO NEOs(3)	TSR(4)	Peer Group TSR(4)	Net Income	Measure: Ending SVA(5)
2023	$2,831,801	$3,619,565	$1,439,694	$1,728,241	$167	$138	$62,857,497	$38,086,106
2022	$1,776,327	$1,944,177	$1,004,984	$1,015,849	$96	$133	$61,786,796	$36,252,945
2021	$3,515,050	$2,784,071	$2,225,858	$1,904,880	$113	$158	$59,740,508	$37,542,497

(1)
Amounts in this column represent the amounts reported for Mr. Jeffrey T. Sanfilippo, our CEO, in the “Total” column of the Summary Compensation Table (“SCT”) for each applicable year.
(2)
Amounts in this column represent the average of the amounts reported for the Company’s NEOs as a group, excluding our CEO, in the “Total” column of the Summary Compensation Table for each applicable year. The NEOs included for purposes of calculating the average amounts for each applicable year are as follows:

Fiscal Year	Non-CEO NEOs
2023	Michael J. Valentine, Jasper B. Sanfilippo, Jr., Frank S. Pellegrino, Shayn E. Wallace and Julia A. Pronitcheva

2022	Michael J. Valentine, Jasper B. Sanfilippo, Jr., Frank S. Pellegrino, Shayn E. Wallace, Christopher H. Gardier and Michael J. Finn

2021	Michael J. Valentine, Jasper B. Sanfilippo, Jr., Frank S. Pellegrino and Shayn E. Wallace

(3)
Amounts in these columns represent the amount of compensation actually paid, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable fiscal year. The table below describes the adjustments, each of which is required by SEC rules, to calculate compensation actually paid from the summary compensation table totals for the CEO and our non-CEO NEOs.

	2023		2022		2021
Adjustments	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
Summary Compensation Table (SCT) Total	$2,831,801	$1,439,694	$1,776,327	$1,004,984	$3,515,050	$2,225,858
Adjustments for stock awards (a)
(Deduct): Aggregate value for stock awards included in SCT total for the covered fiscal year	(537,150)	(290,573)	(382,517)	(201,760)	(350,611)	(264,674)
Add: Fair value at year-end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	860,824	286,941	373,903	191,809	460,741	336,937
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	486,042	169,238	(134,440)	(77,296)	48,194	33,671
Add: Vesting date fair value of award granted and vested during the covered fiscal year	-	78,322	-	-	-	-
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	29,725	34,201	(4,131)	(4,793)	(27,555)	(16,957)
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	-	(68,199)	-	-	-	-
Add: Dividends or other earnings paid on award in the covered fiscal year prior to vesting if not otherwise included in the SCT total for the covered fiscal year	-	-	-	-	-	-
Adjustments for defined benefit pension plans
(Deduct): Aggregate change in actuarial present value included in SCT total for the covered fiscal year	(317,658)	(18,784)	-	-	(1,156,502)	(547,004)
Add: Service cost for the covered fiscal year	265,981	97,401	315,035	102,905	294,754	137,049
Add: Prior service cost for the covered fiscal year	-	-	-	-	-	-
Compensation Actually Paid (CAP)	$3,619,565	$1,728,241	$1,944,177	$1,015,849	$2,784,071	$1,904,880

(a)
The assumptions we used to calculate the value for RSUs included in the calculation of compensation actually paid did not differ materially from those used to calculate grant date fair value for such awards.
(4)
Total shareholder return (“TSR”) is cumulative for the measurement periods beginning on June 26, 2020 and ending on June 29, 2023, June 30, 2022 and June 24, 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group used in this disclosure is the Russell 2000 Consumer Staples Index, which is the same peer group used in Part II, Item 5 of our Annual Report on Form 10-K for the year ended June 29, 2023.
(5)
See Compensation Discussion and Analysis for further discussion on the structure of the SVA Plan.

Financial Performance Measures

As described in greater detail in “Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a pay for performance philosophy. The metrics that the Company uses are selected based on an objective of incentivizing our NEOs to increase our company’s performance, and in particular the economic value added to our business. The financial performance measure that, in our company’s assessment, represent the most important performance measures used to link compensation actually paid to our named executive officers to our company’s performance for fiscal year 2023 is as follows:

•
Ending SVA

Relationship Between Pay and Performance

The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following illustrations of the relationships between information presented in the Pay Versus Performance table above. The charts show below present a graphical comparison of compensation actually paid to our CEO and the average compensation actually paid to our other NEOs, as compared against the following performance measures: our (1) TSR, (2) peer group TSR, (3) net income, and (4) ending SVA.

CAP vs Total Shareholder Return
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
158.33
133.25
137.59
113.21
96.00
167.21
2021
2022
2023
PEO CAP
Average CAP to Non-CEO NEOs
Russell 2000 Consumer Staples TSR
JBSS TSR

CAP vs Net Income
Compensation Actually Paid
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Net Income
$64,000,000
$63,000,000
$62,000,000
$61,000,000
$60,000,000
$59,000,000
$58,000,000
2021
2022
2023
PEO CAP
Average CAP to Non-CEO NEOs
Net Income

CAP vs Ending SVA
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$38,500,000
$38,000,000
$37,500,000
$37,000,000
$36,500,000
$36,000,000
$35,500,000
$35,000,000
Ending SVA
2021
2022
2023
PEO CAP
Average CAP to Non-CEO NEOs
Ending SVA

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 5, 2023, except where otherwise indicated in the footnotes, with respect to the beneficial ownership of Common Stock and Class A Stock by (a) each individual, group, or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each of our directors and nominees for election as a director, (c) each of our named executive officers and (d) all of our directors and executive officers as a group. The information set forth in the table as to directors and executive officers is based upon information furnished to us by them in connection with the preparation of this Proxy Statement and our internal records. Except where otherwise indicated in the footnotes to this table, the mailing address of each of the stockholders named in the table is: c/o John B. Sanfilippo & Son, Inc., 1703 N. Randall Road, Elgin, Illinois 60123-7820.

Name	No. of Shares of Common Stock(1)	% of Outstanding Shares of Common Stock	No. of Shares of Class A Stock(1)(2)	% of Outstanding Shares of Class A Stock	% of Outstanding Votes on Matters Other than Election of Directors
Jeffrey T. Sanfilippo(3)+-	—	*	104,635	4.0	3.0
Jasper B. Sanfilippo, Jr.(3)+-	1,764	*	1,449,829	55.8	41.5
Lisa A. Sanfilippo(3)+	4,971	*	87,013	3.4	2.5
John E. Sanfilippo(3)+	4,279	*	127,019	4.9	3.7
James J. Sanfilippo(3)+	5,589	*	1,349,663	52.0	38.7
Total Sanfilippo Group(3)	16,603	*	1,768,496	68.1	50.7
Michael J. Valentine(4)+-	49,754	*	828,930	31.9	23.9
Total Valentine Group(5)	49,754	*	828,930	31.9	23.9
James A. Valentine(6)+	13,327	*	—	—	*
Frank S. Pellegrino(7)-	15,129	*	—	—	*
Shayn E. Wallace(8)-	2,032	*	—	—	*
Julia A. Pronitcheva(9)-	1,431	*	—	—	*
Ellen C. Taaffe(10)+	10,119	*	—	—	*
Pamela Forbes Lieberman(11)+	3,062	*	—	—	*
Mercedes Romero(12)+	2,033	*	—	—	*
BlackRock, Inc.(13)	1,418,769	15.8	—	—	4.1
Capital International Investors (14)	745,776	8.3	—	—	2.1
The Vanguard Group, Inc.(15)	745,822	8.3	—	—	2.1
Thrivent Financial for Lutherans(16)	495,398	5.5	—	—	1.4
All directors and executive officers as a group (15 persons)(17)	114,022	1.3	2,597,426	100	74.6

+ Denotes director.

- Denotes named executive officer.

* Less than one percent (1%).

(1)
Except as otherwise indicated below, for purposes of the table above, beneficial ownership means the sole power to vote and dispose of shares. In calculating each holder’s percentage ownership and beneficial ownership in the table above, shares of Common Stock which may be acquired by the holder through the conversion of RSUs that are vested on or within 60 days of September 5, 2023, are included.
(2)
Each share of Class A Stock is convertible at the option of the holder thereof at any time and from time to time into one share of Common Stock. In addition, the Restated Certificate provides that Class A Stock may be transferred only to (a) Jasper B. Sanfilippo (deceased) or Mathias A. Valentine, (b) a spouse or lineal descendant of Jasper B. Sanfilippo (deceased) or Mathias A. Valentine, (c) trusts for the benefit of any of the foregoing individuals, (d) entities controlled by any of the foregoing individuals, (e) John B. Sanfilippo & Son, Inc., or (f) any bank or other financial institution as a bona fide pledge of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee (collectively, the “Permitted Transferees”), and that upon any transfer of Class A Stock to someone other than a Permitted Transferee each share transferred will automatically be converted into one share of Common Stock.

(3)
On June 21, 2004, a Schedule 13D was filed jointly by the members of the Sanfilippo family referenced in the above beneficial ownership table (the “Sanfilippo Group”). Amendments to the Schedule 13D were filed on March 21, 2007, January 16, 2008, September 10, 2009, April 27, 2012, and September 13, 2018. The Sanfilippo Group made a single, joint filing to reflect the formation of a “group” within the meaning of Section 13(d)(3) of the Exchange Act. Except as expressly set forth in the Schedule 13D, each member of the Sanfilippo Group disclaims beneficial ownership of the Common Stock and Class A Stock beneficially owned by any other member of the Sanfilippo Group.

The members of the Sanfilippo Group are deemed to beneficially own an aggregate of 1,768,496 shares of Class A Stock, 13,393 shares of Common Stock, and 3,210 RSUs that are convertible to 3,210 shares of Common Stock on or within 60 days of September 4, 2023, which includes 68.1% of the total outstanding shares of Class A Stock. The Sanfilippo Group would own 16.6% of the total outstanding shares of Common Stock, assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock and assuming the Valentine Group has not converted any of their Class A shares to Common Stock. Based on the relative voting rights of the Class A Stock and Common Stock, the Sanfilippo Group has or shares 50.7% of the total outstanding voting power of our common equity, calculated by using 10 votes per share of Class A Stock and assuming that the applicable shares of Class A Stock are not converted into Common Stock. For additional information about our company’s status as a “controlled company” under Nasdaq rules, see “Corporate Governance—Controlled Company Status and Independence of the Board of Directors” above.

The beneficial ownership of the Sanfilippo Group is as follows:

Jeffrey T. Sanfilippo: The beneficial ownership of Jeffrey T. Sanfilippo includes (a) 21,856 shares of Class A Stock held directly, (b) 50,170 shares of Class A Stock held as trustee of the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006 (the “Jeffrey T. Sanfilippo Irrevocable Trust”), (c) 32,609 shares of Class A Stock held as trustee of the Jeffrey T. Sanfilippo Trust, dated October 4, 1991 (the “Jeffrey T. Sanfilippo Trust”). 50,170 shares of Class A Stock in the Jeffrey T. Sanfilippo Irrevocable Trust and 32,609 shares of Class A Stock in the Jeffrey T. Sanfilippo Trust have been pledged to financial institutions. The number of shares of Class A Stock pledged by such trusts is unchanged since the last proxy statement.

Jasper B. Sanfilippo, Jr.: The beneficial ownership of Jasper B. Sanfilippo, Jr. includes (a) 11,856 shares of Class A Stock held directly, (b) 1,349,663 shares of Class A Stock based on his serving as co-trustee of the Sanfilippo Family GST Trust, dated May 10, 2017 (the “Sanfilippo Family GST Trust”), (c) 55,701 shares of Class A Stock held as trustee of the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006, (d) 32,609 shares of Class A Stock held as trustee of the Jasper B. Sanfilippo, Jr. Trust, dated September 23, 1991 (the “Jasper B. Sanfilippo, Jr Trust”), (e) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Tallon Trust and (f) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Edward Trust. As co-trustee, Jasper B. Sanfilippo, Jr. shares voting and dispositive power over the 1,349,663 shares of Class A Stock held in the Sanfilippo Family GST Trust. 750,000 shares of Class A Stock in the Sanfilippo Family GST Trust and 55,701 shares of Class A Stock in the Jasper B. Sanfilippo Jr. Irrevocable Trust, dated October 6, 2006, have been pledged to financial institutions which is unchanged since the prior proxy statement of the company. Representatives of the Sanfilippo Family GST Trust have informed the Audit Committee that such trust has significant excess liquidity.

Lisa A. Sanfilippo: The beneficial ownership of Lisa A. Sanfilippo includes (a) 1,070 RSUs that are convertible to 1,070 shares of Common Stock on or within 60 days of September 5, 2023, (b) 4,232 shares of Class A Stock held directly, (c) 50,172 shares of Class A Stock held as trustee of the Lisa A. Evon Irrevocable Trust, dated October 6, 2006, (d) 32,609 shares of Class A Stock held as trustee of the Lisa Ann Sanfilippo Trust, dated October 4, 1991 (the “Lisa Ann Sanfilippo Trust”), (e) 1.401 shares of Common Stock held directly, (f) 517 shares of Common Stock based on her serving as trustee of the Sanfilippo GC William Trust, (g) 722 shares of Common Stock based on her serving as trustee of the Sanfilippo GC Nicholas Trust, (h) 516 shares of Common Stock based on her serving as trustee of the Sanfilippo GC Danielle Trust and (i) 745 shares of Common Stock based on her serving as trustee of the Sanfilippo GC Allison Trust.

John E. Sanfilippo: The beneficial ownership of John E. Sanfilippo includes (a) 1,070 RSUs that are convertible to 1,070 shares of Common Stock on or within 60 days of September 5, 2023, (b) 44,240 shares of Class A Stock held directly, (c) 50,170 shares of Class A Stock held as trustee of the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006, (d) 32,609 shares of Class A Stock held as trustee of the John E. Sanfilippo Trust, dated October 2, 1991, (e) 1,992 shares of Common Stock held directly, (f) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC John Trust and (g) 335 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Jasper L. Trust.

James J. Sanfilippo: The beneficial ownership of James J. Sanfilippo includes (a) 1,070 RSUs that are convertible to 1,070 shares of Common Stock on or within 60 days of September 5, 2023, (b) 1,349,663 shares of Class A Stock based on his serving as co-trustee of the Sanfilippo Family GST Trust, (c) 670 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Jaclyn Trust, (d) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Enzo Trust, (e) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Jasper J. Trust, (f) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC James Trust, (g) 321 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Grace Trust and (h) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Caroline Trust. As co-trustee, James J. Sanfilippo shares voting and dispositive power over the 1,349,663 shares of Class A

Stock held in the Sanfilippo Family GST Trust. As indicated above, certain shares of Class A Stock in the Sanfilippo Family GST Trust have been pledged to financial institutions which remain unchanged since the prior proxy statement of the company.

Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., Lisa A. Sanfilippo and John E. Sanfilippo, as trustees of each of their aforementioned trusts dated October 6, 2006, are also the sole beneficiaries under each of their respective trusts.

The beneficiaries of the Sanfilippo Family GST Trust are the descendants of Marian Sanfilippo, as grantor, which include James J. Sanfilippo and Jasper B. Sanfilippo, Jr., who together are the trustees of that trust, and also Jeffrey T. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo.

The information set forth in the table above and in the accompanying footnotes with respect to Lisa A. Sanfilippo, John E. Sanfilippo and James J. Sanfilippo is based solely on the Schedule 13D filed by the Sanfilippo Group, as amended on September 3, 2018, as well as supplemental information provided to our company by the members of the Sanfilippo Group.

(4)
Includes 828,930 shares of Class A Stock based on his serving as trustee of the following three trusts: the Trust for Michael J. Valentine, dated May 26, 1991, the Trust for James A. Valentine, dated May 26, 1991, and the Trust for Mary Jo Carroll, dated May 26, 1991, each of which owns 276,310 shares of Class A Stock. The beneficiaries of these trusts are the children of Mathias and Mary Valentine, including Michael J. Valentine, an executive officer and director of our company, and James A. Valentine, a director of our company. Includes 49,754 shares of Common Stock held directly by Michael J. Valentine.
(5)
Michael J. Valentine and Mathias A. Valentine formed a group as reflected by the Schedule 13D filed on April 27, 2012. However, as disclosed on a Schedule 13D filed on September 10, 2021, Mathias A. Valentine was no longer a member of such group and Mr. Michael J. Valentine is the only member of such group (the “Valentine Group”). The total beneficial ownership of the Valentine Group consists of such (a) 828,930 shares of Class A Stock and (b) 49,754 shares of Common Stock, which represents 31.9% of the issued and outstanding Class A Stock, and 9.0% of the issued and outstanding Common Stock assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock and assuming the Sanfilippo Group has not converted any of their Class A shares to Common Stock.

Based on the relative voting rights of the Class A Stock and Common Stock, Michael J. Valentine directly or indirectly controls 23.9%. In addition, the Valentine Group directly controls 23.9% of the total outstanding voting power of our common equity. These percentages assume that the applicable shares of Class A Stock are not converted into Common Stock and are calculated using 10 votes per share of Class A Stock.

(6)
Includes 9,423 shares of Common Stock held directly by James A. Valentine, 350 shares of Common Stock held indirectly by Mr. Valentine’s spouse and 3,554 RSUs that are convertible to 3,554 shares of Common Stock on or within 60 days of September 5, 2023. Excludes 276,310 shares of Class A Stock held as trustee by Michael J. Valentine, an executive officer and director of our company.
(7)
Includes 15,129 shares of Common Stock held directly by Frank S. Pellegrino.
(8)
Includes 2,032 shares of Common Stock held directly by Shayn E. Wallace.
(9)
Includes 1,431 shares of Common Stock held directly by Julia A. Pronitcheva.
(10)
Includes 10,119 RSUs that are convertible to 10,119 shares of Common Stock on or within 60 days of September 5, 2023.
(11)
Includes 1,070 RSUs that are convertible to 1,070 shares of Common Stock on or within 60 days of September 5, 2023 and 1,992 shares of Common Stock held directly by Pamela Forbes Lieberman.
(12)
Includes 1,070 RSUs that are convertible to 1,070 shares of Common Stock on or within 60 days of September 5, 2023 and 963 shares of Common Stock held directly by Mercedes Romero.
(13)
The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2023, filed by BlackRock, Inc. on August 11, 2023. The mailing address of BlackRock, Inc. is: 50 Hudson Yards, New York, NY 10001.
(14)
The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2023, filed by Capital International Investors on August 11, 2023. The mailing address of The Capital International Investors is: 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(15)
The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2023, filed by The Vanguard Group Inc. on August 14, 2023. The mailing address of The Vanguard Group Inc. is: PO Box 2600, V26, Valley Forge, PA 19482-2600.
(16)
The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2023, filed by Thrivent Financial for Lutherans on August 14, 2023. The mailing address of Thrivent Financial for Lutherans is: 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402-3211.

(17)
Includes 19,023 RSUs that are convertible to 19,023 shares of Common Stock on or within 60 days of September 5, 2023 (including the RSUs referred to in footnotes 3, 6, 10, 11, and 12).

REVIEW OF RELATED PARTY TRANSACTIONS

Our company has adopted a formal written policy governing the review and approval of related person transactions. Our related person transaction policy (the “RPT Policy”) covers transactions between the company and related persons. The RPT Policy defines a related person as (a) any executive officer or director of the company, (b) any nominee for election as a director of the company, (c) any beneficial owner of more than five percent of the voting securities of the company, (d) any immediate family member of any of the foregoing persons or (e) any entity in which any of the foregoing persons has or will have a direct or indirect material interest. The RPT Policy requires the Audit Committee, subject to certain exceptions, to review and approve each related person transaction, which is any financial or other transaction, arrangement or relationship in which the company is a participant and any related person will have a direct or indirect interest. The RPT Policy sets forth procedures which the Audit Committee follows in connection with approving recurring transactions where the company is purchasing goods or services, non-recurring transactions where the company is purchasing goods or services, transactions with related persons where the company is the seller of goods or services and the hiring and compensation of related persons. The Audit Committee will approve or ratify such related person transactions if the transaction is consistent with the best interests of the company and its stockholders, or as otherwise provided therein. The Audit Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing related person transactions. In addition, our Board of Directors, at its election, may designate a special committee of independent directors to review and approve related person transactions. Our Audit Committee, or any special committee that is so designated, may engage advisors to assist it in making the required evaluation of the terms of the proposed transactions.

Lease Arrangement

Our company currently rents our Selma, Texas, facility from Selma Investments, LLC. Selma Investments, LLC is a related person with the following individuals as members: the Sanfilippo Family GST Trust (25% owner), the Valentine Children Stock Partnership (25% owner), Rosalie Laketa (12 1/2% owner), Rita Zadurski (12 1/2% owner), the Joseph J. Karacic Trust (8 1/3% owner), the Roseanne E. Christman Trust (8 1/3% owner) and Elaine T. Donovan (8 1/3% owner). We originally acquired the Selma, Texas facility in 1992 and sold it to a series of partnerships in 2006, which later became Selma Investments, LLC, and leased back the facility. The sale price of the Selma facility in September 2006, which was based on an appraisal by Joseph J. Blake and Associates, Inc., an independent appraiser, was $14,300,000. The term of the lease was 10 years with three five-year renewal options.

In fiscal 2016, the company engaged a third party appraiser to evaluate the market value and the fair market rent for the Selma property and considered other potential alternatives with respect to the company’s operations at the Selma facility. After evaluating several options, the special committee unanimously approved the company entering into a lease extension with Selma Investments, LLC.

The company exercised two five-year renewal options to extend the lease to September 2026. The terms of the lease extension became effective September 2016 and provided for a decrease in the total rentable square feet, a decrease in rent per square foot and adjustments to the rent per square foot for the second five-year renewal option expiring in 2026 (and for the final renewal option, if exercised by our company) based on a Consumer Price Index Factor. Our company’s lease payment was fixed at $103,177 per month through the fifth anniversary date of such lease extension. In September 2021, the first five-year renewal option ended and the base monthly lease amount was reassessed. In accordance with the accompanying increase in the applicable Consumer Price Index Factor, the monthly payments increased to $113,624 beginning in September 2021.

The total amount paid under the lease in fiscal 2023 was $1,363,486. Our company has the option to purchase the facility and this option is irrevocable through any of the renewal periods. The purchase price would be the greater of $14,300,000 or 95% of the fair market value of the facility. Our company also has a right of first refusal, allowing it to match any offer that may be made on the leased premises from a third party.

Compensation Arrangements

The Compensation and Human Resources Committee (which consists of the same three members as the Audit Committee) has been delegated and reviewed and approved certain compensation (as disclosed in the “Compensation Discussion and Analysis” section above) of Jeffrey T. Sanfilippo, Michael J. Valentine and Jasper B. Sanfilippo, Jr. for fiscal 2023. The below compensation arrangements were also approved by our Compensation and Human Resources Committee under our RPT Policy.

During fiscal 2023, we paid compensation to James A. Valentine for his service as Senior Technical Advisor of our company. Mr. Valentine’s total compensation for fiscal 2023 was $371,206 including $98,397 of incentive compensation as a participant in the SVA Plan and $94,959 of equity compensation (or 1,322 RSUs overall with a fair value of $71.83 per share) related to an RSU grant with a grant date of November 17, 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officer and directors, as well as persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Commission and The Nasdaq Stock Market, LLC, and to furnish us with copies of these forms. To our knowledge, based solely on our review of Forms 3, 4, and 5 submitted to us, we believe that there were no instances of noncompliance with the filing requirements imposed by Section 16(a) of the Exchange Act during fiscal 2023 with respect to the foregoing persons with the exception of one late Form 4 filing for Michael J. Finn related to an inadvertent reinvestment of dividends.

OTHER ANNUAL MEETING MATTERS

Annual Report on Form 10-K

Our annual report on Form 10-K for the fiscal year ended June 29, 2023, has been included in the delivery of this Proxy Statement or is available at http://www.proxydocs.com/JBSS. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

We will provide without charge, upon the written request of any stockholder, a copy of our most recent fiscal year’s annual report on Form 10-K, including the financial statements and the financial statement schedules. Such written request should be directed to:

John B. Sanfilippo & Son, Inc.

Stockholder Annual Report Request

Attn: Corporate Secretary

1703 N. Randall Road

Elgin, Illinois 60123-7820

Stockholder Communication with Directors

We recognize the importance of providing our stockholders with the ability to communicate with members of the Board of Directors. Accordingly, we have established a policy for stockholder communications with directors. This policy is not intended to cover communications of complaints regarding (among other things) accounting or auditing matters, or human resources complaints, with respect to which we have established the “Anonymous Incident Reporting” policy, which is posted on our website at www.jbssinc.com. Stockholders wishing to communicate with the Board of Directors as a whole, or with certain directors individually, may do so by sending a written communication to the following address:

John B. Sanfilippo & Son, Inc.

Stockholder Communications with Directors

Attn: Corporate Secretary

1703 N. Randall Road

Elgin, Illinois 60123-7820

Each stockholder communication should include an indication of the submitting stockholder’s status as a stockholder. Each such communication will be received for handling by our Secretary for the sole purpose of determining whether the contents represent a communication to the Board of Directors or to an individual director. The Secretary will maintain originals of each communication received and will provide copies to the addressee(s) and any appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder. The Board of Directors, the committee(s) or the applicable individual director(s) may elect to respond to the communication as each deems appropriate.

Stockholder Proposals for the 2024 Annual Meeting

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Internet Notice, proxy statement and form of proxy for presentation at our 2024 annual meeting, the stockholder’s proposal must be received by us at our principal executive offices at 1703 N. Randall Road, Elgin, Illinois 60123-7820 by May 21, 2024. The proposal should be sent to the attention of the Secretary of our company.

If a stockholder intends to present a proposal at the 2024 annual meeting that is not to be included in our company’s proxy materials, the stockholder must comply with the various requirements established in our company’s Bylaws. Among other things, the Bylaws require that the holder of Common Stock submit a written notice to the Secretary of our company at the address in the preceding paragraph not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Thus, any notice by a holder of Common Stock must be received at our principal executive offices no later than the close of business on August 4, 2024, and no earlier than the close of business on July 5, 2024. However, if the annual meeting date is more than 30 days before or more than 70 days after such anniversary date, notice by stockholders must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on November 2, 2023. This year, we are again following the Commission’s “Notice and Access” rule. Most stockholders of record will receive the Internet Notice in lieu of a printed paper copy of our proxy materials. The Internet Notice provides instructions as to how stockholders can access our proxy statement and annual report online at http://www.proxydocs.com/JBSS, describes matters to be considered at the Annual Meeting, and gives instructions as to how shares can be voted. Stockholders receiving the Internet Notice can request a printed paper copy of the proxy materials by following the instructions set forth in the Internet Notice. Should a stockholder need directions on how to access the virtual Annual Meeting and vote electronically, please call (847) 214-4612.

Proxy Solicitation

The Internet Notice will be mailed to stockholders of record who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including our proxy statement and our annual report, at the Internet website address http://www.proxydocs.com/JBSS. All stockholders of record were either mailed the Internet Notice or mailed the printed proxy materials which include a proxy card. Stockholders who are beneficial owners of our stock held in street name (e.g. holding shares of our stock through a broker, bank or other holder of record) should follow the applicable instructions provided by their broker, bank or other holder of record to vote their shares. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice or information from their broker, bank or other holder of record.

Proxies will be solicited from stockholders by telephone, Internet and postal mail. Proxies may also be solicited by directors, officers and a small number of our regular employees personally or by mail, telephone, fax or e-mail, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Internet Notice, proxy materials, or any other soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their expenses in doing so. The entire cost of the preparation and mailing of the Internet Notice and the preparation and mailings of this Proxy Statement and accompanying materials, and the related proxy solicitation, will be borne by us.

Whether or not a stockholder plans to attend the Annual Meeting and vote electronically, we request that the stockholder read our proxy materials and submit the stockholder’s proxy vote. A stockholder submitting a proxy vote will not affect the stockholder’s right to attend the meeting and vote electronically. A stockholder who has given a proxy may revoke it by: (a) delivering a written notice of revocation to our Secretary prior to the exercise of the proxy at the Annual Meeting; (b) duly submitting a subsequent proxy so that it is received by 5:00 P.M. Eastern Time on November 1, 2023; or (c) attending the Annual Meeting and voting electronically. Any written notice of revocation should be received by us at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary before the closing of the polls at the Annual Meeting.

Stockholder Change of Address

Stockholders must submit changes to the address and/or title associated with their stock certificates by contacting our transfer agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

1-(800)-937-5449

www.astfinancial.com

We shall not be responsible for the consequences of a stockholder’s failure to provide such updates to our transfer agent, which could include, but are not limited to, loss of shares, non-payment of dividends or non-receipt of proxy solicitation materials.

Other Matters

Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the Internet Notice and the notice of the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

By Order of the Board of Directors

GINA M. LAKATOS
Secretary

Elgin, Illinois

September 18, 2023

Annex A

John B. Sanfilippo & Son, Inc.

2023 Omnibus Incentive Plan

John B. Sanfilippo & Son, Inc.
2023 Omnibus Incentive Plan

Article 1.
Establishment, Purpose and Duration
1.1
Establishment. John B. Sanfilippo & Son, Inc., a Delaware corporation, establishes the Plan as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3. This Plan and each Award granted hereunder are conditioned on the approval of the Plan by the stockholders of the Company. Awards granted prior to the Effective Date of this Plan are subject to the Prior Plan.
1.2
Purpose of this Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and the creation of stockholder value by (a) motivating superior performance of Participants by means of performance-related incentives, (b) linking Participants to stockholder interests by providing for the acquisition of an ownership interest in the Company, and (c) enabling the Company to attract and retain qualified and competent persons as service providers of the Company and to serve as members of the Board upon whose judgment, interest, and performance are required for the successful operations of the Company.
1.3
Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
Article 2.
Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1
“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.2
“Award” or “Awards” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.3
“Award Agreement” or “Award Agreements” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.4
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5
“Board” or “Board of Directors” means the Board of Directors of the Company.
2.6
“Cash-Based Award” or ‘Cash-Based Awards” means an Award, denominated in cash, granted to a Participant as described in Article 12.
2.7
“Cause” means, in the judgment of the Committee:
(a)
the breach by the Participant of any employment agreement, employment arrangement, Award Agreement or any other agreement with the Company or a Subsidiary;
(b)
the Participant engaging in a business (in any capacity) that competes with the Company or a Subsidiary;
(c)
the Participant disclosing business secrets, trade secrets or confidential information of the Company or a Subsidiary to any party;

(d)
dishonesty, misconduct, fraud or disloyalty by the Participant;
(e)
misappropriation of corporate funds;
(f)
failure to substantially perform his or her duties as an Employee or Director (for reasons other than physical or mental illness); or
(g)
such other conduct by the Participant of an insubordinate or criminal nature as to have rendered the continued employment or association of the Participant incompatible with the best interests of the Company and its Subsidiaries.
2.8
A “Change in Control” means, except as may otherwise be provided in an Award Agreement, the first date on which one of the following events occurs:
(a)
the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;
(b)
the sale, transfer or other disposition of all or substantially all of the Company’s assets other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, where more than 50% of the combined voting power of such entity’s securities outstanding immediately after such sale or disposition is owned by persons who were not stockholders of the Company immediately prior to such sale or disposition;
(c)
a change in the composition of the Board, as a result of which fewer than one-half of the Directors following such change in composition of the Board are Directors who either (i) had been Directors of the Company on the date 12 months prior to the date of the event that may constitute a Change in Control (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were still in office at the time of the election or nomination and (B) the directors whose election or nomination was previously approved pursuant to this Clause (ii); or
(d)
any transaction as a result of which any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, or any group that is controlled by Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) (during the 12 month period ending on the date of the most recent acquisition of voting securities), directly or indirectly, of the voting securities of the Company representing at least 30% of the total voting power of the Company (with respect to all matters other than the election of directors) represented by the Company’s then outstanding voting securities. For purposes of this Clause (d), the term “transaction” shall include any conversion of the Class A Stock, whether or not such conversion occurs in connection with a sale, transfer or other disposition of such Class A Stock.

For purposes of this definition: (i) the term “person” shall exclude: (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary; and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock (it being understood that for purposes of subsequently determining whether a Change in Control has occurred, all references to the “Company” in the definition of Change in Control shall be deemed to be references to the Company and/or such corporation, as applicable); (ii) the term “group” shall exclude any group controlled by any person identified in clause (i)(A) above and (iii) the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative thereto.

Except as otherwise determined by the Committee, any spin-off of a division or subsidiary of the Company to its stockholders will not constitute a Change in Control of the Company.

Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions, constitutes a change in ownership of the Company, a change in effective control of the Company, a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code or otherwise constitutes a change on control within the meaning of Section 409A of the Code; provided, however, if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be deemed vested in accordance with Article 17 and paid when it would otherwise have been paid but for the Change in Control.

2.9
“Class A Stock” means the Class A common Stock, $.01 par value per share, of the Company.

2.10
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.11
“Commission” means the Securities and Exchange Commission.
2.12
“Committee” means the Compensation and Human Resources Committee of the Board (or any successor thereto) or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, and any applicable listing or governance requirements of any securities exchange on which the Company’s Shares are listed.
2.13
“Company” means John B. Sanfilippo & Son, Inc., and any successor thereto as provided in Section 22.21.
2.14
“Corporate Transaction” has the meaning set forth in Section 4.4.
2.15
“Director” or “Directors” means any individual who is a member of the Board of Directors of the Company.
2.16
“Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period. With respect to any Award that constitutes deferred compensation under Code Section 409A and is subject to Code Section 409A, the Committee may not find that a Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A.
2.17
“Dividend Equivalent” or “Dividend Equivalents” has the meaning set forth in Article 18.
2.18
“Effective Date” has the meaning set forth in Section 1.1.
2.19
“Employee” or “Employees” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
2.20
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.21
“Fair Market Value” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange or any tier of NASDAQ on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the principal trading market of the Common Stock, or if no sales of Shares shall have occurred on such exchange on the applicable date the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

2.22
“Family Member” or “Family Members” means Jasper B. Sanfilippo, Sr. (“Jasper”), Mathias A. Valentine, (“Mathias”), a spouse of Jasper, a spouse of Mathias, any lineal descendant of Jasper or any lineal descendant of Mathias.
2.23
“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan by the Committee (or such later date as specified in advance by the Committee) or, in the case of an Award granted to a Nonemployee Director, the date on which such Award is approved by the Board (or such later date as specified in advance by the Board).
2.24
“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 7.2.
2.25
“Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.
2.26
“ISO Subsidiary” has the meaning set forth in Section 6.7.
2.27
“Nonemployee Director” or “Nonemployee Directors” means a Director who is not an Employee.
2.28
“Nonqualified Stock Option” or “Nonqualified Stock Options” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.29
“Option” or “Options” means an Award granted to a Participant pursuant to Article 6 which Award may be an Incentive Stock Option or a Nonqualified Stock Option.
2.30
“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as specified in the applicable Award Agreement.
2.31
“Other Stock-Based Award” or “Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.
2.32
“Parent Corporation” has the meaning set forth in Section 6.7.
2.33
“Participant” or “Participants” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.34
“Performance Period” or “Performance Periods” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award; provided, however, that a Performance Period may not be less than twelve months in duration.
2.35
“Performance Share” or “Performance Shares” means an Award granted pursuant to Article 10.
2.36
“Performance Unit” or “Performance Units” means an Award granted pursuant to Article 11.
2.37
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Article 8 and Article 9.
2.38
“Permitted Holders” means:
(a)
a Family Member;
(b)
a legal representative of a deceased or disabled Family Member’s estate, provided that such legal representative is a Family Member;
(c)
a trustee of any trust of which all the beneficiaries (and any donees and appointees of any powers of appointment held thereunder) are Family Members and the trustee of which is a Family Member;
(d)
a custodian under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act for the exclusive benefit of a Family Member, provided that such custodian is a Family Member;

(e)
any corporation, partnership or other entity, provided that at least 75% of the equity interests in such entity (by vote and by value) are owned, either directly or indirectly, in the aggregate by Family Members;
(f)
any bank or other financial institution, solely as a bona fide pledgee of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee; or
(g)
any employee benefit plan, or trust or account held thereunder, or any savings or retirement account (including an individual retirement account), held for the exclusive benefit of a Family Member.
2.39
“Plan” means this John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan, as the same may be amended from time to time.
2.40
“Prior Plan” means the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan, as amended, as in effect prior to the Effective Date of the Plan.
2.41
“Restricted Stock” means an Award granted pursuant to Article 8.
2.42
“Restricted Stock Unit” or “Restricted Stock Units” means an Award granted pursuant to Article 9.
2.43
“Retirement” means, except as may be otherwise defined under an Award Agreement, (a) for an Employee a Termination of Service, other than for Cause (or in anticipation of a for Cause Termination of Service (as determined by the Committee in its sole discretion)), to the extent the Employee has (i) attained age 60 and completed 5 years of service with the Company or any Subsidiary or (ii) attained age 55 and completed 10 years of service with the Company or any Subsidiary and (b) for a Nonemployee Director Termination of Service on or after the attainment of age 60.
2.44
“Share” or “Shares” means a share of common stock par, value $.01 per share, of the Company.
2.45
“Share Payment” has the meaning set forth in Section 22.2.
2.46
“Stock Appreciation Right(s)” or “SAR(s)” means an Award granted pursuant to Article 7.
2.47
“Subsidiary” or “Subsidiaries” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% of the total combined voting power of all classes of stock. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
2.48
“Tax Law” has the meaning set forth in Section 22.19.
2.49
“Termination of Service” means the following:
(a)
for an Employee, the date on which the Employee is no longer an Employee;
(b)
for a Nonemployee Director, the date on which the Nonemployee Director is no longer a member of the Board;
(c)
for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.

2.50
“Third-Party Service Provider” or “Third-Party Service Providers” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.
2.51
A “10% Owner” has the meaning set forth in Section 6.7.

Article 3.
Administration
3.1
General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.
3.2
Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:
(a)
To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;
(b)
To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration.
(c)
To correct any defect, omission, ambiguity or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(d)
To approve or rescind forms of Award Agreements for use under the Plan;
(e)
To determine Fair Market Value of a Share in accordance with Section 2.21 of the Plan;
(f)
To amend the Plan or any Award Agreement as provided in the Plan;
(g)
To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;
(h)
To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;
(i)
To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;
(j)
To determine whether Awards will provide for Dividend Equivalents;
(k)
To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;
(l)
To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable stockholder approval requirements set forth in Section 21.1 of the Plan;
(m)
To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(n)
To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares; and
(o)
To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereto including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service.

3.3
Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to either an Employee who is considered an officer (as defined in Rule 16a-1(f) of the Exchange Act); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4.
Shares Subject to This Plan and Maximum Awards
4.1
Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.4, the total number of Shares that are available for Awards shall be, in the aggregate, (a) the number of Shares that are available for Awards under the Prior Plan as of the Effective Date, plus (b) 200,000 Shares. Such Shares may be authorized and unissued Shares, treasury Shares, or Shares purchased by the Company in the open market, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.
4.2
Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:
(a)
Any Shares related to an Award granted under the Prior Plan or this Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.
(b)
Any Shares tendered (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Option Price of an Option granted under the Prior Plan or this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Prior Plan or this Plan, shall not become available again for grant under this Plan.
(c)
Any Shares that were subject to an SAR granted under the Prior Plan or this Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under this Plan.
4.3
Annual Award Limits. Subject to adjustment as set forth in Section 4.4 and as may be adjusted downward from time to time by resolution of the Board (which resolution shall have the same effect as if adopted by the Committee pursuant to Section 3.2 herein) (each of (a)-(c) an “Annual Award Limit” and collectively the “Annual Award Limits”):
(a)
the maximum aggregate number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 500,000 Shares (for avoidance of the doubt, this limit applies separately to each type of award);
(b)
the maximum aggregate number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards, shall be 250,000 Shares determined as of the date of payout (for avoidance of the doubt, this limit applies separately to each type of award); and
(c)
the maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, shall be $5,000,000 determined as of the date of payout.

Notwithstanding the foregoing, the Annual Award Limits for Nonemployee Directors shall be set forth in Section 16.3.

4.4
Adjustments. All Awards shall be subject to the following provisions:
(a)
In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding

Shares or distribution (other than normal (including annual and special) cash dividends) to stockholders of the Company, or any similar corporate event or transaction (each, a “Corporate Transaction”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Award Agreements, the number and kind of Shares subject to outstanding Awards, the Option Price or exercise price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.
(b)
In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any outstanding Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 15.4. In addition, adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under this Plan or the Shares covered by outstanding Awards, and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed or engaged by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.
(c)
The determination of the Committee as to the foregoing adjustments set forth in this Section 4.4, if any, shall be conclusive and binding on Participants under this Plan.
Article 5.
Eligibility and Participation
5.1
Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Nonemployee Directors and Third-Party Service Providers.
5.2
Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
5.3
Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.
Article 6.
Stock Options
6.1
Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.
6.2
Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.
6.3
Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.
6.4
Exercise Requirements. Except as otherwise provided by the Committee and set forth in the Award Agreement, each Option shall become exercisable in equal installments of 25% of the total number of Shares subject to such Option on each of the first, second, third and fourth anniversaries of the Option’s Grant Date; provided, however, that the Participant remains an Employee (or a Nonemployee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through each such anniversary of the Option’s Grant Date.
6.5
Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding the foregoing, the expiration of any right to exercise an Option will be tolled during any period the Participant cannot exercise the Option because such an exercise would violate applicable Federal, state, local or foreign law, provided that the period during which the Option may be exercised will not be extended more than thirty (30) days after the Option exercise right first would no longer violate an applicable Federal, state, local and foreign law. In the event a Participant incurs a Termination of Service, the Participant may exercise any then outstanding and exercisable Options in accordance with the following provisions:
(a)
If the Participant’s Termination of Service is due to death, any unexercised Options to the extent exercisable on the date of the Participant’s death, may be exercised, in whole or in part, at any time within one (1) year after the date of such Termination of Service by the Participant’s personal representative or by the person to whom the Options are transferred by will or the applicable laws of descent and distribution.
(b)
If the Participant’s Termination of Service is due to Disability or Retirement, any unexercised Option, to the extent exercisable at the date of such Disability or Retirement, may be exercised, in whole or in part, at any time within three (3) years after the date of such Termination of Service; provided that, if the Participant dies after such Termination of Service and before the expiration of such three (3) year period, unexercised Options held by such deceased Participant may be exercised by his or her personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one (1) year after the Participant’s date of death.
(c)
If the Participant’s Termination of Service is for any reason other than by death, Retirement, Disability, or Cause, any unexercised Option, to the extent exercisable on the date of such Termination of Service, may be exercised, in whole or in part, at any time within ninety (90) days from the date of such Termination of Service.

Notwithstanding anything herein to the contrary, in no event shall an extension of the term of an Option occur to the extent that such extension would result in adverse tax consequences under Code Section 409A or 422.

6.6
Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:
(a)
In cash or its equivalent;
(b)
By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;
(c)
By a cashless (broker-assisted) exercise;
(d)
By any combination of (a), (b) and (c); or
(e)
Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7
Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:
(a)
Special ISO definitions:
(i)
“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).
(ii)
“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).
(iii)
A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b)
Eligible employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.
(c)
Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.
(d)
Option price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.
(e)
Right to exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.
(f)
Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.
(g)
Termination of Service. In the event a Participant has a Termination of Service due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such Termination of Service or if shorter, the remaining term of the ISO. In the event a Participant has a Termination of Service for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such Termination of Service; provided, however, that such period may not exceed three months from the date of such Termination of Service or if shorter, the remaining term of the ISO.
(h)
Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.
(i)
Duration of plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.
(j)
Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.
(k)
Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.
Article 7.
Stock Appreciation Rights
7.1
Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.
7.2
Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.
7.3
Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its Grant Date.

7.4
Exercise Requirements. Except as otherwise provided by the Committee and set forth in the Award Agreement, each SAR shall become exercisable in equal installments of 25% of the total number of Shares subject to the SAR on each of the first, second, third and fourth anniversaries of the SAR’s Grant Date; provided, however, that the Participant remains an Employee (or a Nonemployee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through each such anniversary of the SAR’s Grant Date.
7.5
Exercise of SAR. A SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. In the event a Participant incurs a Termination of Service, the Participant may exercise any then outstanding and exercisable SARs in accordance with the following provisions:
(a)
If the Participant’s Termination of Service is due to death, any unexercised SARs to the extent exercisable on the date of the Participant’s death, may be exercised, in whole or in part, at any time within one (1) year after the date of death by the Participant’s personal representative or by the person to whom the SARs are transferred by will or the applicable laws of descent and distribution.
(b)
If the Participant’s Termination of Service is due to Disability or Retirement, any unexercised SAR, to the extent exercisable at the date of such Disability or Retirement, may be exercised, in whole or in part, at any time within three (3) years after the date of such Termination of Service; provided that, if the Participant dies after such Disability or Retirement and before the expiration of such three (3) year period, unexercised SARs held by such deceased Participant may be exercised by his or her personal representative or by the person to whom the SAR is transferred by will or the applicable laws of descent and distribution within one (1) year after the Participant’s date of death.
(c)
If the Participant’s Termination of Service for any reason other than by death, Retirement, Disability, or Cause, any unexercised SAR, to the extent exercisable on the date of such Termination of Service, may be exercised, in whole or in part, at any time within ninety (90) days from the date of such Termination of Service.

Notwithstanding any provision to the contrary in this Section 7.5 of the Plan, in no event shall the exercise period of a SAR extend beyond the term of the SAR as determined in accordance with Section 7.3 of the Plan.

7.6
Notice of Exercise. A SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.
7.7
Settlement of SARs. Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.6, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:
(a)
The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(b)
The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

Article 8.
Restricted Stock
8.1
Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
8.2
Nature of Restrictions. Each grant of Restricted Stock shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)
A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;
(b)
Restrictions based upon the achievement of specific performance goals;

(c)
Time-based restrictions on vesting following the attainment of the performance goals;
(d)
Time-based restrictions; or
(e)
Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.
8.3
Vesting Requirements. Except as otherwise provided by the Committee and set forth in the Award Agreement, each Award of Restricted Stock shall become fully vested and nonforfeitable on the third anniversary of the Award’s Grant Date; provided, however, that the Participant remains an Employee (or a Nonemployee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through such anniversary of the Grant Date); further, provided, however, that such Awards may vest earlier in accordance with Section 4.4 herein and the Committee, in its discretion, may provide for a vesting period to lapse in pro rata or graded installments over such three-year period.
8.4
Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).
8.5
Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from John B. Sanfilippo & Son, Inc.
8.6
Voting Rights. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.
Article 9.
Restricted Stock Units
9.1
Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.
9.2
Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)
A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;
(b)
Restrictions based upon the achievement of specific performance goals;
(c)
Time-based restrictions on vesting following the attainment of the performance goals;
(d)
Time-based restrictions; and/or
(e)
Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.
9.3
Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4
Vesting Requirements. Except as otherwise provided by the Committee and set forth in the Award Agreement, each Award of Restricted Stock Units shall become fully vested and nonforfeitable on the third anniversary of the Award’s Grant Date; provided, however, that the Participant remains an Employee (or a Nonemployee Director or continues to provide services as a consultant, as applicable) on a regular and continuous basis through such anniversary of the Grant Date); further, provided, however, such Awards may vest earlier in accordance with Section 4.4 or Section 17 herein and the Committee, in its discretion, may provide for a vesting period to lapse in pro rata or graded installments over such three-year period.
9.5
Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares unless otherwise specified in the Award Agreement.
Article 10.
Performance Shares
10.1
Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.
10.2
Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.
10.3
Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
10.4
Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of Shares unless otherwise specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.
Article 11.
Performance Units
11.1
Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.
11.2
Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.
11.3
Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
11.4
Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.
Article 12.
Other Stock-Based Awards and Cash-Based Awards
12.1
Grant of Other Stock-Based Awards and Cash-Based Awards.
(a)
The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)
The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.
(c)
Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.
12.2
Value of Other Stock-Based Awards and Cash-Based Awards.
(a)
Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.
(b)
Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.
12.3
Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.
Article 13.
Effect of Termination of Service

Unless otherwise provided in an Award Agreement, or determined in the discretion of the Committee, the impact of a Participant’s Termination of Service on a Participant’s then outstanding Awards shall be determined in accordance with following provisions.

(a)
If a Participant’s Termination of Service is due to death or Disability, such Termination of Service will affect the Participant’s then-outstanding Awards in the following manner:
(i)
the Participant’s then-outstanding Options and SARs that are not exercisable and as to which such ability to exercise depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall immediately become fully exercisable over the exercise period specified in Sections 6.5 and 7.5 of the Plan, respectively; and
(ii)
the Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in Shares unless otherwise provided for under the applicable Award Agreement as soon as practicable following such Termination of Service but no later than sixty days thereafter.
(b)
A Participant’s Termination of Service is due to Retirement, such Termination of Service will affect the Participant’s then-outstanding Awards as set forth in this Section 13(b), provided, however, that the Participant must notify an officer of the Company at least 365 days before their date of Retirement of the Participant’s desire to receive Retirement treatment for any Awards to be eligible for the conditions set forth in this Section 13(b). In the event that the Participant fails to so notify an officer of the Company at least 365 days before their date of Retirement, the Committee shall have the discretion to determine the treatment of the Participant’s Awards.
(i)
The Participant’s then-outstanding Options and SARs that are not exercisable and as to which such ability to exercise depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall immediately become fully exercisable over the exercise period specified in Sections 6.5 and 7.5 of the Plan, respectively; and
(ii)
the Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement as soon as practicable following such Termination of Service but no later than sixty days thereafter.
(c)
If a Participant’s Termination of Service is due to voluntary or involuntary Termination of Service, except in the case of Retirement, then the Participant’s then-outstanding Awards that are not exercisable or vested shall be immediately forfeited.
(d)
In the case of an Award that is not exercisable or vested upon a Participant’s Termination of Service due to death, Disability or Retirement and as to which the ability to exercise or vesting depends upon the satisfaction of one or more performance conditions (other than a service obligation) shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met, and shall be settled pro rata, based on the proportion of the applicable performance period during which the Participant was employed or engaged, in cash, Shares or a combination thereof as provided for under the applicable Award Agreement as soon as practicable but no later than sixty days after such Termination of Service due to death, Disability or Retirement.
Article 14.
Transferability of Awards and Shares
14.1
Transferability of Awards. Except as provided in Section 14.2, during a Participant’s lifetime, Options shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
14.2
Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 14.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.
14.3
Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.
Article 15.
Performance-Based Compensation
15.1
Performance Measures. The performance measures upon which the payment or vesting of an Award may include, without limitation, the following Performance Measures:
(a)
Book value;
(b)
Cash flow (including, funds from operations);
(c)
Customer Satisfaction;
(d)
Earnings (either in aggregate or on a per-share basis);
(e)
Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);
(f)
Economic value added;
(g)
Expenses/costs;
(h)
Gross or net income
(i)
Gross or net operating margins;
(j)
Gross or net profits
(k)
Gross or net revenues;
(l)
Margins;
(m)
Market share;
(n)
Net income;
(o)
Operating income;

(p)
Operational performance measures;
(q)
Pre-tax Income;
(r)
Productivity ratios;
(s)
Profitability ratios;
(t)
Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment);
(u)
Share price (including growth in share price and total stockholder return);
(v)
Stockholder value added which is equal to (i) the net operating profit after tax minus (ii) capital charge; where the capital charge is equal to invested capital multiplied by the weighted average cost of capital;
(w)
Strategic business objectives (including objective project milestones);
(x)
Transactions relating to acquisitions or divestitures;
(y)
Working capital; and/or
(z)
any other business criteria determined by the Committee.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 15.

15.2
Evaluation of Performance. Any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim expenses, judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) extraordinary nonrecurring items as described in then-current accounting principles or as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Form 10-K or annual report to stockholders for the applicable fiscal year; (h) foreign exchange gains and losses and/or (i) any other extraordinary or materially disruptive event or condition, as deemed appropriate by the Committee.
15.3
Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to adjust Awards with performance features downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
15.4
Committee Discretion. Nothing in this Article 15 is intended to limit the Committee’s discretion as otherwise set forth in the Plan.
Article 16.
Nonemployee Director Awards
16.1
Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.
16.2
Awards in Lieu of Fees. The Board or Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees)

or other type of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.
16.3
Annual Award Limits. The maximum number of Shares subject to Awards granted under the Plan or otherwise during any one (1) fiscal year to any Nonemployee Director, taken together with any cash fees paid by the Company to such Nonemployee Director during such fiscal year for service as a Nonemployee Director, will not exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), including for this purpose, the value of any Awards that are received in lieu of all or a portion of any annual cash retainers or other similar cash-based payments and excluding, for this purpose, the value of any Dividend Equivalents, if any, paid pursuant to any Award granted in a previous fiscal year. Nothing in this section shall limit an Award or other compensation in excess of the limit of this Section 16.3 to the extent such award or other compensation is approved by action of the Board whereby all affected Nonemployee Directors have recused themselves from such approval.
Article 17.
Effect of a Change in Control
17.1
Certain Rules. Except as otherwise determined by the Committee, any spin-off of a division or subsidiary of the Company to its stockholders will not constitute a Change in Control of the Company.
17.2
Discretionary Treatment; Default Provisions. The Committee shall determine the treatment of outstanding Awards prior to a Change in Control, except that to the extent the Committee takes no action (and except as otherwise expressly provided for in an Award Agreement or as required to comply with Code Section 409A):
(a)
all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;
(b)
all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied as of the date of the Change in Control; and
(c)
all Restricted Stock Units and Dividend Equivalents (not subject to performance goals) then outstanding shall become immediately vested, notwithstanding that the applicable retention cycle or restriction conditions shall not have been completed or met, and shall be settled pro rata, based on the proportion of the applicable Period of Restriction during which the Participant was employed or engaged, in cash, Shares or a combination thereof, as provided for under the applicable Award Agreement or otherwise settled within 30 days of the Change in Control (except to the extent that payment must be made pursuant to its original schedule in order to comply with Code Section 409A).
(d)
all Awards then outstanding subject to performance goals, including Performance Stock or Performance Stock Units, shall become immediately vested and deemed earned or satisfied at the greater of target or actual performance (as determined by the Committee), notwithstanding that the applicable performance cycle or restriction conditions shall not have been completed or met, and shall be settled pro rata, based on the proportion of the applicable Performance Period during which the Participant was employed or engaged, in cash, Shares or a combination thereof as provided for under the applicable Award Agreement or otherwise settled within 30 days of the Change in Control (except to the extent that payment must be made pursuant to its original schedule in order to comply with Code Section 409A.
17.3
Potential Treatment. Without limitation, except as expressly provided for in an Agreement, the Committee may elect prior to a Change in Control, that in the event of a Change in Control, that all or any portion of an Award, with no requirement of uniform treatment:
(a)
Shall be assumed or an equivalent award be substituted by the successor corporation in any Change in Control transaction, or a parent or subsidiary of such successor corporation;
(b)
Shall be cancelled or forfeited and settled in cash (except where such action would cause an excise tax to be payable pursuant to Code Section 409A); or
(c)
With respect to any unexercised portion of an Option or Stock Appreciation Right, shall be cancelled following the time permitted to exercise said Award.

17.4
409A Limitation. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.
Article 18.
Dividends and Dividend Equivalents

With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award granted to the Participant, with such dividends credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award of Restricted Stock as to which vesting depends upon the satisfaction of one or more performance conditions or solely upon the satisfaction of a service condition, such dividends shall be subject to the same performance conditions or service conditions, as applicable, as the underlying Award. Dividends shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Except for Options, SARs and Restricted Stock, the Committee may grant dividend equivalent payments (“Dividend Equivalents”) to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions or solely upon the satisfaction of a service condition, such Dividend Equivalents shall be subject to the same performance conditions or service conditions, as applicable, as the underlying Award. Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 19.
Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 20.
Rights of Participants
20.1
Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Article 3 and Article 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.
20.2
Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
20.3
Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
20.4
Nature of the Plan. This Plan is discretionary in its selection process, is provided in excess of regular compensation (salary and variable pay) and, in general, is intended to provide a special incentive for a Participant to continue his or her employment or service through the end of each applicable Award vesting and/or Performance Period.
Article 21.
Amendment and Termination
21.1
Amendment and Termination of the Plan and Awards.
(a)
Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)
Except as provided for in Section 4.4, the terms of an outstanding Award may not be amended, without prior stockholder approval, to:
(i)
reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,
(ii)
cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or
(iii)
cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.
(c)
Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
21.2
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.
21.3
Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2, 21.4 and 21.5, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
21.4
Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.
21.5
Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under Code Section 409A and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s “separation from service” (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). For purposes of Code Section 409A, a Participant’s right to receive any installment payments pursuant to any Award under this Plan shall be treated as a right to receive a series of separate and distinct payments.
Article 22.
General Provisions
22.1
Forfeiture Events.
(a)
In addition to the forfeiture events specified in Section 22.1(b), the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.
(b)
A Participant’s Termination of Service for Cause shall result in the forfeiture of the Participant’s outstanding and unexercisable Options and SARs and any outstanding and unvested Restricted Stock, Restricted Stock Units, Performance Shares,

Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant as of the date immediately preceding the Participant’s Termination of Service.
(c)
Awards under the Plan shall be subject to any compensation recoupment or clawback policy that the Company may adopt from time to time that is applicable by its terms to a Participant or Award. In addition, the Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for Cause, (ii) violation of material Company or Subsidiary policies, (iii) breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to a Participant, (iv) other conduct by a Participant that is detrimental to the business or reputation of the Company or any Subsidiary, or (v) a later determination that the vesting of, or amount realized from, a performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.
22.2
Tax Withholding.
(a)
Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount or such greater amount as may be permitted under applicable accounting standards or applicable law, to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan.
(b)
Share Withholding. With respect to withholding required upon the exercise of Options or SARS, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively referred to as “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from the Share Payment the number of Shares having a Fair Market Value on the date of the withholding is to be determined equal to the minimum statutory withholding requirement or such greater amount as may be permitted under applicable accounting standards or applicable law. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
22.3
Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
22.4
Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
22.5
Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
22.6
Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
22.7
Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)
Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
22.8
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.9
Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
22.10
Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)
Determine which Subsidiaries shall be covered by this Plan;
(b)
Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;
(c)
Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;
(d)
Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.10 by the Committee shall be attached to this Plan document as appendices; and
(e)
Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.11
Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
22.12
Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
22.13
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
22.14
Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
22.15
Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
22.16
No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

22.17
Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
22.18
Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.
22.19
No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
22.20
Indemnification. Subject to requirements of the laws of the state of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
22.21
Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders For Stockholders of record as of September 5, 2023 DATE: Thursday, November 2, 2023 TIME: 11:30 AM, Central Time PLACE: Via a live audio-only webcast at www.proxydocs.com/JBSS. There is no physical location for the 2023 Annual Meeting. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., and Gina M. Lakatos, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held live via the Internet (please visit www.proxydocs.com/JBSS for more details) on Thursday, November 2, 2023 at 11:30 A.M. Central Time, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/JBSS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-390-5359 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 5 1 YEAR ON PROPOSAL 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Pamela Forbes Lieberman #P2# #P2# FOR 1.02 Mercedes Romero #P3# #P3# FOR 1.03 Ellen C. Taaffe #P4# #P4# FOR FOR AGAINST ABSTAIN 2. Ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2024 Fiscal Year. #P5# #P5# #P5# FOR 3. Advisory Vote to Approve Executive Compensation. #P6# #P6# #P6# FOR 1YR 2YR 3YR ABSTAIN 4. Advisory Vote on the Frequency of Advisory Votes on Executive Compensation. #P7# #P7# #P7# #P7# 1 YEAR FOR AGAINST ABSTAIN 5. Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan. #P8# #P8# #P8# FOR Note: Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. You mustregister to attend the meeting online and/or participate at www.proxydocs.com/JBSS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders For Stockholders of record as of September 5, 2023 DATE: Thursday, November 2, 2023 TIME: 11:30 AM, Central Time PLACE: Via a live audio-only webcast at www.proxydocs.com/JBSS. There is no physical location for the 2023 Annual Meeting. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., and Gina M. Lakatos, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Class A Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held live via the Internet (please visit www.proxydocs.com/JBSS for more details) on Thursday, November 2, 2023 at 11:30 A.M. Central Time, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/JBSS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-390-5359 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 5 1 YEAR ON PROPOSAL 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Jasper B. Sanfilippo, Jr. #P2# #P2# FOR 1.02 Jeffrey T. Sanfilippo #P3# #P3# FOR 1.03 James J. Sanfilippo #P4# #P4# FOR 1.04 John E. Sanfilippo #P5# #P5# FOR 1.05 Lisa A. Sanfilippo #P6# #P6# FOR 1.06 James A. Valentine #P7# #P7# FOR 1.07 Michael J. Valentine #P8# #P8# FOR FOR AGAINST ABSTAIN 2. Ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2024 Fiscal Year. #P9# #P9# #P9# FOR 3. Advisory Vote to Approve Executive Compensation. #P10# #P10# #P10# FOR 1YR 2YR 3YR ABSTAIN 4. Advisory Vote on the Frequency of Advisory Votes on Executive Compensation. #P11# #P11# #P11# #P11# 1 YEAR FOR AGAINST ABSTAIN 5. Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan. #P12# #P12# #P12# FOR Note: Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/JBSS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X